     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2000


                                            REGISTRATION STATEMENT NO. 333-95917
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        BRUSH ENGINEERED MATERIALS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               OHIO                               3330                           APPLIED FOR
   (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL CODE           (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)               NUMBER)                     IDENTIFICATION NUMBER)

                             17876 ST. CLAIR AVENUE
                             CLEVELAND, OHIO 44110
                                 (216) 486-4200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               GORDON D. HARNETT
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        BRUSH ENGINEERED MATERIALS INC.
                             17876 ST. CLAIR AVENUE
                             CLEVELAND, OHIO 44110
                                 (216) 486-4200

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:
                             DAVID P. PORTER, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              901 LAKESIDE AVENUE
                             CLEVELAND, OHIO 44114
                                 (216) 586-3939

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement has become effective and all other conditions to the merger of Brush Wellman Inc. with Brush Engineered Materials Inc. pursuant to the merger agreement described in the enclosed proxy statement/prospectus have been satisfied or waived. The securities being offered are not presently traded on any national securities exchange or on the Nasdaq Stock Market.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
         TO BE REGISTERED                REGISTERED             PER SHARE                PRICE             REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, without par value...    16,332,758(1)(2)          $17.25(3)           $281,740,075(3)             --(4)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


(1) Represents the number of shares of common stock of the registrant issuable upon consummation of the merger described in the proxy statement/ prospectus.

(2) One preferred share purchase right will attach to and trade with each share of common stock. These rights are also covered by this registration statement and the value attributed to them, if any, is reflected in the market price of the common stock.


(3) Based upon the average high and low prices reported in the consolidated reporting system of the shares of common stock of Brush Wellman Inc., an Ohio corporation, on the New York Stock Exchange on March 28, 2000, in accordance with Rule 457(f) and Rule 457(c), and estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457.


(4) A filing fee of $95,111 was previously paid in connection with the initial filing of this registration statement on February 1, 2000. Pursuant to Rule 457(b), that amount has been credited against the fee payable hereunder. Accordingly, no amount is remitted herewith.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                PRELIMINARY COPY

                              PROXY STATEMENT FOR
                               BRUSH WELLMAN INC.

                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 2, 2000
                            ------------------------

                                 PROSPECTUS FOR
                        BRUSH ENGINEERED MATERIALS INC.
                            ------------------------

                           COMMON STOCK, NO PAR VALUE

     Your Board of Directors is furnishing this document to you in connection with the solicitation of your proxy for our Annual Meeting of Shareholders. Enclosed are a proxy card and a postage-paid envelope in which to return it. Whether or not you expect to attend the annual meeting in person, please sign, date and return the proxy. The signed proxy will let your shares be voted as you direct even if you cannot attend the meeting. If you do attend the meeting, you can, of course, vote in person.


     In addition to the election of directors and other matters customarily addressed at our annual meeting, you are being asked to approve a reorganization of our corporate structure, including the creation of Brush Engineered Materials Inc. as the publicly held parent of our businesses. In the reorganization, each share of Brush Wellman Inc.'s issued and outstanding common stock, other than shares to which dissenters' rights are exercised, will be converted automatically into one share of Brush Engineered Materials' Common Stock. Following the reorganization, our existing shareholders will own all of the shares of Brush Engineered Materials. Brush Wellman will be a wholly-owned subsidiary of the new holding company.


     The proposed reorganization of our corporate structure better reflects the way the company is organized and operates today and will in the future. In this new structure, each of our domestic and international businesses will be better positioned to capture the benefits of their individual growth opportunities unencumbered by and protected from the financial and operating risks of other regions or businesses. This new structure is consistent with our strategic emphasis and provides the added flexibility to take advantage of the opportunities presented by the rapid growth of the worldwide markets the company serves.

     We believe that the proposed structure enhances shareholder value by providing investors a better understanding of the value of each of our independent businesses. Our ability to focus on and capture the unique growth opportunities open to each of our businesses will be enhanced by this new structure. The added flexibility provided by the new structure will allow us to more easily consider alternatives to extract value from those individual businesses for our shareholders.


     The shares of Brush Engineered Materials are not presently traded on any national securities exchange or on the Nasdaq Stock Market. This document provides you with detailed information about the meeting and the proposed reorganization. We encourage you to read this entire document carefully. You may also obtain information about our company from publicly available documents that we have filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 32.


     We look forward to the meeting and seek your support for the continued growth of the enterprise.

                                          Sincerely,

                                          Gordon D. Harnett
                                          Chairman, President and Chief
                                          Executive Officer

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE COMMON STOCK TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


       The date of this proxy statement/prospectus is April 3, 2000, and it is first being mailed to shareholders on or about April 3, 2000.

                                PRELIMINARY COPY

                               BRUSH WELLMAN INC.
                             17876 ST. CLAIR AVENUE
                             CLEVELAND, OHIO 44110
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting of shareholders of Brush Wellman Inc. will be held at the Forum, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114, on May 2, 2000 at 11:00 a.m., local time, for the following purposes:

     (1) To elect three directors, each to serve for a term of three years and until a successor shall have been elected and qualified;

     (2) To reorganize Brush Wellman's capital and corporate structure:

           -- Through a merger, Brush Wellman will become a wholly-owned subsidiary of Brush Engineered Materials Inc., an Ohio corporation;

           -- Each share of common stock of Brush Wellman will be converted automatically into one share of common stock of Brush Engineered Materials;

     (3) To ratify the selection of Ernst & Young LLP as independent auditors for Brush Wellman and Brush Engineered Materials for the year 2000; and

     (4) To transact any other business that may properly come before the meeting.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REORGANIZATION AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE REORGANIZATION.

     Shareholders of record as of the close of business on March 6, 2000 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement of the meeting.

                                          Michael C. Hasychak
                                          Secretary


April 3, 2000


                      IMPORTANT -- YOUR PROXY IS ENCLOSED.

     PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ACCOMPANYING ENVELOPE.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Questions and Answers About the Annual Meeting..............    1
Summary.....................................................    4
General Information.........................................    5
Election of Directors.......................................    5
     Committees of the Board of Directors...................    9
     Director Compensation..................................    9
     Beneficial Ownership Table.............................   11
     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................   12
     Summary Compensation Table.............................   13
     Option Exercises in Last Fiscal Year...................   14
     Option Grants in Last Fiscal Year......................   14
     Long-Term Incentive Plans -- Awards in Last Fiscal
      Year..................................................   14
     Compensation Committee Report on Executive
      Compensation..........................................   15
     Cumulative Shareholder Return and Performance
      Presentation..........................................   17
     Pension and Retirement Benefits........................   18
Reorganization..............................................   20
     Reasons for the Reorganization.........................   20
     Description of the Merger..............................   21
     Exchange of Certificates...............................   22
     Capitalization of Brush Engineered Materials...........   22
     Employee Benefit Plans.................................   23
     Conditions to Consummation of the Merger...............   23
     Amendments, Deferral or Abandonment of Merger
      Agreement.............................................   24
     Factors Affecting the Consummation of the
      Reorganization........................................   24
     Post-Reorganization Board of Directors and Management
      of Brush Engineered Materials.........................   24
     Initial Funding of Brush Engineered Materials..........   25
     Federal and Ohio Income Tax Consequences of the
      Merger................................................   25
     Financial Statements...................................   27
     Price Range of Brush Wellman Common Stock; Dividends...   27
     Dissenters' Rights.....................................   28
     Description of Brush Engineered Materials Common
      Stock.................................................   29
     Description of Brush Engineered Materials Preferred
      Stock.................................................   30
     Registrar and Transfer Agent...........................   31
     Experts................................................   31
     Legal Matters..........................................   31
Appointment of Independent Auditors.........................   31
Shareholder Proposals.......................................   32
Where You Can Find More Information.........................   32
Other Matters...............................................   33


LIST OF ANNEXES
     Annex A -- Agreement of Merger
     Annex B -- Amended and Restated Articles of Incorporation of Brush
                Engineered Materials Inc.
     Annex C -- Amended and Restated Code of Regulations of Brush Engineered
                Materials Inc.
     Annex D -- Second Amended and Restated Articles of Incorporation of Brush
                Wellman Inc.
     Annex E -- Code of Regulations of Brush Wellman Inc.
     Annex F -- Sections 1701.84 and 1701.85 of the Ohio Revised Code
     Annex G -- Summary of Brush Engineered Materials Inc. Rights Agreement

                             QUESTIONS AND ANSWERS
                            ABOUT THE ANNUAL MEETING

I.   GENERAL

Q.  WHAT AM I BEING ASKED TO VOTE ON?

A. You are being asked to vote on three matters:

      --  the election of directors;

      --  the reorganization of our corporate structure, which includes:

           -- the creation of Brush Engineered Materials as the publicly held parent of our businesses;

           -- the conversion of all Brush Wellman common stock into common stock of Brush Engineered Materials with the result that you will be a shareholder of the parent company, Brush Engineered Materials, following the merger; and

      --  the ratification of the appointment of our independent auditors.

Q.  WHO IS ELIGIBLE TO VOTE?

A. You are eligible to vote at the annual meeting if you were a shareholder of record at the close of business on March 6, 2000.

II.  THE REORGANIZATION

Q.  WHY SHOULD I VOTE IN FAVOR OF THE REORGANIZATION?

A. The reorganization will improve our corporate structure. We believe it will offer the following benefits:

      -- the opportunity for enhanced shareholder value through providing an organizational structure that permits us to better reflect the way we run our businesses both as to operations and geographic regions;

      -- added flexibility to take advantage of opportunities, such as joint ventures, strategic alliances or other business partnerships, presented by the rapid growth of the worldwide markets the company serves; and

      -- increased separation of the financial, legal and operating risks of our various domestic and international operations through separate legal entities operating below the level of Brush Engineered Materials, which will be a holding company.

Q.  WHAT IS THE POSITION OF THE BOARD OF DIRECTORS REGARDING THE REORGANIZATION?

A. Your Board of Directors has unanimously approved the reorganization, including the merger agreement, and recommends that you vote FOR the reorganization.

Q.  HOW MANY SHARES OF BRUSH ENGINEERED MATERIALS WILL I RECEIVE?

A. You will receive one share of Brush Engineered Materials common stock for each share of Brush Wellman common stock you own. For example, if you own one hundred shares of Brush Wellman common stock, you will receive one hundred shares of Brush Engineered Materials common stock. Shareholders of Brush Engineered Materials will have ownership proportionate to their ownership of Brush Wellman, as adjusted only to reflect the effect of any Brush Wellman shareholders electing relief as dissenting shareholders under Ohio law.

Q.  HOW MANY VOTES ARE NEEDED FOR THE REORGANIZATION TO BE APPROVED?

A. At least a majority of the shares of the Brush Wellman common stock, voting as a class, must vote in favor of the reorganization for it to be approved.


   As of March 6, 2000, directors and executive officers of Brush Wellman owned and were entitled to vote approximately 386,527 shares of Brush Wellman common stock, or approximately 2.38% of the shares of Brush Wellman common stock outstanding on that date. The directors and executive officers have indicated that they intend to vote the shares of Brush Wellman common stock that they own for the reorganization.



Q. WILL I HAVE ANY DISSENTERS' RIGHTS IF I DO NOT VOTE IN FAVOR OF THE REORGANIZATION?



A. You are entitled to statutory dissenters' rights if you do not vote in favor of the reorganization. You must follow the procedures described in this document to assert your dissenters' rights. See "Dissenters' Rights" on page 28.

Q. WHAT ARE THE FEDERAL AND STATE INCOME TAX CONSEQUENCES TO ME RESULTING FROM THE REORGANIZATION?

A. The conversion of Brush Wellman common stock into Brush Engineered Materials common stock will be a tax free event to you under the federal income tax laws as well as the tax laws of the State of Ohio. You are urged to consult your tax advisor concerning the tax consequences to you based upon your particular circumstances.

Q.  HOW WILL MY RIGHTS AS A SHAREHOLDER DIFFER AFTER THE REORGANIZATION?

A. Your rights as a shareholder of Brush Engineered Materials will be governed by Brush Engineered Materials' articles of incorporation and code of regulations. The differences between the Brush Wellman and Brush Engineered Materials' articles of incorporation and code of regulations are described on page 29 of this proxy statement/prospectus.

III. PROCEDURES

Q.  WHAT DO I NEED TO DO NOW?

A. You are urged to mail your signed, dated proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the annual meeting.

Q.  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A. You may change your vote by:

      -- sending a written notice to the Corporate Secretary of Brush Wellman that is received prior to the shareholders' meeting and indicating that you revoke your prior proxy card;

      -- signing another proxy card and returning it by mail prior to the shareholders' meeting; or

      --  attending the shareholders' meeting and voting in person.

Q.  WHAT IF MY SHARES ARE HELD IN MY BROKER'S NAME?

A. Your broker will vote your shares with respect to the reorganization only if you provide written instructions to your broker on how to vote. If you do not provide your broker with instructions, your shares will not be voted with respect to the reorganization, but may be voted in the election of our directors and ratification of our independent auditors. To ensure that your broker receives your instructions, we suggest that you send them by fax or by certified mail, return receipt requested. If you wish to vote in person at the meeting, and hold your shares in your broker's name, you must contact your broker and request a document called a "legal proxy." You must bring this legal proxy to the meeting in order to vote in person.

Q.  WHAT IF I DO NOT VOTE?

A. Abstentions and broker non-votes will be counted as votes against the reorganization.

Q. SHOULD I SEND IN MY SHARE CERTIFICATES TO RECEIVE CERTIFICATES FOR SHARES OF BRUSH ENGINEERED MATERIALS?

A. No. Your share certificates representing Brush Wellman common stock will automatically represent Brush Engineered Materials common stock following the merger. There is no need to exchange your share certificates. You will, however, be permitted to exchange your share certificates for a certificate representing the same number of Brush Engineered Materials common stock printed on new certificate paper if you wish.

                      WHO CAN HELP ANSWER YOUR QUESTIONS?

     If you have additional questions or would like additional copies of this document, you should contact:

                                Brush Wellman Inc.
                                17876 St. Clair Avenue
                                Cleveland, Ohio 44110
                                Telephone: 216-486-4200
                                Attn: Corporate Secretary

                                    SUMMARY

     This summary highlights selected information from this document, and does not contain all of the information that is important to you. To understand the reorganization fully and for a more complete description of the legal terms of the reorganization, you should read carefully this entire document and the documents we have referred you to. See "Where You Can Find More Information" (page 32). We have included page references parenthetically to direct you to a more complete description of each topic presented in this summary.

THE COMPANIES (PAGE 20)

     Brush Wellman is a leading international producer and supplier of high-performance engineered materials and is the only fully-integrated producer of beryllium, beryllium-containing alloys and beryllia ceramic in the world. In addition, Brush Wellman produces engineered material systems and precious metal and specialty alloy products.

     Brush Engineered Materials, a wholly-owned subsidiary of Brush Wellman, is a newly formed Ohio corporation and has not conducted any business since its formation. Brush Merger Co., a wholly-owned subsidiary of Brush Engineered Materials, is an Ohio corporation newly formed for the sole purpose of implementing the reorganization. At the time of the merger, Brush Merger Co. will merge into Brush Wellman and cease to exist, and Brush Wellman will become a wholly-owned subsidiary of Brush Engineered Materials.

PROPOSED REORGANIZATION (PAGE 20)

     After the reorganization, we will continue the existing businesses of the company through Brush Wellman and other subsidiaries of Brush Engineered Materials. We anticipate reorganizing Brush Wellman's businesses into corporate structures under Brush Engineered Materials that better reflect our operations and geographic regions and that better protect each of our businesses from the risks inherent in others.

     If you vote in favor of the reorganization, you will be voting in favor of Brush Engineered Materials' capital structure as described in its articles of incorporation. Brush Engineered Materials will have only one class of common stock authorized and will have one class of preferred stock authorized. The articles of incorporation and code of regulations for Brush Engineered Materials reflect some changes from those of Brush Wellman.

     We encourage you to read the merger agreement, which is attached as Annex A to this document, because it governs the merger.

CONDITIONS TO THE MERGER (PAGE 23)

     A number of conditions must be met or waived prior to the merger before we will make it effective. The most significant conditions are:

      --  receipt of the required shareholder approval;


      -- that no more than 10% of the common stock, in the aggregate, are entitled to assert statutory dissenters' rights;


      --  receipt of a satisfactory tax opinion with respect to the merger; and

      -- New York Stock Exchange approval of the listing of Brush Engineered Materials common stock.

     We may also defer, terminate or abandon the merger agreement if we determine that it would be in the shareholders' or Brush Wellman's best interests.

EMPLOYEE BENEFIT PLANS (PAGE 23)

     Employee benefit and welfare plans are expected to continue substantially unchanged following the merger. Benefits that relate to investments in shares of Brush Wellman common stock, including the Brush Wellman Inc. Savings and Investment Plan and rights under stock option and other equity plans, will transfer to Brush Engineered Materials common stock. Some employees of Brush Wellman may become employees of Brush Engineered Materials, and Brush Engineered Materials may become a sponsor of some of Brush Wellman's employee benefit and welfare plans.

POST-REORGANIZATION BOARD OF DIRECTORS AND MANAGEMENT OF BRUSH ENGINEERED MATERIALS (PAGE 24)

     After the reorganization, the members of your Board of Directors currently serving their terms and those nominated in this document for election will serve as directors of Brush Engineered Materials. The directors of Brush Wellman, which will then be a wholly-owned subsidiary of Brush Engineered Materials, will be identified by management.

                              GENERAL INFORMATION

     Your Board of Directors is furnishing this document to you in connection with our solicitation of proxies to be used at our annual meeting of shareholders to be held on May 2, 2000.

     If you sign and return the enclosed proxy card, your shares will be voted as indicated on the card. Without affecting any vote previously taken, you may revoke your proxy by delivery to us of a new, later dated proxy with respect to the same shares, or by giving written notice to us before or at the annual meeting. Your presence at the annual meeting will not, in and of itself, revoke your proxy.


     At the close of business on March 6, 2000, the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting, we had outstanding and entitled to vote 16,332,758 shares of common stock.


     Each outstanding share of common stock is entitled to one vote on each matter brought before the meeting. Under Ohio law, shareholders have cumulative voting rights in the election of directors, provided that the shareholder gives not less than 48 hours notice in writing to the President, any Vice President or the Secretary of Brush Wellman that the shareholder desires that voting at the election be cumulative, and provided further that an announcement is made upon the convening of the meeting informing shareholders that notice requesting cumulative voting has been given by the shareholder. When cumulative voting applies, each share has a number of votes equal to the number of directors to be elected, and a shareholder may give all of the shareholder's votes to one nominee or divide the shareholder's votes among as many nominees as he or she sees fit. Unless contrary instructions are received on proxies given to Brush Wellman, in the event that cumulative voting applies, all votes represented by the proxies will be divided evenly among the candidates nominated by the Board of Directors, except that if voting in this manner would not be effective to elect all the nominees, the votes will be cumulated in the discretion of the Board of Directors so as to maximize the number of the nominees elected.

     In addition to the solicitation of proxies by the use of the mails, we may solicit the return of proxies in person and by telephone, telecopy or e-mail. We will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares and will reimburse them for their expenses. We will bear the cost of the solicitation of proxies.

     At the annual meeting, the inspectors of election appointed for the meeting will tabulate the results of shareholder voting. Under Ohio law, our articles of incorporation and our code of regulations, properly signed proxies that are marked "abstain" or are held in "street name" by brokers and not voted on one or more of the items before the meeting will, if otherwise voted on at least one item, be counted for purposes of determining whether a quorum has been achieved at the annual meeting. Votes withheld in respect of the election of directors will not be counted in determining the election of directors. Abstentions and broker non-votes in respect of the reorganization or the selection of independent auditors will have the same effect as votes against these items.

                            1. ELECTION OF DIRECTORS

     Brush Wellman's code of regulations provides for three classes of directors whose terms expire in different years. At the present time it is intended that proxies will be voted for the election of Gordon D. Harnett, William P. Madar and David H. Hoag. Pursuant to our code of regulations, the class of directors whose term expires in 2000 has been reduced from four members to three members effective upon the retirement of Mr. McInnes from the Board of Directors on May 2, 2000.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

     If any of these nominees should become unavailable, it is intended that the proxies will be voted as the Board of Directors determines. We have no reason to believe that any of the nominees will be unavailable. The three nominees receiving the greatest number of votes will be elected as directors of Brush Wellman.

     If the reorganization is approved, the existing directors and those elected at the annual meeting will become the directors of Brush Engineered Materials.

     The following table sets forth information concerning the nominees and the directors whose terms of office will continue after the meeting:

      NOMINEES WHOSE TERMS END IN 2003                       CURRENT EMPLOYMENT
--------------------------------------------------------------------------------------------

Gordon D. Harnett                               Chairman of the Board,
     Director since 1991                        President and Chief Executive Officer
Age -- 57                                       of Brush Wellman
Mr. Harnett has been Chairman of the Board, President and Chief Executive Officer of Brush
Wellman during the past five years. He is a director of Lubrizol Corporation, MA Hanna
Company and National City Bank, Cleveland.
--------------------------------------------------------------------------------------------

William P. Madar                                Chairman of the Board,
     Director since 1988                        Nordson Corporation
     Member -- Audit Committee, Governance      (Industrial Application Equipment
     Committee and Organization and             Manufacturer)
     Compensation Committee
Age -- 60
Mr. Madar was elected Chairman of the Board of Nordson Corporation effective October 1997.
Prior to that time, he served as Vice Chairman of Nordson Corporation from August 1996 until
October 1997 and as Chief Executive Officer from February 1986 until October 1997. From
February 1986 until August 1996 he also served as its President. He is a director of
Lubrizol Corporation, National City Bank, Cleveland and Nordson Corporation.
--------------------------------------------------------------------------------------------

David H. Hoag                                   Retired Chairman,
     Director since 1999                        The LTV Corporation
     Member -- Organization and Compensation    (Integrated Steel Producer and Metal
     Committee and Governance Committee         Fabricator)
Age -- 60
Mr. Hoag retired as Chairman of the Board of the LTV Corporation in January of 1999. He had
served as its Chairman since June 1991 and as Chief Executive Officer from February 1991 until September 1998 and President from January 1991 until July 1997. Mr. Hoag is a director of Lubrizol Corporation, MA Hanna Company, NACCO Industries, Inc. and The Chubb Corporation.
He is also the Chairman of the Board of Directors of the Federal Reserve Bank of Cleveland.
--------------------------------------------------------------------------------------------

     DIRECTORS WHOSE TERMS END IN 2002                       CURRENT EMPLOYMENT
--------------------------------------------------------------------------------------------

Albert C. Bersticker                            Retired Chairman,
     Director since 1993                        Ferro Corporation
     Member -- Governance Committee and         (Specialty Chemicals)
     Organization and Compensation Committee
Age -- 65
Mr. Bersticker was elected Chairman of Ferro Corporation in February 1996 and retired in
1999. He served as Chief Executive Officer of Ferro Corporation from 1991 until January of
1999 and as its President from 1988 until February 1996. Mr. Bersticker is a director of
Ferro Corporation, KeyCorp Inc. and Oglebay Norton Company.
--------------------------------------------------------------------------------------------

Dr. Charles F. Brush, III                       Personal investments
     Director since 1958
     Member -- Audit Committee and
     Organization and Compensation Committee
Age -- 76
There has been no change in Dr. Brush's occupation during the past five years.
--------------------------------------------------------------------------------------------

David L. Burner                                 Chairman, Chief Executive Officer and
     Director since 1995                        President
     Member -- Audit Committee and              The B.F. Goodrich Company
     Organization and Compensation Committee    (Specialty Chemicals and Aircraft Systems
                                                and Services)
Age -- 60
Mr. Burner was elected Chairman of The B.F. Goodrich Company in July 1997. He has served as
Chief Executive Officer of The B.F. Goodrich Company since December 1996 and as President since December 1995. Prior to his election as President, he served as Executive Vice
President of The B.F. Goodrich Company from October 1993 and as Senior Vice President from
April 1990. Mr. Burner is a director of Carolina Power & Light Company, Milacron Inc. and
The B.F. Goodrich Company.
--------------------------------------------------------------------------------------------

     DIRECTORS WHOSE TERMS END IN 2001                       CURRENT EMPLOYMENT
--------------------------------------------------------------------------------------------

Joseph P. Keithley                              Chairman, Chief Executive Officer &
     Director since 1997                        President,
     Member -- Governance Committee and         Keithley Instruments, Inc.
     Organization and Compensation Committee    (Electronic Test and Measurement Products)
Age -- 51
Mr. Keithley has been Chairman of the Board of Keithley Instruments, Inc. since 1991. He has served as Chief Executive Officer of Keithley Instruments, Inc. since November 1993 and as its President since May 1994. He is a Director of Keithley Instruments, Inc.
--------------------------------------------------------------------------------------------

William R. Robertson
     Director since 1997                        Managing Partner,
     Member -- Audit Committee and              Kirtland Capital Partners
     Organization and Compensation Committee    (Private Equity Investments)
Age -- 58
Mr. Robertson has been a Managing Partner of Kirtland Capital Partners since September 1997.
Prior to that time, he was President of National City Corporation from October 1995 until
July 1997. He also served as Deputy Chairman from August 1988 until October 1995.
--------------------------------------------------------------------------------------------

John Sherwin, Jr.
     Director since 1981                        President,
     Member -- Audit Committee and              Mid-Continent Ventures, Inc.
     Organization and Compensation Committee    (Venture Capital Company)
Age -- 61
Mr. Sherwin has been president of Mid-Continent Ventures, Inc. during the past five years.
--------------------------------------------------------------------------------------------

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors maintains, among other committees, an audit committee, a governance committee and an organization and compensation committee, the members of which are identified in the above table.

     The audit committee held three meetings in 1999. Its principal functions include:

      -- reviewing the engagement of independent auditors and recommending action by the full Board of Directors with respect to the auditors;

      -- reviewing the scope and results of the audit and any non-audit services performed by the auditors;

      -- reviewing the adequacy of Brush Wellman's internal auditing, accounting and financial controls; and

      -- reviewing with independent auditors their report and opinion upon completion of their audit, including a review of any significant transactions not in the ordinary course of business and compliance with company policies and code of conduct.

     The governance committee held two meetings in 1999. Its principal functions include:

      -- evaluation of candidates for board membership, including any nominations of qualified candidates submitted in writing by security holders to the Secretary of Brush Wellman;

      -- recommendations to the full Board of Directors of candidates to fill executive vacancies that arise from time to time; and

      -- recommendations to the full Board of Directors regarding Board of Directors governance matters.

     Any shareholder desiring to submit a candidate for consideration by the governance committee should send the name of the proposed candidate, together with biographical data and background information concerning the candidate, to:

                                Corporate Secretary
                                Brush Wellman
                                17876 St. Claire Avenue
                                Cleveland, Ohio 44110

     The organizational and compensation committee held six meetings in 1999. Its principal functions include:

      --  reviewing executive compensation;

      -- taking action where appropriate or making recommendations to the full Board of Directors with respect to executive compensation;

      --  recommending the adoption of executive benefit plans;

      --  granting stock options and other awards; and

      -- recommending action on matters relating to management succession and changes in organizational structure and review of investment of pension assets and funding position of retirement pensions.

     The Board of Directors held seven meetings in 1999. Nine of the directors attended at least 75% of the total meetings, and one director, David L. Burner, attended less than 75% of the total meetings, held by the Board of Directors and the committees on which they served during 1999.

                             DIRECTOR COMPENSATION

     Each director who is not an officer of Brush Wellman receives an annual retainer fee of $16,500 for each calendar year. The Chairman of each committee, if not an officer, receives an additional $1,000 on an annual basis. In addition, each director who is not an officer of Brush Wellman receives a fixed meeting fee of $17,500 on an annual basis.

     Brush Wellman maintains a Deferred Compensation Plan for Non-Employee Directors. This plan provides each non-employee director the opportunity to defer receipt of all or a portion of the compensation payable for his services as a director. Brush Wellman, in turn, transfers an amount equal to the reduction in compensation to a trust, which is invested, at the director's discretion, in Brush Wellman common stock or in accordance with Brush Wellman's investment policy. Directors are encouraged to take all or a portion of their compensation in the form of common stock. For 1999 and 2000, directors elected to receive an aggregate of $172,000 and $138,000 worth of Brush Wellman common stock on a deferred basis under this plan, respectively.

     Brush Wellman had also maintained a Stock Option Plan for Non-Employee Directors. The Stock Option Plan for Non-Employee Directors was replaced by the 1997 Stock Incentive Plan for Non-Employee Directors. The Stock Option Plan for Non-Employee Directors authorized a one-time grant of a non-qualified option to purchase shares of Brush Wellman common stock, at fair market value at the date of grant, to each non-employee director who had never been an employee of Brush Wellman. Eleven directors then in office each received a grant between April 1990 and October 1996 for 5,000 shares of common stock. Pursuant to a one-year extension of the term of the plan by the Board of Directors during 1997, one additional director received a grant on June 3, 1997 for 5,000 shares. Each option became exercisable six months after the date of grant and will expire ten years after the date of grant, subject to earlier termination in the event of termination of service on the board or disability. There are no more shares available under this plan. Under the 1997 Stock Incentive Plan, one director received a grant on February 3, 1999 of an option for 5,000 shares at an exercise price of $14.66. In addition, this plan provides for an automatic grant of 500 deferred shares of common stock to each eligible director on the business day following the annual meeting of shareholders. During 1999, nine directors were credited with 500 shares of Brush Wellman common stock each.

                           BENEFICIAL OWNERSHIP TABLE

     The following table sets forth, as of February 15, 2000, information with respect to the beneficial ownership of Brush Wellman common stock by each person known by Brush Wellman to be the beneficial owner of more than 5% of the common stock, by each present director of Brush Wellman, by executive officers of Brush Wellman and by all directors and executive officers of Brush Wellman as a group. Unless otherwise indicated in the note to this table, the shareholders listed in the table have sole voting and investment power with respect to shares beneficially owned by them. Shares that are subject to stock options that may be exercised within 60 days of February 15, 2000 are reflected in the number of shares shown and in computing the percentage of Brush Wellman common stock beneficially owned by the person who owns those options.

                                                          NUMBER OF SHARES          PERCENT OF CLASS
                 NON-OFFICER DIRECTORS                   -------------------        ----------------
Albert C. Bersticker...................................          16,187(1)(2)           *
Dr. Charles F. Brush, III..............................         336,384(1)(2)(3)          1.97%
David L. Burner........................................          16,441(1)(2)           *
David H. Hoag..........................................           9,262                 *
Joseph P. Keithley.....................................           6,535(1)(2)           *
William P. Madar.......................................          28,296(1)(2)           *
Robert M. McInnes......................................          23,078(1)(2)           *
William R. Robertson...................................          21,097(1)(2)(4)        *
John Sherwin, Jr.......................................          30,824(1)(2)(5)        *

NAMED EXECUTIVE OFFICERS
Gordon D. Harnett......................................         388,230(1)                2.28%
Alfonso T. Lubrano.....................................          20,857(1)              *
John J. Paschall.......................................          22,413(1)              *
William R. Seelbach....................................          27,992(1)              *
Stephen Freeman........................................          71,417(1)              *
All directors and executive officers as a group
  (including the Named Executive Officers) (21
  persons).............................................       1,251,086(6)                7.34%

OTHER PERSONS
SSB Citi Fund Management LLC
  388 Greenwich Street
  New York, New York 10013.............................       2,358,030(7)               13.84%
Private Capital Management, Inc.
  3003 Tamiami Trail North
  Naples, Florida......................................       1,318,136(8)                7.73%
Brush Wellman Inc. Savings and Investment Plan.........       1,285,060(9)                7.54%
Dimensional Fund Advisors
  1299 Ocean Avenue
  Santa Monica, California.............................         945,409(10)               5.55%
Joseph L. Harrosh
  40900 Grimmer Boulevard
  Fremont, California..................................         864,220(11)               5.07%

---------------

  * Less than 1% of common stock.

 (1) Includes shares covered by outstanding options exercisable within 60 days as follows: Mr. Harnett 352,000; Mr. Lubrano 13,800; Mr. Paschall 16,300; Mr. Seelbach 18,500; Mr. Freeman 64,000; and 5,000 for each of Messrs. Bersticker, Brush, Burner, Hoag, Keithley, Madar, McInnes, Robertson, and Sherwin. Also includes performance restricted shares granted in 1999 pursuant to the 1995 Stock Incentive Plan, as amended, which are subject to forfeiture if performance goals are not met, as follows: Mr. Harnett 11,606; Mr. Lubrano 13,800; Mr. Paschall 16,300; Mr. Seelbach 18,500; Mr.
     Freeman 64,000.

 (2) Includes shares deferred under the Deferred Compensation Plan for Non-Employee Directors, and 1997 Stock Incentive Plan for Non-Employee Directors as follows: Mr. Bersticker 10,687; Dr. Brush 9,948; Mr. Burner 11,441; Mr. Hoag 3,262; Mr. Keithley 1,535; Mr. Madar 22,096; Mr. McInnes 13,978; Mr. Robertson 5,597; and Mr. Sherwin 8,122.

 (3) Includes 40,000 shares owned by the Charles F. Brush III Charitable Remainder Unitrust of which Dr. Brush is trustee and 3,000 shares owned by the estate of Dr. Brush's wife, as to all of which Dr. Brush disclaims ownership.

 (4) Includes 500 shares owned by Mr. Robertson's wife of which Mr. Robertson disclaims ownership.

 (5) Includes 6,899 shares owned by Mr. Sherwin's wife and children and 3,008 held by Mr. Sherwin as Trust advisor of a charitable remainder trust, as to all of which Mr. Sherwin disclaims beneficial ownership.

 (6) Includes 708,520 shares subject to outstanding options held by officers and directors and exercisable within 60 days.

 (7) According to a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2000, as of January 24, 2000, Citigroup Inc. had shared voting power and shared dispositive power over 2,358,030 shares; Solomon Smith Barney Holdings Inc. had shared voting power and shared dispositive power over 2,358,030 shares; and SSB Citi Fund Management LLC, formerly SSBC Fund Management Inc., had shared voting power and shared dispositive power over 2,148,921 shares. SSB Citi Fund Management LLC is a wholly-owned subsidiary of Solomon Smith Barney Holdings Inc. Solomon Smith Barney Holdings Inc. is a wholly-owned subsidiary of Citigroup Inc. Each reported that it is an Investment Adviser under either the Investment Advisers Act of 1940 or a similar state law.

 (8) According to a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2000, as of February 15, 2000, Private Capital Management, Inc. ("PCM"), and Bruce S. Sherman, Chairman of PCM, each an Investment Adviser registered under the Investment Advisers Act of 1940, reported that PCM and Mr. Sherman were each deemed to be the beneficial owner of 1,318,136 shares, having shared dispositive power over those shares, which are held on behalf of PCM's clients. Mr. Sherman disclaims the existence of a group.

 (9) The Northern Trust Company, Chicago, Illinois, trustee for the Brush Wellman Inc. Savings and Investment Plan holds the shares in trust. All participants share voting power with the trustee of the Plan with respect to shares credited to their account.

(10) Dimensional Fund Advisors, an Investment Adviser registered under the Investment Advisers Act of 1940, reported on a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2000 that, as of February 4, 2000, it had sole voting and dispositive power with respect to 945,409 shares. Dimensional possesses voting and dispositive power by virtue of its role as investment adviser to four investment companies registered under the Investment Company Act of 1940 and as investment manager for other commingled group trusts and separate accounts. The shares over which Dimensional exercises voting and dispositive power are owned by the four investment companies and other group trusts and separate accounts and Dimensional disclaims beneficial ownership of these shares.

(11) According to a Schedule 13G filed with the Securities and Exchange Commission on January 5, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and officers and persons who own 10% or more of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Directors, officers and 10% or greater shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

     Based solely on our review of copies of forms that we have received, and written representations by our directors, officers and 10% or greater shareholders, our belief is that all of our directors, officers and 10% or greater shareholders complied with all filing requirements applicable to them with respect to transactions in our equity securities during the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the before-tax compensation for the years shown for Mr. Harnett and the four next highest paid executive officers at the end of 1999.

                                               ANNUAL                        LONG TERM
                                          COMPENSATION(1)                  COMPENSATION
                                         ------------------    -------------------------------------
                                                                 AWARDS      PAYOUTS
                                                               ----------    -------
           NAME AND                                            SECURITIES     LTIP       ALL OTHER
           PRINCIPAL                     SALARY      BONUS     UNDERLYING    PAYOUTS    COMPENSATION
           POSITION              YEAR      ($)        ($)       OPTIONS      ($)(2)        ($)(3)
           ---------             ----    -------    -------    ----------    -------    ------------
Gordon D. Harnett                1999    439,696(4)      --      37,000          --        13,191(4)
  Chairman of the Board,         1998    435,163(4)      --      30,000          --        70,169(4)
  President and                  1997    398,879(5) 160,846(6)   40,000          --        18,001(5)
  Chief Executive Officer

Alfonso T. Lubrano               1999    169,846(4) 125,800       7,000          --         5,376(4)
  President,                     1998    165,143(4)   9,360       6,000      47,866        10,495(4)
  Technical Materials, Inc.      1997    139,338(5)  85,368       6,000          --         6,024(5)

John J. Paschall                 1999    166,307(4) 123,210       8,000          --         7,530(4)
  President, Williams            1998    158,923(4)  84,700       6,000      26,081         6,802(4)
  Advanced Materials Inc.        1997    133,759(5)  67,807       6,000          --         5,031(5)

William R. Seelbach              1999    259,846(4)      --      11,000          --         8,845(4)
  President,                     1998    125,000(7)  35,000(7)    7,500          --            --
  Alloy Products                 1997      n/a        n/a        n/a          n/a          n/a

Stephen Freeman                  1999    207,877(4)      --       9,000          --         6,236(4)
  President,                     1998    206,537(4)      --       6,000          --        17,585(4)
  Brush Wellman International    1997    176,438(5)  50,054       9,000          --         7,602(5)

---------------
(1) A column to this table entitled "Other Annual Compensation" has been excluded because no compensation was paid to any of the named executive officers that requires disclosure as "Other Annual Compensation."

(2) Payouts in 1998 reflect performance restricted shares and performance shares awarded in 1996 that were earned by the named executive officers for the performance period 1996 through 1998, valued at Brush Wellman's common stock price on February 2, 1999 plus accumulated dividends earned on those shares.

(3) Except as noted in (4), and (5) amounts in All Other Compensation consist of company matching contributions to the Brush Wellman Inc. Savings and Investment Plan.

(4) Salary for 1999 and 1998 includes compensation the executive officer elected to replace with options to purchase property other than company securities under Brush Wellman's Key Employee Share Option Plan as follows: Mr. Harnett $16,781 and $22,292; Mr. Lubrano $1,921 and $9,051; Mr. Paschall $9,101 and
    $4,004; Mr. Seelbach $13,485 and $0; Mr. Freeman $4,788 and $9,659. All
    Other Compensation for 1999 and 1998 includes amounts in connection with options to purchase property other than Brush Wellman securities under Brush Wellman's Key Employee Share Option Plan as follows: Mr. Harnett $8,391 and $65,369; Mr. Lubrano $576 and $5,695; Mr. Paschall $2,730 and $2,002; Mr.
    Seelbach $4,045 and $0; and Mr. Freeman $1.436 and $12,785. The Key Employee Share Option Plan provides for options covering property with an initial value equal to the amount of compensation they replace, divided by 75%, and with an exercise price equal to the difference between that amount and the amount of compensation replaced. Thus, the executive officer may receive the increase or decrease in market value of the entire amount of the property covered by the option, including the exercise price. Mr. Harnett's salary for 1999 also includes $107,156 of deferred compensation under the Executive Deferred Compensation Plan.

(5) Salary for 1997 includes deferred compensation as follows: Mr. Harnett $19,385; Mr. Lubrano $4,081; Mr. Paschall $463; and Mr. Freeman $9,340. All Other Compensation for 1997 includes deferred compensation in respect of company matching credits under the Brush Wellman Inc. Supplemental Retirement Benefit Plan as follows: Mr. Harnett $13,201; Mr. Lubrano $1,224; Mr. Paschall $231; and Mr. Freeman $2,802.

(6) Bonus for 1997 includes deferred compensation of $3,868.

(7) Mr. Seelbach has only been an executive officer since June 1998. Bonus for 1998 reflects incentive compensation earned pursuant to an employment letter agreement, dated as of June 24, 1998, between Mr. Seelbach and Brush Wellman Inc., filed as an exhibit to the company's Form 10-Q for the quarterly period ended July 3, 1998.

                      OPTION EXERCISES IN LAST FISCAL YEAR

     The following table provides information about stock options exercised by the executive officers who are included in the Summary Compensation Table and the value of each officer's unexercised options at December 31, 1999.

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                       SHARES ACQUIRED                    OPTIONS AT DECEMBER 31, 1999      AT DECEMBER 31, 1999
        NAME             ON EXERCISE     VALUE REALIZED    EXERCISABLE/ UNEXERCISABLE    EXERCISABLE/ UNEXERCISABLE
        ----           ---------------   --------------   ----------------------------   --------------------------
Gordon D. Harnett....        --               --                   352,000/0                     396,520/0
Alfonso T. Lubrano...        --               --                    13,800/0                      15,708/0
John J. Paschall.....        --               --                    16,300/0                      20,957/0
William R.
  Seelbach...........        --               --                    18,500/0                      23,348/0
Stephen Freeman......        --               --                    64,000/0                      84,140/0

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information about stock option grants during 1999 to the executive officers who are included in the Summary Compensation Table. There was one grant of options to the named executive officers during the year.

                                         INDIVIDUAL GRANTS
                       ------------------------------------------------------
                                      PERCENT OF                                   POTENTIAL REALIZABLE VALUE AT
                       NUMBER OF    TOTAL OPTIONS                               ASSUMED ANNUAL RATES OF STOCK PRICE
                         SHARES       GRANTED TO     EXERCISE OF                    APPRECIATION FOR OPTION TERM
                       UNDERLYING     EMPLOYEES      BASE PRICE    EXPIRATION   ------------------------------------
        NAME            OPTIONS     IN FISCAL YEAR     ($/SH)         DATE       0%($)        5%($)         10%($)
        ----           ----------   --------------   -----------   ----------   -------   -------------   ----------
Gordon D. Harnett....    37,000         15.42%         $14.69        2/2/09        $0        $341,823      $866,247
Alfonso T. Lubrano...     7,000          2.92          $14.69        2/2/09        $0        $ 64,669      $163,885
John J. Paschall.....     8,000          3.33          $14.69        2/2/09        $0        $ 73,908      $187,297
William R.
  Seelbach...........    11,000          4.58          $14.69        2/2/09        $0        $101,623      $257,533
Stephen Freeman......     9,000          3.75          $14.69        2/2/09        $0        $ 83,146      $210,709

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     No performance restricted shares or performance shares were awarded during the year 1999 pursuant to the 1995 Stock Incentive Plan, as amended.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Organization and Compensation Committee of the Board of Directors is composed of all independent, non-employee directors of the board. The committee is responsible for developing and making policy recommendations to the board with respect to Brush Wellman's executive compensation. In addition, the committee, pursuant to authority delegated by the board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of Brush Wellman.

COMPENSATION PHILOSOPHY -- PAY FOR PERFORMANCE

     The committee's compensation philosophy is to recognize superior results with superior monetary rewards. Where results are below expectation, pay will directly reflect the less-than-targeted performance.

TOTAL COMPENSATION STRATEGY

     The executive compensation strategy is to attract and retain qualified executives and to provide appropriate incentives to achieve the long-term success of Brush Wellman and to enhance shareholder value over the long term. Brush Wellman employs a total compensation strategy, taking into consideration base pay, annual performance compensation and long-term incentives. Base salary is generally established at moderately competitive levels, and greater weight is put on the performance-driven portions of the compensation package.

BASE SALARY

     Base salaries are established by the committee based on an executive's job responsibilities, level of experience, individual performance and contribution to the business. Consistent with generally published executive compensation surveys, in 1999 the Chief Executive Officer's base salary rate was increased by the committee by 4.7% from $420,000 to $440,000, and the executive officers, other than the Chief Executive Officer, received 4% increases in base salary. A few executives received higher increases due primarily to increased responsibilities and/or enlarged scope of their business units.

ANNUAL PERFORMANCE COMPENSATION

     A Management Performance Compensation Plan provides for annual, single-sum cash payments that are based on achieving preestablished financial objectives. These objectives are established by the committee on an annual basis. The Chief Executive Officer's annual performance compensation was based entirely on financial performance and was 100% dependent on total company results. The other executive officers' annual performance compensation was also completely based on financial performance and was dependent on company results and/or relevant business unit results.

     The percentage of base salary available for annual performance compensation under the Management Performance Compensation Plan varies according to the level of the individual's responsibility. The Chief Executive Officer may attain 52% of base pay for achieving the targeted objective, 104% for exceeding the maximum objective, and 0% if the minimum objective is not attained. Likewise, the other executive officers may achieve 37%, 74% and 0%, respectively. In 1999, Brush Wellman's minimum objective, which was based on earnings per share, was not achieved. As a result, the Chief Executive Officer did not receive a payout from this plan. The Presidents of Williams Advanced Materials Inc., Technical Materials, Inc. and Electronic Products did receive payouts as a result of the financial performance of their individual business units as measured by operating income. All other executives did not receive a payout from this plan.

LONG TERM INCENTIVES

     Stock Incentive Plan. The shareholder-approved 1995 Stock Incentive Plan was designed to afford the Committee flexibility in making awards to align Brush Wellman's long-term incentives with shareholder interest. The Stock Incentive Plan provides the committee the ability to design stock-based incentives for the achievement of superior results over multi-year periods.

     In early 1998, the committee granted performance awards with management objectives based solely on stock price appreciation for a three-year performance period from January 1, 1998 through December 31, 2000, under the Stock Incentive Plan. Eligible participants were granted combined awards of performance restricted shares, performance shares and performance units, which will be earned only if the management objectives are reached during the performance period. The amount of each of these performance awards was established by applying a factor to the base salary for each eligible individual. The Chief Executive Officer's 1998-2000 awards give him the opportunity to earn performance restricted shares and performance units equivalent to 100% of base pay in effect at January 1, 1998, based on the average stock price on January 27, 1998, the date of grant. The Chief Executive Officer was granted 11,606 performance restricted shares, together with one half that number of performance shares. Performance restricted shares will be forfeited to the extent the goals specified by the committee are not met, and the performance share portion of the award will only result in the issuance of shares if performance over the three-year performance period exceeds target.

     The other executive officers also received similar performance awards in accordance with the Stock Incentive Plan. Their opportunity to receive performance restricted shares and performance units for the 1998 through 2000 performance period was equivalent to 45% to 70% of base pay in effect at January 1, 1998. In addition, one half of the number of performance restricted shares were also granted in the form of performance shares.

     Stock Options. Stock options are typically granted annually to executives and other selected employees whose contributions and skills are important in the long-term success of Brush Wellman. The options are granted with an exercise price equal to the market price of Brush Wellman's stock on the day of grant and vest over a period of up to four years and expire after ten years.

     In 1999, a total of 145 selected employees were awarded options. The overall number of option shares granted was approximately 1.4% of total shares outstanding.

     The committee established a range of potential option awards for the Chief Executive Officer and executive officers based on a 1997 total compensation study performed on behalf of Brush Wellman. The specific number of stock options granted to an executive was determined by the committee based upon the individual's level of responsibility, recommendations by management, and a subjective judgment of the committee of the executive's contribution to the performance of the company. The number of options currently held by each executive was not taken into consideration. In 1999, the committee granted the Chief Executive Officer a stock option covering 37,000 shares of Brush Wellman common stock.

DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1 MILLION A YEAR

     In 1993, Congress enacted Section 162(m) of the Internal Revenue Code of 1986, effective for tax years beginning in 1994. This legislation precludes a public corporation from taking a deduction for compensation in excess of $1 million per year for its Chief Executive Officer or any of its four other highest-paid executive officers. However, some performance-based compensation is specifically exempt from the deduction limit. The limitation has no immediate applicability to Brush Wellman. However, any compensation derived from performance restricted shares or performance shares awarded under the Stock Incentive Plan is expected to be exempt from the limit on corporate tax deductions.

     The foregoing report has been furnished by the Organization and Compensation Committee of the Board of Directors.

William A. Madar (Chairman)
Albert C. Bersticker
Charles F. Brush, III
David L. Burner
David H. Hoag
Joseph P. Keithley
Robert M. McInnes
William R. Robertson
John Sherwin, Jr.

           CUMULATIVE SHAREHOLDER RETURN AND PERFORMANCE PRESENTATION

     The following graph sets forth the cumulative shareholder return on Brush Wellman common stock as compared to the cumulative total return of the S&P 500 Index for the five year period ending December 31, 1999, and a self-constructed index consisting of Brush Wellman, Cabot Corporation, Carpenter Technology Corp., Chase Industries Inc., Olin Corporation, Precision Castparts Corp. and Worthington Industries, Inc. (1)

                              [PERFORMANCE GRAPH]

                                             COMPARISON OF FIVE YEAR TOTAL RETURN (2)
                                       -----------------------------------------------------
                                       BRUSH WELLMAN INC.   S&P 500   SELF-CONSTRUCTED INDEX
                                       ------------------   -------   ----------------------
1994.................................        100.00         100.00            100.00
1995.................................        100.65         137.44            154.31
1996.................................         98.36         169.15            156.15
1997.................................        152.24         225.57            184.56
1998.................................        113.21         290.03            142.63
1999.................................        112.47         351.07            136.32

---------------

(1) Brush Wellman is a leading international producer and supplier of beryllium, beryllium containing alloys, beryllia ceramic, engineered material systems, precious metal and specialty alloy products. Most competitors are either divisions or subsidiaries of larger corporations, or privately-held companies. Brush Wellman does not fit easily into any standardized peer company listing. A customized peer group has been developed, consisting of specialty engineered materials producers that either compete directly with Brush Wellman for major portions of their business, operate using similar production technologies or serve similar markets.

(2) Assumes that the value of Brush Wellman common stock and each index was $100 on December 31, 1994 and that all dividends were reinvested.

                        PENSION AND RETIREMENT BENEFITS

     The Brush Wellman Inc. Pension Plan is a defined benefit plan under which Messrs. Harnett, Seelbach and Freeman are currently accruing benefits. The Technical Materials, Inc. Pension Plan is a defined benefit plan under which Mr. Lubrano is currently accruing benefits. The Williams Advanced Materials Inc. Retirement Plan is a defined benefit plan under which Mr. Paschall is currently accruing benefits. The following tables show the estimated annual pension benefits under the qualified pension plan as well as benefits provided under the Supplemental Retirement Benefit Plan, to the extent that they supplement benefits provided under the qualified pension plan, which would be payable, without reduction for any optional form of payment, to employees in various compensation classifications upon retirement at age 65 after selected periods of service.

           TABLE FOR PARTICIPANTS OF BRUSH WELLMAN INC. PENSION PLAN

FINAL AVERAGE                                           YEARS OF SERVICE AT AGE 65
 ANNUAL PAY                        --------------------------------------------------------------------
  AT AGE 65                        10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
-------------                      --------    --------    --------    --------    --------    --------
  $150,000.......................  $19,075     $28,612     $38,150     $47,687     $57,225     $66,762
   200,000.......................   26,218      39,327      52,435      65,544      78,653      91,762
   300,000.......................   40,503      60,755      81,007     101,259     121,510     141,762
   400,000.......................   54,789      82,184     109,578     136,973     164,367     191,762
   500,000.......................   69,075     103,612     138,150     172,687     207,225     241,762
   600,000.......................   83,361     125,041     166,721     208,401     250,082     291,762
   700,000.......................   97,646     146,469     195,293     244,116     292,939     341,762
   800,000.......................  111,932     167,898     223,864     279,830     335,796     391,762
   900,000.......................  126,218     189,327     252,435     315,544     378,653     441,762

        TABLE FOR PARTICIPANTS OF TECHNICAL MATERIALS, INC. PENSION PLAN

FINAL AVERAGE                                                YEARS OF SERVICE AT AGE 65
 ANNUAL PAY                                   --------------------------------------------------------
  AT AGE 65                                   10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS
-------------                                 --------    --------    --------    --------    --------
  $150,000..................................  $19,154     $28,731     $38,308     $47,884     $57,461
   200,000..................................   25,538      38,308      51,077      63,846      76,615
   300,000..................................   38,308      57,461      76,615      95,769     114,923
   400,000..................................   51,077      76,615     102,153     127,692     153,230

   TABLE FOR PARTICIPANTS OF WILLIAMS ADVANCED MATERIALS INC. RETIREMENT PLAN

FINAL AVERAGE                                           YEARS OF SERVICE AT AGE 65
 ANNUAL PAY                        --------------------------------------------------------------------
  AT AGE 65                        10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
-------------                      --------    --------    --------    --------    --------    --------
  $150,000.......................  $20,160     $30,240     $40,320     $50,400     $60,480     $70,560
   200,000.......................   27,660      41,490      55,320      69,150      82,980      96,810
   300,000.......................   42,660      63,990      85,320     106,650     127,980     149,310
   400,000.......................   57,660      86,490     115,320     144,150     172,980     201,810

     The compensation covered by the respective qualified pension plan and the Supplemental Retirement Benefit Plan is regular base salary, sales commissions and various other performance compensation. The compensation covered by these plans is the same as the amounts shown in the salary, bonus and other amounts of the LTIP Payouts columns of the Summary Compensation Table on page 13. Under the Brush Wellman Inc. Pension Plan and the Technical Materials, Inc. Pension Plan, "Final Average Annual Pay at Age 65" is based on an employee's highest compensation for any five consecutive calendar years of employment. Under the Williams Advanced Materials Inc. Retirement Plan, "Final Average Annual Pay at Age 65" is based on an employee's highest compensation for any five consecutive September 1st through August 31(st) computation periods during the last ten years of employment. Credited years of service for pension benefit purposes for Harnett, Lubrano, Paschall, Seelbach and Freeman is 7, 11, 1, and 7, respectively. Mr. Harnett, through the Supplemental Retirement Benefit Plan, which adds 14 years to Mr. Harnett's service, has 22 years of service for pension benefit purposes. The amounts shown in the above tables are computed on the basis of a straight-life annuity for the employee's life only. The benefits shown in the Brush Wellman pension plan table are subject to reductions, in the case of Mr. Harnett, for pension benefits from previous employers.

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with various senior executives, including all of the executive officers named in the Summary Compensation Table on page 13. These agreements provide benefits to the senior executives in the event there is a "change in control" of Brush Wellman. The material aspects of the employment agreements are summarized below.

     In the event of a change in control, each of Messrs. Paschall and Lubrano will, if still an employee, remain employed in substantially his position for at least three years and each executive other than Messrs. Paschal and Lubrano will, if still an employee, remain employed in substantially his position for four years. In each case, the executive's employment may be terminated earlier upon the first to occur of the death of the executive or his reaching age 65. During the period, he will:

      -- receive an annual amount at least equal to his salary rate in effect at the beginning of this period or, if higher, his salary rate at any time during the two full calendar years immediately before the change in control;

      -- receive the highest incentive compensation award received by him in any of the prior three years; and

      -- continue to participate in all of our benefit plans in which he was participating and to receive all perquisites and other benefits that were available to him at the time of the change in control without reduction in the level of benefits received.

     After a change in control, the executive may be terminated by us for "cause." If he is terminated without cause, or if he voluntarily terminates his employment for any of the specified reasons described below, he will be entitled to receive a lump sum payment equal to the present value of the remaining salary and incentive compensation that would otherwise have been paid to him. Brush Wellman is obligated to secure these payments through a trust to be funded at or prior to the time of any change in control. The executive will also be entitled to the continuation of benefits and perquisites. The agreements include procedures intended to provide that none of the foregoing will constitute "parachute payments" under Section 280G of the Internal Revenue Code. In general, tax penalties would be imposed on the executive and Brush Wellman if any of the foregoing were determined to constitute parachute payments. The agreements for Messrs. Paschall and Lubrano contain comparable provisions that limit payments to each of them to two times their average taxable income for a period of five years.

     The executive may terminate his employment with Brush Wellman and still be entitled to receive the payments specified above in the event of:

      -- his good faith determination that, due to changed circumstances significantly affecting his position with Brush Wellman, he is unable to carry out his duties and responsibilities;

      -- any reduction in compensation or any substantial reduction in position; or

      -- any requirement that he have as his principal office any place more than 50 miles from his principal residence at the time of the change in control.

     If the executive is terminated without cause, or if the executive terminates his employment for any of the reasons specified above, he is, in general, obligated to use reasonable efforts to seek other comparable employment for a period of two years or, if less, the balance of the period of his employment following a change in control. He is also generally obligated to pay Brush Wellman 50% of all employment income from other employers earned by him during that time and is subject for the same time to specified prohibitions on competition.

     Brush Wellman is obligated to pay all attorneys' and related fees and expenses incurred by an executive as a result of Brush Wellman's failure to perform its obligations under his agreement or as a result of specified challenges to the validity or enforceability of, or the executive's performance under, his agreement. This obligation of Brush Wellman must be secured by insurance or as the Board of Directors otherwise determines.

     Mr. Seelbach, whose employment with Brush Wellman commenced on July 1, 1998, is eligible for a separation package if, other than in connection with a change in control, he is terminated without cause or if he voluntarily terminates his employment within five years of employment with Brush Wellman for any of the specified reasons set forth above applicable to other senior executives. In addition, if Mr. Seelbach is not nominated to at least President and Chief Operating Officer within three years of his full time employment with Brush Wellman, Mr. Seelbach is eligible for the separation package. Mr. Seelbach's separation package includes a payment equal to one year base salary at the higher of the rate at the time of separation and any prior base salary rate and includes continuation of benefits. It also includes a payment equal to 50% of the prior year's incentive compensation, if the separation occurs during the first six months of the year, and 100% if the separation occurs during the second six months of the year. In addition, Brush Wellman is obligated to maintain each element of Mr. Seelbach's base salary at a level equal to at least the second highest level in Brush Wellman or, where performance factors are involved, will have a reasonable probability of being at least the second highest level in the company.

     It has not been determined to what extent the obligations under the employment agreements of Brush Wellman will become obligations of Brush Engineered Materials, as opposed to or in addition to Brush Wellman, following the reorganization.

                               2. REORGANIZATION


     If a shareholder of record returns a signed proxy in the enclosed form, the shares represented by the proxies will be voted for the reorganization described in this document, unless you instruct otherwise. Your Board of Directors has approved and adopted a merger agreement, a copy of which is attached as Annex A and incorporated in this document by reference. Consummation of the merger and the related transactions contemplated by the merger agreement will result in a new holding company structure in which Brush Engineered Materials will become the publicly held parent of Brush Wellman. The consolidated financial condition of Brush Engineered Materials immediately after the merger will be the same as ours immediately prior to the merger. See "Financial Statements" on page 27.


                         REASONS FOR THE REORGANIZATION

     Brush Wellman currently operates two primary businesses: the Metal Systems Group and the Microelectronics Group. The Metal Systems Group is comprised of Alloy Products, Beryllium Products and Engineered Materials Systems and includes our wholly-owned subsidiary Technical Materials. The second business segment is the Microelectronics Group, which is comprised of Electronic Products (formerly Ceramic Products) and two wholly-owned subsidiaries, Williams Advanced Materials and Circuit Processing Technology, Inc. The following diagram shows conceptually our corporate structure before the reorganization and the type of structure that may evolve after the reorganization:

            BEFORE THE REORGANIZATION                                      AFTER THE REORGANIZATION
-------------------------------------------------    --------------------------------------------------------------------
               BRUSH WELLMAN INC.                                      BRUSH ENGINEERED MATERIALS INC.
-------------------------------------------------    --------------------------------------------------------------------
Williams Advanced      Technical     Foreign and     Brush         Brush         Williams      Technical     Other
Materials Inc.         Materials,    Other           Wellman Inc.  Wellman       Advanced      Materials,    Operations
                       Inc.          Operations                    International Materials     Inc.
                                                                                 Inc.

     We believe that our proposed reorganization will result in a more efficient corporate structure and will provide added flexibility for our future operations:

     - Organizing Our Corporate Structure to Match Our Operating Structure. Once Brush Engineered Materials becomes the sole shareholder of Brush Wellman, we expect to reorganize our divisional and subsidiary operations so that our formal corporate structure conforms to the way we currently and plan to manage our operations. We may also be able to more readily separate some management functions and costs that are appropriately limited to one operation or another. We believe the legal and functional separation of these operations and will facilitate management and operational efficiency.

     - Separating the Risks of Our Individual Businesses from Each Other. Our current structure includes operating divisions within Brush Wellman, our corporate parent, which means that we do not have legal separation between many of our businesses. Forming a new holding company is an important first step in legally separating our businesses. We believe that maintaining or establishing separate corporations will segregate the actual or perceived financial, legal and operating risks of individual business units from the risks associated with other business units. As an example, our international operations have risks associated with operations in foreign countries, such as currency, employment law and governmental differences, that are different from risks associated with domestic companies. We anticipate separating our international marketing operations from our domestic operations. This structure will also permit us to separate the businesses within our Microelectronic Group from those of our Metal Systems Group, which have different risks. The legal and functional separation of these operations serves our strategy of attempting to limit the effects of various financial and legal risks associated with contingent claims, such as product liability actions or environmental claims, to our businesses that incur these claims.

     - Positioning Our Separate Operations for Growth and Other
       Opportunities. We anticipate that the reorganization of our formal corporate structure to match geographic and product line divisions will give our domestic and international businesses more flexibility to capture the benefits of their individual growth opportunities. For example, we anticipate that the new structure, by creating separate entities and by reducing the risks of our separate businesses, would be more attractive than our existing structure for potential joint ventures, strategic alliances or other business partnerships. We also believe that our new corporate structure will be better suited for potential acquisitions or dispositions and for financing acquisitions or other growth opportunities. We believe that the proposed structure is consistent with our strategic emphasis on growth and provides our operations with the flexibility necessary to take advantage of the opportunities created by the rapid growth of the worldwide markets we serve.

We are currently assessing the final structure of our operations following the reorganization. Our analysis will be affected by a variety of tax, accounting and legal considerations. We anticipate initial phases of the reorganization, such as the transfer of Williams Advanced Materials and Technical Materials, will occur shortly after the effective time of the merger. Other steps will occur later in this or other fiscal years.

                           DESCRIPTION OF THE MERGER

     The following discussion summarizes the material terms of the merger agreement set forth in Annex A. Pursuant to the agreement, Brush Merger Co. will merge into Brush Wellman. Brush Wellman will be the surviving corporation, but will become a wholly-owned subsidiary of Brush Engineered Materials. After the merger, Brush Wellman will continue to do business under its present name and initially will have the rights, benefits, obligations and liabilities that we had prior to the merger. As a result of the merger, Brush Engineered Materials will be the sole shareholder of Brush Wellman, and the present shareholders of Brush Wellman will become the shareholders of Brush Engineered Materials.

     At the present time, 100 shares of Brush Engineered Materials are issued and outstanding, all of which are held by Brush Wellman. Presently, 100 shares of Brush Merger Co. are issued and outstanding, all of which are held by Brush Engineered Materials. The merger agreement provides that, after satisfaction or waiver of all conditions under the merger agreement, Brush Wellman and Brush Merger Co. will file the appropriate certificate with the Secretary of State of Ohio, and as a result, Brush Merger Co. will be merged into Brush Wellman. In the merger, each share of Brush Wellman common stock issued and outstanding at the effective time of the merger, other than those held by persons exercising statutory dissenters' rights, will be converted into one share of Brush Engineered Materials common stock, and Brush Engineered Materials will become the sole shareholder of Brush Wellman. The 100 shares of Brush Engineered Materials outstanding prior to the effective time of the merger will be canceled. As of March 6, 2000, there were 16,332,758 shares of Brush Wellman common stock issued and outstanding, and 6,193,045 shares of Brush Wellman common stock were held in treasury. After the merger, there will be 16,332,758 shares of Brush Engineered Materials common stock issued and outstanding if no holders of common shares exercise statutory dissenters' rights.



     Pursuant to the Ohio General Corporation Law and Brush Wellman's articles of incorporation, the approval of the reorganization requires the affirmative vote of the holders of at least a majority of the outstanding common stock, voting as a class. As of March 6, 2000, directors and executive officers of Brush Wellman owned and were entitled to vote approximately 386,527 shares of Brush Wellman common stock, which represented approximately 2.38% of the shares outstanding on that date. Each Brush Wellman director and executive officer has indicated his present intention to vote for the reorganization.


     Your approval of the reorganization will also constitute your approval of:

      -- the amended and restated articles of incorporation and the amended and restated code of regulations of Brush Engineered Materials, each of which will be in effect upon consummation of the merger;

      -- the conversion of outstanding stock options and rights for Brush Wellman common stock into options or rights to purchase or receive Brush Engineered Materials common stock; and

      -- all amendments to all of the foregoing deemed appropriate by our Board of Directors and the Board of Directors of Brush Engineered Materials to effect the reorganization.

     After the merger, Brush Engineered Materials will consider other corporate restructurings involving its subsidiaries. Although the exact nature of these transactions requires further planning and may necessitate the approval of Brush Wellman's lenders, the goal would be to eventually move to a corporate structure similar to the structure obtained in the post-reorganization diagram presented above, with operating subsidiaries for various businesses positioned below Brush Engineered Materials.

                            EXCHANGE OF CERTIFICATES

     If the reorganization is approved, your shares of Brush Wellman common stock will automatically convert into Brush Engineered Materials common stock. You should retain your certificates for shares of Brush Wellman common stock because those certificates would then represent Brush Engineered Materials common stock. While you do not need to exchange your share certificates following the merger, you will be permitted to do so if you wish. Please contact our Corporate Secretary for further information. See "Where You Can Find More Information" on page 32.

     At the effective time of the merger, holders of certificates representing shares of Brush Wellman common stock will cease to have any rights, other than dissenter's rights, with respect to the shares. Each certificate will be deemed for all corporate purposes to evidence the Brush Engineered Materials common stock into which the shares have been converted. Our stock transfer books will be closed at the close of business on the business day immediately preceding the effective time of the merger, and the holders of record of shares of Brush Wellman common stock will become holders of Brush Engineered Materials common stock as provided in the merger agreement.

                  CAPITALIZATION OF BRUSH ENGINEERED MATERIALS

     At the present time, Brush Engineered Materials has 60,000,000 authorized shares of common stock and 5,000,000 authorized shares of preferred stock, 100 shares of common stock of which have been issued and are outstanding. These outstanding shares will be canceled and extinguished in the merger so that the only outstanding Brush Engineered Materials common stock will be those you and other Brush Wellman shareholders receive in the merger.

     The 60,000,000 shares of Brush Engineered Materials common stock authorized represent a number of shares that is greater than that number required in order to effect the merger, but that is the same number as authorized for Brush Wellman common stock. The Board of Directors of Brush Wellman believes that it is still desirable to have 60,000,000 authorized shares of Brush Engineered Materials common stock so that shares in sufficient number may be issued in the future without further action by shareholders, except as may be required by applicable laws or regulatory rules, to facilitate future stock dividends, stock splits and similar transactions, as well as future financings or acquisitions and for other purposes. Although there currently are no plans to issue such additional shares, except under the 1995 Stock Incentive Plan, as amended, it is possible that, from time to time, Brush Engineered Materials may consider transactions involving the issuance or reservation of additional shares.

     All Brush Engineered Materials common stock issued in the merger will be validly issued, fully paid and nonassessable. As of March 6, 2000, the number of record holders of Brush Wellman common stock was 2,310.

                             EMPLOYEE BENEFIT PLANS

     Except as described below with respect to stock benefits, all of our employee benefit and welfare plans, which include our medical plans and pension plans, are expected to continue substantially unchanged and benefits under these plans are not expected to be substantially affected by the merger. We expect that substantially all of our plans providing stock benefits will continue in effect after the merger, adjusted to reflect Brush Engineered Materials common stock as the stock issuable instead of Brush Wellman common stock. Brush Wellman, Brush Engineered Materials and our subsidiaries, however, reserve the right to modify any employee benefit or welfare plan. Some employees of Brush Wellman may become employees of Brush Engineered Materials, and Brush Engineered Materials may become a sponsor of some of Brush Wellman's employee benefit and welfare plans.

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Consummation of the merger is subject to various conditions that must be satisfied or waived prior to the merger. These conditions include:

      --  receipt of the requisite approval of our shareholders;

      -- receipt of satisfactory opinions of counsel with respect to various federal and Ohio income tax matters, as described under "Federal and Ohio Income Tax Consequences of the Merger" on page 25;


      -- entitlement of no more than 10% of Brush Wellman common stock to assert statutory dissenters' rights; and


      -- the shares of Brush Engineered Materials common stock having been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

     Brush Wellman can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived. Brush Wellman cannot at this point determine whether it would resolicit proxies in the event that it decides to waive any of the items listed above. This decision would depend upon the facts and circumstances leading to Brush Wellman's decision to complete the merger and whether Brush Wellman believes there has been a material change in the terms of the merger and its effect on Brush Wellman's shareholders. In making its determination, Brush Wellman would consider, among other factors, the reasons for the waiver, the effect of the waiver on the terms of the merger and the prospects for the reorganization.

     If Brush Wellman determines that a waiver of a condition would materially and adversely change the prospects for the reorganization or the terms of the merger including the expected qualification of the merger as a tax-free transaction under the Internal Revenue Code, it will resolicit proxies.

     Except for the filing of a Certificate of Merger with the Secretary of State of Ohio, no federal or state regulatory requirements must be complied with or approvals obtained for the consummation of the merger. It is anticipated that the merger will be consummated as soon as practicable after the conditions to the consummation of the merger are satisfied, or on a later date that is, in the judgment of your Board of Directors, in the best interests of the shareholders or Brush Wellman.

            AMENDMENTS, DEFERRAL OR ABANDONMENT OF MERGER AGREEMENT

     The merger agreement provides that Brush Engineered Materials, Brush Merger Co. and Brush Wellman, by mutual consent of their respective Boards of Directors, may amend, modify or supplement the merger agreement in writing, before or after approval by you, provided that any amendment does not affect the rights of the respective shareholders of the three companies in a manner that is materially adverse to the shareholders in the judgment of the respective Boards of Directors. In addition, the agreement provides that, notwithstanding adoption and approval of the agreement by you, your Board of Directors may defer consummation of the merger or terminate the agreement or abandon the merger if your Board of Directors determines that it would be in the best interests of the shareholders or the company.

            FACTORS AFFECTING THE CONSUMMATION OF THE REORGANIZATION

     Our plans to accomplish the reorganization and the internal follow-on reorganizations may be affected by a variety of factors. These factors include the strength of the domestic and international markets, our financial position, operating factors and general economic conditions. As described above, we may defer, terminate or abandon the merger if your Board of Directors determines that it would be in the best interests of the shareholders or the company in light of these and other factors.

                     POST-REORGANIZATION BOARD OF DIRECTORS
                  AND MANAGEMENT OF BRUSH ENGINEERED MATERIALS

     After the reorganization, the Board of Directors of Brush Engineered Materials will consist of the same persons who are identified as current directors or have been nominated for election as directors of Brush Wellman in this document and will continue to be a classified board, with the terms of the directors of Brush Engineered Materials ending when they would have ended if they had continued to serve as directors of Brush Wellman. See "1. Election of Directors" above on page 5. The Board of Directors of Brush Engineered Materials will have the same committees as the Board of Directors of Brush Wellman. Following the reorganization, Brush Engineered Materials' executive offices will be located at the same address as Brush Wellman's current executive offices. It is anticipated that members of the committees of the Board of Directors of Brush Engineered Materials will be as follows:

      --  Audit Committee -- Dr. Charles F. Brush, III, David L. Burner, William
          P. Madar, William R. Robertson and John Sherwin, Jr.;

      -- Governance Committee -- Albert C. Bersticker, David H. Hoag, Joseph P. Keithley and William P. Madar; and

      -- Organization and Compensation Committee -- Albert C. Bersticker, Dr. Charles F. Brush, III, David L. Burner, David H. Hoag, Joseph P. Keithley, William P. Madar, William R. Robertson and John Sherwin, Jr.

     It is anticipated that, after the merger, the executive officers of Brush Engineered Materials will be as follows:

Gordon D. Harnett           Chairman, President and Chief Executive Officer
John D. Grampa              Vice President - Finance and Chief Financial Officer
Daniel A. Skoch             Vice President - Administration and Human Resources
Michael C. Hasychak         Vice President, Secretary and Treasurer
William R. Seelbach         President - Alloy Products

     Other senior positions within the new holding company structure will be as follows:

John J. Pallam              Vice President and General Counsel
James P. Marrotte           Corporate Controller
William M. Christoff        Assistant Treasurer - Taxes and Assistant Secretary
Gary W. Schiavoni           Assistant Treasurer

                 INITIAL FUNDING OF BRUSH ENGINEERED MATERIALS

     Brush Engineered Materials is not expected to have any significant direct expenses. Future dividends will be paid by Brush Engineered Materials rather than Brush Wellman. Brush Engineered Materials' ability to pay future dividends will be dependent on the ability of its various subsidiaries to make cash distributions to Brush Engineered Materials and initially will be substantially the same as the current capacity of Brush Wellman to pay dividends.

             FEDERAL AND OHIO INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion is a summary of the material United States federal and Ohio state income tax consequences of the merger to a shareholder that holds shares of Brush Wellman common stock as a capital asset at the effective time of the merger. The discussion is based on laws, regulations, rulings and decisions in effect on the date of this document, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. This discussion does not address all aspects of United States federal and Ohio state taxation that may be relevant to particular shareholders in light of their personal circumstances or to shareholders subject to special treatment under the Internal Revenue Code, including:

      --  banks;

      --  tax-exempt entities;

      --  insurance companies;

      --  dealers in securities or foreign currency;

      -- shareholders who received their shares through the exercise of employee stock options or otherwise as compensation;

      --  shareholders who are not United States persons; and

      -- shareholders who hold shares as a part of a hedge, straddle or conversion transaction.

     In addition, the discussion does not address any local or foreign tax consequences of the merger.

     Shareholders are urged to consult their tax advisors with respect to the particular tax consequences of the merger to them.

TAX OPINION


     In the opinion of Jones, Day, Reavis & Pogue, counsel to Brush Wellman, subject to the considerations described below, the merger will be a tax-free transaction under the Internal Revenue Code. Jones, Day, Reavis & Pogue's opinion is subject to various assumptions, limitations and qualifications. The opinion is based on current laws that may change, possibly with retroactive effect. In issuing its opinion, Jones, Day, Reavis & Pogue relied on various representations made by Brush Wellman and its management. A copy of the opinion is filed as an exhibit to Brush Engineered Materials' S-4 Registration Statement filed with the Securities and Exchange Commission, of which this document forms a part.



     Opinions of counsel are not binding on the Internal Revenue Service or the Ohio Department of Taxation and do not preclude the Internal Revenue Service or the Ohio Department of Taxation from adopting contrary positions. In addition, if any of the representations or assumptions are inconsistent with the actual facts, the United States federal and Ohio state income tax consequences of the merger could be significantly and adversely affected.

FEDERAL TAX CONSEQUENCES OF THE MERGER



     In accordance with the conclusion of Jones, Day, Reavis & Pogue's opinion that the merger will be a tax-free transaction under the Internal Revenue Code, subject to the considerations described above under "Tax Opinion," if the merger is carried out in accordance with the terms of the agreement and if, in the merger, all of the shares of Brush Wellman common stock that an individual shareholder owns are converted solely into shares of Brush Engineered Materials common stock:


      -- no gain or loss will be recognized by a holder of Brush Wellman common stock as a result of the merger;

      -- the aggregate tax basis of the shares of Brush Engineered Materials common stock received solely in exchange for shares of Brush Wellman common stock in the merger will be the same as the aggregate tax basis of the shares of Brush Wellman common stock surrendered for Brush Engineered Materials shares in the merger; and

      -- the holding period for shares of Brush Engineered Materials common stock received solely in exchange for shares of Brush Wellman common stock in the merger will include the holding period of the shares of Brush Wellman common stock surrendered for Brush Engineered Materials shares in the merger.


OHIO INCOME TAX CONSEQUENCES OF THE MERGER


     If all of the shares of Brush Wellman common stock that an individual shareholder owned prior to the merger are converted solely into shares of Brush Engineered Materials common stock in the merger, Jones, Day, Reavis & Pogue has advised Brush Wellman that the Ohio income tax consequences of the merger to the shareholder will be the same as the federal income tax consequences described above.


TAX CONSEQUENCES OF THE EXERCISE OF STATUTORY DISSENTERS' RIGHTS



     If a shareholder dissents with respect to all of the shareholder's shares of Brush Wellman common stock and every entity or person who is related to such shareholder under the rules of Section 318 of the Internal Revenue Code dissents with respect to all of their shares of Brush Wellman common stock, the merger will be treated as a "sale or exchange" of the shares of Brush Wellman common stock, and the proceeds will be long-term capital gain or loss if the shareholder held the shares for more than 12 months. Alternatively, if a shareholder dissents with respect to less than all of the shareholder's shares of Brush Wellman common stock or if a shareholder dissents with respect to all of the shareholder's shares of Brush Wellman common stock and an entity or person who is related to the shareholder under the rules of Section 318 of the Internal Revenue Code dissents with respect to none of or less than all of their shares of Brush Wellman common stock, the merger will be treated as either a "dividend" or a "sale or exchange," and the shareholder should consult a tax advisor regarding the federal and state income tax consequences of the merger.


BACKUP WITHHOLDING


     If a shareholder exercises statutory dissenters' rights, so that the merger represents a taxable transaction with respect to the shareholder, the shareholder may also be subject to backup withholding at the rate of 31% on the amount of any cash that the shareholder receives as a result of exercising dissenters' rights in the merger. Generally, backup withholding applies only when a taxpayer fails to furnish a proper taxpayer identification number or certify, under penalties of perjury, that the shareholder is not subject to backup withholding.

                              FINANCIAL STATEMENTS

     Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998 incorporates by reference the Consolidated Balance Sheets of us and our subsidiaries at December 31, 1998 and 1997 and the Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flows of us and our subsidiaries for the fiscal years ended December 31, 1998, 1997 and 1996 and the notes thereto. It also contains the financial statement schedule for the years ended 1998, 1997 and 1996. These financial statements, schedule and notes are incorporated in this document by reference.

     No pro forma consolidated financial statements of Brush Engineered Materials and its subsidiaries immediately following the consummation of the merger are included in this document because they would not reflect a material change from our consolidated financial statements immediately prior to the consummation of the merger. No consolidated historical financial statements for Brush Engineered Materials and its subsidiaries are included because it has not commenced operations and has nominal assets and liabilities.

              PRICE RANGE OF BRUSH WELLMAN COMMON STOCK; DIVIDENDS

     The following table sets forth the high and low sales prices for Brush Wellman common stock as reported by the New York Stock Exchange for each calendar quarter during 1998 and 1999 and for a portion of 2000.


                                                                COMMON STOCK
                                                              ----------------    DIVIDENDS PAID
1998                                                           HIGH      LOW        PER SHARE
----                                                          ------    ------    --------------
First Quarter...............................................  $28.50    $22.94        $0.12
Second Quarter..............................................   29.69     19.13         0.12
Third Quarter...............................................   22.75     13.81         0.12
Fourth Quarter..............................................   17.49     11.94         0.12

1999
First Quarter...............................................  $18.19    $13.94        $0.12
Second Quarter..............................................   18.69     13.19         0.12
Third Quarter...............................................   18.25     14.69         0.12
Fourth Quarter..............................................   16.81     13.13         0.12

2000
First Quarter (through March 28, 2000)......................  $14.94    $18.06        $0.12



     The last reported sale price of Brush Wellman common stock as reported by the New York Stock Exchange on January 31, 2000, the date immediately prior to the public announcement of the proposed merger, was $16.00 per share. The last reported sale price of Brush Wellman common stock as reported by the New York Stock Exchange on March 28, 2000, the most recent practicable date prior to the printing of this document, was $17.75 per share.


     We expect that Brush Engineered Materials will be able initially to at least maintain dividends at $0.48 per share annual rate, the rate presently paid by us. The foregoing is a forward-looking statement that is subject to a variety of factors that may materially affect actual results. Brush Engineered Materials has not declared any cash dividends and the payment of any cash dividends by Brush Engineered Materials will be a business decision of the Board of Directors of Brush Engineered Materials from time to time following the merger based upon the results of operations and financial condition of Brush Engineered Materials and its subsidiaries, including us, and any other business considerations that the Board of Directors of Brush Engineered Materials considers relevant.

LISTING; BRUSH ENGINEERED MATERIALS COMMON STOCK TRADING MARKET

     The Brush Engineered Materials common stock will be freely transferable. It is expected that the Brush Engineered Materials common stock will be listed on the New York Stock Exchange. Although there can be no assurance that the New York Stock Exchange will accept the shares for trading, it is a condition to the merger that they be accepted.


                               DISSENTERS' RIGHTS


     Shareholders who so desire are entitled to relief as dissenting shareholders under Ohio Revised Code Section 1701.85. A shareholder will be entitled to this relief, however, only if the shareholder complies strictly with all of the procedural and other requirements of Section 1701.85. The following summary is not a complete statement of the method of compliance with Section 1701.85 and is qualified in its entirety by reference to the copy of Section 1701.85 and Section 1701.84 attached to this document as Annex F. Section 1701.84 is referenced in Section 1701.85.

     A shareholder who wishes to perfect rights as a dissenting shareholder in the event the merger is approved:

      -- must have been a record holder of Brush Wellman common stock as to which that shareholder seeks relief on the record date for the Brush Wellman annual shareholders' meeting;

      -- must not have voted the shareholder's shares of Brush Wellman common stock in favor of the adoption of the merger agreement; and

      -- must deliver to Brush Wellman, not later than ten days after the annual meeting, a written demand for payment of the fair cash value of the shares of Brush Wellman common stock as to which that shareholder seeks relief. The written demand must state the shareholder's name, address, number of shares of Brush Wellman common stock as to which that shareholder seeks relief and the amount claimed as the fair cash value of those shares of stock.

     A vote against the adoption of the merger agreement will not satisfy the requirement of a written demand for payment. Any written demand for payment should be mailed or delivered to:

                                Brush Wellman Inc.
                                17876 St. Clair Avenue
                                Cleveland, Ohio 44110
                                Attn: Corporate Secretary

     Because the written demand must be delivered to Brush Wellman within the ten-day period following the annual meeting, it is recommended, although not required, that a shareholder using the mails should use certified or registered mail, return receipt requested, to confirm that the shareholder has made a timely delivery. This document and accompanying notice of the annual meeting will constitute the only notice of the adoption of the merger agreement.

     If Brush Wellman sends the dissenting shareholder, at the address specified in the demand, a request for the certificate(s) representing the shareholder's shares, the dissenting shareholder must deliver the certificate(s) to Brush Wellman within 15 days of the sending of Brush Wellman's request. Brush Wellman may endorse the certificate(s) with a legend to the effect that the shareholder has demanded fair cash value of the shares represented by the certificate(s). Failure to deliver the certificate(s) within 15 days of the request terminates the shareholder's rights as a dissenting shareholder. Brush Wellman must notify the shareholder of its election to terminate the shareholder's rights as a dissenting shareholder within 20 days after the lapse of the 15 day period.

     Unless the dissenting shareholder and Brush Wellman agree on the fair cash value per share of Brush Wellman common stock, the shareholder must, within three months after the service of the written demand by the shareholder, file a petition in the Court of Common Pleas of Cuyahoga County, Ohio. If the court finds that the shareholder is entitled to be paid the fair cash value of Brush Wellman common stock, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. Fair cash value:

      --  will be determined as of the day prior to the annual meeting;

      -- will be the amount a willing seller and willing buyer would accept or pay with neither being under compulsion to sell or buy;

      -- will not exceed the amount specified in the shareholder's written demand; and

      -- will exclude any appreciation or depreciation in market value resulting from the merger.

     The court will make a finding as to the fair cash value of a share of Brush Wellman common stock and render judgment against Brush Wellman for its payment with interest at a rate and from a date the court considers equitable. The costs of proceedings shall be assessed or apportioned as the court considers equitable.

     The rights of any dissenting shareholder will terminate if:

      -- the dissenting shareholder has not complied with Section 1701.85, unless Brush Wellman, by its Board of Directors, waives the failure;

      -- Brush Wellman abandons or is finally enjoined or prevented from carrying out, or the shareholders of Brush Wellman rescind their adoption of, the merger agreement;

      -- the dissenting shareholder withdraws his or her written demand, with the consent of Brush Wellman, by its Board of Directors; or

      -- Brush Wellman and the dissenting shareholder have not agreed upon the fair cash value per share of Brush Wellman common stock and neither has timely filed or joined in a petition in an appropriate court for a determination of the fair cash value of Brush Wellman common stock.

     For a discussion of the tax consequences to a shareholder who exercises dissenters' rights, see "Federal and Ohio Income Tax Consequences" on page 25.

     Because a proxy card that does not contain voting instructions will be voted for adoption of the merger agreement, a shareholder who wishes to exercise dissenters' rights must either:

      --  not sign and return his or her proxy card; or

      -- if the shareholder signs and returns the shareholder's proxy card, check the appropriate box on the proxy card to either vote against or to abstain from voting on the adoption of the merger agreement.

     Under the terms of Brush Wellman Inc. Savings and Investment Plan, participants do not have the right to instruct the Trustee to exercise dissenters' rights with respect to the shares attributable to their accounts.

             DESCRIPTION OF BRUSH ENGINEERED MATERIALS COMMON STOCK


     Upon consummation of the merger, the outstanding shares of Brush Wellman common stock, other than shares with respect to which the holder has asserted statutory dissenters' rights, will be converted into outstanding shares of Brush Engineered Materials common stock. Except with respect to the elimination of par value for shares of common stock, Brush Engineered Materials common stock will have the same rights and characteristics as Brush Wellman common stock. The rights of holders of Brush Wellman common stock are governed by Ohio law and the articles of incorporation and the code of regulations of Brush Wellman. Following the merger, the rights of the holders of Brush Engineered Materials common stock also will be governed by Ohio law, and by Brush Engineered Materials' articles of incorporation and Brush Engineered Materials' code of regulations. Copies of the Brush Engineered Materials' articles of incorporation and code of regulations are attached hereto as Annex B and Annex C, respectively. We expect that Brush Engineered Materials will enter into a Rights Agreement substantially similar to Brush Wellman's existing Rights Agreement. For your convenience, a summary of the proposed Brush Engineered Materials Rights Agreement is contained in Annex G.



     Brush Engineered Materials' articles of incorporation differ from Brush Wellman's articles of incorporation. In particular,


      -- Ohio law has recently been changed to eliminate the requirement of a "purpose" clause in a corporation's articles of incorporation. Brush Engineered Materials' articles of incorporation do not contain a purpose clause. Under Ohio law, that means Brush Engineered Materials may engage in any activity that does not require special regulatory powers;

      -- Ohio law has recently expanded the power of directors to fix the terms of shares of stock from unissued classes or series of classes. Brush Engineered Materials' articles of incorporation permit its Board of Directors to fix all of the terms, including voting power, of unissued shares of its preferred stock;


      -- Brush Engineered Materials has more authorized shares of common stock. See "Capitalization of Brush Engineered Materials" on page 22;


      --  Brush Engineered Materials common stock has no par value; and

      -- Brush Engineered Materials' articles of incorporation permit amendments to the articles of incorporation by its Board of Directors to the extent permitted by Ohio law.


Except as otherwise described above, Brush Engineered Materials' articles of incorporation are identical in all material respects to Brush Wellman's articles of incorporation.



     Brush Engineered Materials' code of regulations differs from Brush Wellman's code of regulations. In particular, Brush Engineered Materials' code of regulations:



      --  contains procedures regulating director nominations and vacancies;



      -- contains procedures regulating shareholder proposals and the conduct of shareholder meetings;



      --  permits the dissemination of electronic notices to shareholders;


      --  provides flexibility in scheduling annual shareholder meetings; and


      -- in accordance with recent changes in Ohio law, permits the Board of Directors to create committees of the board with as few as one member.



     Except as otherwise described above, the Brush Engineered Materials' code of regulations is identical in all material respects to Brush Wellman's code of regulations.



           DESCRIPTION OF BRUSH ENGINEERED MATERIALS PREFERRED STOCK



     Brush Engineered Materials' articles of incorporation authorize 5,000,000 shares of preferred stock. No shares of preferred stock are currently issued and outstanding.



     Brush Engineered Materials' Board of Directors intends to create a series of preferred stock in connection with the proposed Brush Engineered Materials Rights Agreement, which is summarized in Annex G. The terms of this proposed series of preferred stock, which would only be issued under the circumstances contemplated in the Brush Engineered Materials Rights Agreement, are contained in Annex B.


     The Board of Directors of Brush Engineered Materials may issue one or more series of preferred shares from time to time having any powers, preferences, rights, qualifications, limitations and restrictions that are permitted by the Brush Engineered Materials' articles of incorporation and as the board fixes by resolution, including:

      --  dividend rights;

      --  redemption prices and conditions;

      --  sinking fund provisions;

      --  voting rights;

      --  liquidation preferences; and

      --  conversion rights.

     You will have no preemptive rights to participate in any issuance of preferred stock.

     The Board of Directors of Brush Engineered Materials believes that the preferred stock will provide flexibility for future financings and acquisitions. Although there currently are no plans to issue preferred stock, it is contemplated that from time to time Brush Engineered Materials may consider transactions involving the issuance of preferred stock. Because the Brush Engineered Materials' articles of incorporation give the board flexibility in determining the terms of the preferred stock, the board will be able to issue preferred stock with terms suitable to existing market conditions at the time of issuance or to meet the needs of a particular transaction.

     Although the Board of Directors of Brush Engineered Materials has no present intention of issuing any preferred stock, the ability of the board to issue the preferred stock could enable the board to render more difficult or discourage an attempt by another person or entity to obtain control of Brush Engineered Materials. The preferred stock could be issued by the board in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power, if the preferred stock were convertible into Brush Engineered Materials common stock, of a party attempting to obtain control of Brush Engineered Materials. The authorization of preferred stock is not being proposed in response to any known effort to acquire control of Brush Engineered Materials. The Brush Engineered Materials' articles of incorporation contain the same provisions specifying special voting requirements for some business combinations as do Brush Wellman's articles of incorporation, which provisions also may have the effect of rendering more difficult or discouraging an attempt by another person to obtain control of Brush Engineered Materials.

                          REGISTRAR AND TRANSFER AGENT

     The Registrar and Transfer Agent for the Brush Engineered Materials common stock will be National City Bank, Cleveland, Ohio which is currently the Registrar and Transfer Agent for us.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this proxy statement of Brush Wellman, which is referred to and made part of the prospectus and registration statement. Our financial statements and schedule are included or incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     Jones, Day, Reavis & Pogue, Cleveland, Ohio will pass upon the validity of the issuance of the Brush Engineered Materials common stock to be issued pursuant to this proxy statement/prospectus.

                     3. APPOINTMENT OF INDEPENDENT AUDITORS

     A proposal will be presented at the annual meeting to ratify the appointment of the firm of Ernst & Young as independent auditors to examine Brush Wellman's and Brush Engineered Materials' books of account and other records for the fiscal year ending December 31, 2000. Representatives of Ernst & Young are expected to be present at the annual meeting. Its representatives will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions. Although this ratification is not required by law, the Board of Directors believes that you should be given this opportunity to express your views on the subject. Ratification requires the affirmative vote of the majority of Brush Wellman common stock present or represented, and entitled to vote on the matter at the annual meeting, taken together as a single class. Unless otherwise directed, proxies in the accompanying form will be voted for ratification of the appointment of Ernst & Young.

     Your Board of Directors recommends that you vote for the ratification of the appointment of Ernst & Young as Brush Wellman's and Brush Engineered Materials' independent auditors.

                             SHAREHOLDER PROPOSALS


     We must receive by December 3, 2000, any proposal of a shareholder intended to be presented at the 2001 annual meeting of Brush Engineered Materials shareholders and to be included in our proxy, notice of meeting and proxy statement related to the 2001 annual meeting pursuant to Rule 14a-8 under the Exchange Act. These proposals should be submitted by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2001 annual meeting must be received by us by February 18, 2001 or they will be considered untimely under Rule 14a-4(c) of the Exchange Act. Our proxy related to the 2001 annual meeting of Brush Engineered Materials will give discretionary authority to the proxy holders to vote with respect to all proposals submitted outside the process of Rule 14a-8 received by us after February 18, 2001.


                      WHERE YOU CAN FIND MORE INFORMATION

     Brush Wellman files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Securities and Exchange Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials may also be obtained from the Securities and Exchange Commission at prescribed rates by writing the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

     Brush Engineered Materials has filed with the Securities and Exchange Commission an S-4 registration statement with respect to the Brush Engineered Materials common stock to be issued to holders of Brush Wellman common stock under the merger agreement. This document constitutes the prospectus of Brush Engineered Materials that is filed as part of the registration statement. Other parts of the registration statement are omitted from this document in accordance with the rules and regulations of the Securities and Exchange Commission. Copies of the registration statement, including exhibits, may be inspected, without charge, at the offices of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Securities and Exchange Commission at prescribed rates.


     The Securities and Exchange Commission permits us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission by Brush Wellman.



     We are incorporating by reference Brush Wellman's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 into this document.


     We are obligated to update information contained in this proxy statement/prospectus while it is in use. We are also incorporating by reference additional documents that we file with the Securities and Exchange Commission between the date of this document and the date of the annual meeting.

     If you are a shareholder, you can obtain any of the documents incorporated by reference through us or the Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated an exhibit by reference in this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate party at the following address or telephone number:

                                Brush Wellman Inc.
                                17876 St. Clair Avenue
                                Cleveland, Ohio 44110
                                Tel: 216-486-4200
                                Attn: Corporate Secretary

     If you would like to request documents from us, please do so by April 25, 2000 in order to receive them before the annual meeting.


     You should rely only on the information contained or incorporated by reference in this document as being information authorized by us. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 3, 2000. You should not assume that the information contained in this document is accurate as of any other date, and neither the mailing of this document to you nor the issuance of the Brush Engineered Materials common stock in the merger shall create any implication to the contrary. This document does not constitute an offer to sell or the solicitation of an offer to buy to anyone in any jurisdiction where the solicitation or offer is not authorized or the person making the offer or solicitation is not qualified to do so. Further, this document does not constitute an offer or solicitation to anyone to whom it is unlawful to make an offer or solicitation with this document.


                                 OTHER MATTERS

     We do not know of any matters to be brought before the meeting except as indicated in the notice. However, if any other matters properly come before the meeting for action of which we did not have notice of prior to January 28, 2000, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his own judgment.

                                          By order of the Board of Directors.

                                          Brush Wellman Inc.

                                          Michael C. Hasychak
                                          Secretary

Cleveland, Ohio
April 3, 2000

                                                                         ANNEX A

                              AGREEMENT OF MERGER


     This Agreement Of Merger (this "Agreement"), dated as of               ,
2000, is made by and among Brush Merger Co., an Ohio corporation ("Merger Co."), Brush Wellman Inc., an Ohio corporation ("Brush"), and Brush Engineered Materials Inc., an Ohio corporation ("Holding Company").


                                    RECITALS


     Whereas, Merger Co. is a corporation duly organized and existing under the laws of the State of Ohio, and the authorized capital stock of Merger Co. consists of 100 common shares, without par value, 100 shares of which are issued and outstanding and held by Holding Company, and no shares of which are held in Merger Co.'s treasury;



     Whereas, Brush is a corporation duly organized and existing under the laws of the State of Ohio, and the authorized capital stock of Brush consists of 45,000,000 common shares, $1.00 par value (the "Common Shares"),
shares of which are issued and outstanding, and           shares of which are
held in Brush's treasury.



     Whereas, Holding Company is a corporation duly organized and existing under the laws of the State of Ohio, and the authorized capital stock of Holding Company consists of 60,000,000 common shares, without par value (the "Holding Common Shares"), and 5,000,000 preferred shares, without par value (the "Preferred Shares"), 100 of which Holding Common Shares are issued and outstanding and held by Brush, and no shares of which are held in Holding Company's treasury.



     Whereas, Brush and Merger Co. desire to effect a merger whereby Merger Co. will merge with and into Brush (the "Merger"), with Brush to be the surviving corporation;



     Whereas, the respective boards of directors of Merger Co., Holding Company and Brush have adopted resolutions approving this Agreement, the execution and delivery of this Agreement and the transactions contemplated hereby, and have determined that it is advisable that Merger Co. be merged with and into Brush, pursuant to and in accordance with the applicable laws of the State of Ohio and otherwise upon the terms and conditions set forth herein;



     Whereas, the board of directors of Holding Company has adopted resolutions approving the conversion of shares of Brush into Holding Common Shares;



     Now Therefore, in consideration of the foregoing and the respective covenants, agreements and conditions hereinafter contained, the parties do hereby covenant and agree as follows:


                                   AGREEMENTS

                                   ARTICLE I


                                   The Merger



     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), and in accordance with the terms and conditions of Ohio Revised Code section 1701.78, Merger Co. shall be merged with and into Brush. At the Effective Time, the separate corporate existence of Merger Co. shall cease, and Brush shall continue its existence as the surviving corporation under the laws of the State of Ohio (the "Surviving Corporation"). The name of the Surviving Corporation shall be Brush Wellman Inc.


     1.2 Effective Time. Upon the satisfaction of the conditions set forth in
Article VI of this Agreement, a certificate of merger shall be duly executed by each of Merger Co. and Brush and filed with the Secretary of

State of Ohio pursuant to Ohio Revised Code section 1701.81. The Merger shall become effective upon such filing in accordance with the provisions of Ohio Revised Code section 1701.81 (the "Effective Time").


     1.3 Effects of the Merger. At the Effective Time of the Merger, the effects of the Merger shall occur as provided in Ohio Revised Code section 1701.82. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the name, identity, existence, rights, privileges, powers, franchises, properties and assets of Brush shall continue unaffected and unimpaired, and the separate existence of Merger Co. shall cease and all of the rights, privileges, powers, franchises, properties and assets of Merger Co. shall be vested in Brush.

                                   ARTICLE II


                           The Surviving Corporation



     2.1 Articles of Incorporation. The Third Amended and Restated Articles of Incorporation of the Surviving Corporation, effective as of the Effective Time, will be as set forth as Exhibit I; and shall be the Articles of Incorporation of the Surviving Corporation until altered, amended or repealed in accordance with the provisions thereof and with the Ohio Revised Code.



     2.2 Code of Regulations. The Amended and Restated Code of Regulations of the Surviving Corporation, effective as of the Effective Time, will be as set forth as Exhibit II; and shall be the Code of Regulations of the Surviving Corporation until altered, amended or repealed in accordance with the provisions thereof and with the Ohio Revised Code.



     2.3 Directors of Surviving Corporation. Each person who is a director of Merger Co. immediately prior to the Effective Time shall continue to be a director of the Surviving Corporation from and after the Effective Time until his or her successor is duly elected or appointed, or until his or her death, resignation or removal.



     2.4 Officers of Surviving Corporation. The officers of Brush immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time until his or her successor is duly elected or appointed, or until his or her death, resignation or removal.



     2.5 Dividends. Holding Company and Merger Co. hereby consent to any declaration by Brush prior to the Effective Time of any cash dividends payable to shareholders of Brush who are such as of any date prior to the Effective Time which is selected as the record date for such cash dividend. If the payment date for such cash dividend is prior to the Effective Time, Holding Company and Merger Co. hereby consent to the payment by Brush of such cash dividend. If the payment date for such cash dividend is after the Effective Time, then Brush, as the Surviving Corporation, shall be and remain responsible for the payment of any such cash dividend, and Holding Company shall cause Brush, as the Surviving Corporation, to pay such cash dividend to the record date shareholders entitled thereto.


                                  ARTICLE III


                 Manner, Basis and Effect of Converting Shares



     3.1 Conversion of Shares. At the Effective Time:


     (a) Each common share of Merger Co. issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one common share of the Surviving Corporation.

     (b) Each Common Share of Brush issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one Holding Common Share.

     (c) Each Holding Common Share issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and the holder thereof shall become entitled to receipt of an amount equal to the initial subscription price paid therefor.


     3.2 Share Certificates. Each share certificate, which immediately prior to the Effective Time represented an outstanding common share of Merger Co., shall represent a common share of the Surviving Corporation. After the Effective Time, each share certificate representing an outstanding Common Share shall represent the same number of Holding Common Shares. From and after the Effective Time, the holders of certificates for Common Shares shall cease to have any rights as shareholders of Brush (except such rights, if any, as they may have as dissenting shareholders), and, except as aforesaid, their sole rights shall pertain to the Holding Common Shares into which their Common Shares shall have been converted by the Merger.



     3.3 Dissenting Brush Shareholders. Each holder of one or more Common Shares who shall have been a record holder of such shares as of the date fixed for the determination of shareholders entitled to notice of the Annual Meeting and who shall have delivered to Brush, not later then ten days after the date on which the vote on this Agreement was taken at the Annual Meeting, a written demand for payment to such holder of the fair cash value of such shares in compliance with Ohio Revised Code section 1701.85, and whose such shares shall not have been voted in favor of adoption of this Agreement, shall cease to have any of the rights of a shareholder in respect of such shares except the right to be paid the fair cash value of such shares and any other rights bestowed under Ohio Revised Code sections 1701.84 and 1701.85. However, any such shareholder who shall validly withdraw such shareholder's written demand for payment of the fair cash value of such shares pursuant to Ohio Revised Code sections 1701.84 and 1701.85 will thereupon be reinstated to all such shareholder's rights as a shareholder in respect of such shares as of the date of delivery of such shareholder's written demand to Brush, subject to the provisions of Section 3.1 of this Agreement, and will be entitled to receive the Holding Common Shares into which such shareholder's Common Shares were converted as of the Effective Time pursuant hereto.



     3.4 Transfers. The stock transfer books of Brush shall be closed at the close of business on the business day immediately preceding the Effective Time and the holders of record of Common Shares as of the Effective Time shall be the shareholders entitled to conversion of their Common Shares into Holding Common Shares as provided in this Agreement. In the event of a transfer of ownership of any such Common Shares which transfer is not registered in the stock transfer records of Brush, the Holding Common Shares may be issued to a transferee if the certificate representing such Common Shares is accompanied upon surrender by all documents required to evidence and effect such transfer and payment of any applicable stock transfer taxes.


                                   ARTICLE IV


                               Certain Agreements



     4.1 Registration of Holding Company Shares. At or prior to the Effective Time, Holding Company shall register under the Securities Act of 1933, as amended, the maximum number of Holding Common Shares required to be exchanged for Common Shares pursuant to this Agreement.



     4.2 Stock Plans. At or prior to the Effective Time, the Board of Directors of Brush shall determine the stock plans, if any, of Brush's that shall be assumed by Holding Company (the "Stock Plans"). To the extent any such plans are to be assumed by Holding Company, at the Effective Time, Holding Company shall assume the Stock Plans, including all obligations associated with any valid options ("Options") to purchase or right to receive under restricted stock awards Common Shares under the Stock Plans. Thereafter, each such Option to purchase Common Shares shall be the valid and enforceable option to purchase such number of Holding Common Shares (instead of Common Shares) at a purchase price per Holding Common Share equal to the purchase price per Common Share. Except as set forth above, each such Option shall be on the same terms and conditions and have the same provisions which are contained therein immediately prior to the Effective Time.


     4.3 Election of Directors. The sole shareholder of Holding Company, shall, subsequent to the adoption and approval of this Agreement as provided in Section 6.1, but prior to the Effective Time, duly convene a meeting of the sole shareholder of Holding Company (or act by written consent of such shareholder in lieu of a meeting) and shall take or cause to be taken all action necessary, in accordance with the Regulations of Holding Company and the Ohio Revised Code, to install as directors of Holding Company all persons who are named as directors and as nominees for director of Brush in the proxy statement used by the directors of Brush to solicit proxies for use at the 2000 Annual Meeting of shareholders for the terms such directors are currently serving or are nominated to serve for, as specified in such proxy statement.

                                   ARTICLE V


                         Representations and Warranties



     5.1 Merger Co. Merger Co. represents and warrants to Brush and to Holding Company as follows:


     (a) Merger Co. is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio. Merger Co. has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Merger Co. has duly authorized, executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding agreement of Merger Co., enforceable in accordance with its terms.

     (b) Merger Co. does not own any property or assets and does not conduct any business.

     (c) The entire authorized capital stock of Merger Co. consists of 100 shares of common stock, with no par value per share. As of the date of this Agreement and as of the Effective Time, (i) 100 common shares of Merger Co. are and will be issued and outstanding, all of which shares are owned of record by Holding Company, and (ii) no common shares of Merger Co. are or will be held in treasury.


     5.2 Holding Company. Holding Company represents and warrants to Brush and to Merger Co. as follows:


     (a) Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Holding Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Holding Company has duly authorized, executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding agreement of Holding Company, enforceable in accordance with its terms.

     (b) Holding Company does not own any property or assets other than the common shares of Merger Co. and does not conduct any business.

     (c) Holding Company is the sole beneficial owner of 100 common shares of Merger Co.

     (d) The entire authorized capital stock of Holding Company is 60,000,000 Holding Common Shares and 5,000,000 Preferred Shares. As of the date of this Agreement, and as of immediately prior to the Effective Time, (i) 100 Holding Common Shares, all of which are owned of record by Brush, and no Preferred Shares are or will be outstanding and (ii) no Holding Common Shares and no Preferred Shares are held in treasury.


     5.3 Brush. Brush represents and warrants to Holding Company and to Merger Co. as follows:


    Brush has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Brush has duly authorized, executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding agreement of Brush, enforceable in accordance with its terms.

                                   ARTICLE VI

                              Conditions to Merger

     The consummation of the Merger is subject to the satisfaction, in the sole judgment of the Board of Directors of Brush, of the following conditions prior to the Effective Time:


     6.1 Shareholder Approval. This Agreement shall have received the approval of a majority of the issued and outstanding Common Shares entitled to vote.



     6.2 Performance of Agreements. Merger Co. and Holding Company shall have performed all their respective obligations and agreements required by this Agreement to be performed by them at or prior to the Effective Time.



     6.3 Tax Matters. Brush shall have received an opinion of Jones, Day, Reavis & Pogue, satisfactory in form and substance to Brush, as to such matters relating to the tax consequences of the transactions contemplated by this Agreement as the Board of Directors of Brush may deem advisable including, without limitation, an opinion of such counsel to the effect that the Merger constitutes a tax-free transaction under Section 368(a)(1)(B) or Section 351 of the Internal Revenue Code.



     6.4 Opinion of Counsel. Brush shall have received an opinion of Jones, Day, Reavis & Pogue, satisfactory in form and substance to Brush, to the effect that:


          (a) each of Merger Co. and Holding Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio;

          (b) Brush is a corporation validly existing and in good standing under the laws of the State of Ohio;

          (c) this Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement or obligation of, each of Brush, Merger Co. and Holding Company;

          (d) neither the execution and delivery of this Agreement nor the performance by Brush, Merger Co., or Holding Company, respectively, of any of its obligations hereunder will conflict with such company's articles of incorporation or code of regulations;

          (e) the Holding Common Shares required to be issued and delivered by Holding Company upon the Merger are duly authorized and will, when issued as contemplated in this Agreement, be validly issued, fully paid and nonassessable.


     6.5 Dissenting Shares. Brush shall not have received notice from the holder or holders of more than 10% of the outstanding Common Shares, in the aggregate, that such holder or holders have exercised or intend to exercise its or their dissenters' rights under Section 1701.85 of the Ohio Revised Code and the time for the holders of Common Shares to give such notice shall have expired.



     6.6 Miscellaneous Approvals. Brush, Merger Co. and Holding Company, as appropriate, shall have received all orders, consents and approvals, governmental or otherwise, which in the opinion of Brush, are required by law or advisable to the consummation of the Merger, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.



     6.7 No Prohibition. None of Brush, Merger Co. or Holding Company shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement or that would make the consummation of the Merger by Brush, Merger Co. or Holding Company illegal.



     6.8 Steps To Effect Merger. Upon the satisfaction or waiver by Brush of each of the conditions set forth in this Article VI, the officers of each of Brush, Merger Co. and Holding Company shall take all steps necessary in order to make effective the Merger as provided herein.

                                  ARTICLE VII

                                 Miscellaneous


     7.1 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.



     7.2 Headings. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement. When a reference is made in this Agreement to a section, such reference shall be to a section of this Agreement unless otherwise indicated.



     7.3 Complete Agreement. This Agreement contains the complete agreement among the parties hereto with respect to the Merger and supersedes all prior agreements and understandings with respect to the Merger.



     7.4 Binding Effects; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided however, that nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.



     7.5 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Ohio, without giving effect to principles of conflicts of laws.



     7.6 Amendment, Deferral and Abandonment. (a) The parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement in writing at any time prior or subsequent to the adoption and approval of the Agreement by the shareholders of Brush and prior to the Effective Time; Provided, However, that no such amendment, modification or supplement shall affect the rights of the respective shareholders of the parties hereto in a manner which is materially adverse to such shareholders in the judgment of the respective Boards of Directors of the parties hereto.


     (b) Notwithstanding the adoption and approval of this Agreement by the shareholders of Brush, Holding Company or Merger Co., consummation of the transactions provided for herein may be deferred by the Board of Directors of Brush at any time prior to the Effective Time, if such Board of Directors determines that such deferral would be in the best interests of Brush or its shareholders.

     (c) Notwithstanding the adoption and approval of this Agreement by the shareholders of Brush, this Agreement may be terminated, and the Merger and other transactions provided for herein may be abandoned, by the Board of Directors of Brush at any time prior to the Effective Time if such Board of Directors determines that such abandonment would be in the best interests of Brush or its shareholders. In such event, this Agreement shall forthwith be wholly void and of no effect and there shall be no liability with respect to this Agreement on the part of any party hereto or any of their respective directors, officers, employees or shareholders.

     In Witness Whereof, each of Merger Co., Brush and Holding Company have caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.



                                          Brush Merger Co.


                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:


                                          Brush Wellman Inc.


                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:


                                          Brush Engineered Materials Inc.


                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                   EXHIBIT I

                           TO THE AGREEMENT OF MERGER

              THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               BRUSH WELLMAN INC.


     First: The name of the corporation will be Brush Wellman Inc. (the "Corporation").



     Second: The place in Ohio where its principal office is to be located is Cleveland, Cuyahoga County, Ohio.



     Third: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Section 1701.98, inclusive, of the Ohio General Corporation Law.



     Fourth: The number of shares that the corporation is authorized to have outstanding is 100 shares of common stock, no par value per share.



     Fifth: The Corporation will commence business without any allocation to stated capital.



     Seventh: The Corporation may from time to time, pursuant to authorization by the Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.



     Eighth: Notwithstanding any provision of the Ohio General Corporation Law now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute or by these Articles, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.



     Ninth: Any and every statute of the State of Ohio hereafter enacted, whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Articles of Incorporation of the Corporation in the office of the Secretary of State of Ohio.

                                   EXHIBIT II

                           TO THE AGREEMENT OF MERGER

                        AMENDED AND RESTATED REGULATIONS

                                       OF

                               BRUSH WELLMAN INC.

                                   ARTICLE 1

                             Shareholders' Meetings


     Section 1. Annual Meeting.


     The annual meeting of shareholders shall be held at 11:00 a.m., or at such other hour as may be designated in the notice of said meeting, on the first Tuesday in May in each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, for the election of Directors and the consideration of reports to be laid before such meeting. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.


     Section 2. Special Meetings.


     Special meetings of shareholders may be called by (i) the Chairman of the Board or the President or a Vice President, (ii) the Directors by action at a meeting, or by a majority of the Directors acting without a meeting, or (iii) the person or persons who hold not less than fifty percent of all shares outstanding and entitled to be voted at said meeting.

     Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given, to the shareholders entitled thereto, notice of a meeting to be held not less than seven nor more than 60 days after the receipt of such request, as such officer shall fix. If such notice is not given within 20 days after the delivery or mailing of such request, the person or persons calling the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner hereinafter provided.


     Section 3. Place Of Meetings.


     Any meeting of shareholders may be held either at the principal office of the Corporation or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.


     Section 4. Notice Of Meetings.


     Not more than 60 days nor less than seven days before the date fixed for a meeting of shareholders, whether annual or special, written notice of the time, place and purposes of such meeting shall be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary. Such notice shall be given either by personal delivery or by mail to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.


     Section 5. Shareholders Entitled To Notice And To Vote.


     If a record date shall not be fixed pursuant to statutory authority, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

     Section 6. Inspectors Of Election; List Of Shareholders.


     Inspectors of election may be appointed to act at any meeting of shareholders in accordance with the Ohio General Corporation Law.

     At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, shall be produced on the request of any shareholder.


     Section 7. Quorum.


     To constitute a quorum at any meeting of shareholders, there shall be present in person or by proxy shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called.

     The holders of a majority of the voting power represented in person or by proxy at a meeting of shareholders, whether or not a quorum be present, may adjourn the meeting from time to time.


     Section 8. Voting.


     In all cases, except as otherwise expressly required by statute, the Articles of Incorporation of the Corporation or these Regulations, a majority of the votes cast at a meeting of shareholders shall control. An abstention shall not represent a vote cast.

     Cumulative voting in the election of Directors shall be permitted in accordance with the Ohio General Corporation Law.


     Section 9. Reports To Shareholders.


     At the annual meeting, or the meeting held in lieu thereof, the officers of the Corporation shall lay before the shareholders a financial statement as required by the Ohio General Corporation Law.


     Section 10. Action Without A Meeting.


     Except as otherwise provided in these Regulations, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.


     Section 11. Chairman Of Meeting.


     The chairman of any meeting of shareholders shall be the Chairman of the Board or, if the Directors have not elected a Chairman of the Board, the President of the Corporation. The Chairman of the Board or, if the Directors have not elected a Chairman of the Board or the Chairman of the Board is unavailable to do so, the President may appoint any other officer of the Corporation to act as chairman of any shareholders' meeting. Notwithstanding the foregoing, the Directors may appoint any individual to act as chairman of any shareholders' meeting.

                                   ARTICLE II

                                   Directors


     Section 1. Election, Number And Term Of Office.


     The Directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose, and each Director shall hold office until the date fixed by these Regulations for the next succeeding annual meeting of shareholders and until his successor is elected, or until his earlier resignation, removal from office or death. At any meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

     The number of Directors, which shall not be less than three (unless all of the shares of the Corporation are owned of record by one or two shareholders, in which case the number of Directors may be less than three but not less than the number of shareholders), may be fixed or changed at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In case the shareholders at any meeting for the election of Directors shall fail to fix the number of Directors to be elected, the number elected shall be deemed to be the number of Directors so fixed.


     Section 2. Meetings.


     Regular meetings of the Directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Directors, and such meetings may be held without further notice.

     Special meetings of the Directors may be called by the Chairman of the Board or by the President or by a Vice President or by the Secretary of the Corporation, or by not less than one-third of the Directors. Notice of the time and place of a special meeting shall be served upon or telephoned to each Director at least 24 hours, or mailed, telegraphed or cabled to each Director at least 48 hours, prior to the time of the meeting.


     Section 3. Quorum And Voting.


     A majority of the number of Directors then in office (but in no event more than two) shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend. In all cases, except as otherwise expressly required by statute, the Articles of Incorporation of the Corporation or these Regulations, the act of a majority of the Directors present at a meeting at which a quorum is present is the act of the Directors.


     Section 4. Action Without A Meeting.


     Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.


     Section 5. Committees.


     The Directors may from time to time create a committee or committees of Directors to act in the intervals between meetings of the Directors and may delegate to such committee or committees any of the authority of the Directors other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than three Directors. The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

     In particular, the Directors may create and define the powers and duties of an Executive Committee. Except as above provided and except to the extent that its powers are limited by the Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.

     Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.

                                  ARTICLE III

                                    Officers


     Section 1. Officers.


     The Corporation may have a Chairman of the Board (who shall be a Director) and shall have a President, a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Directors may deem necessary. All of the officers and assistant officers shall be elected by the Directors.


     Section 2. Authority And Duties Of Officers.


     The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors, regardless of whether such authority and duties are customarily incident to such office.

                                   ARTICLE IV


                         Indemnification And Insurance



     Section 1. Indemnification.


     The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he is a member of the Board of Directors, officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.


     Section 2. Insurance.


     The Corporation may, to the full extent then permitted by law and authorized by the Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 1 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.


     Section 3. Agreements.


     The Corporation, upon approval by the Board of Directors, may enter into agreements with any persons whom the Corporation may indemnify under these Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under these Regulations or law to indemnify any such person.

                                   ARTICLE V


                                 Miscellaneous



     Section 1. Transfer And Registration Of Certificates.


     The Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.


     Section 2. Substituted Certificates.


     Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors or to the Executive Committee or to the President or a Vice President and the Secretary or the Treasurer, and, if required by the Directors or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.


     Section 3. Voting Of Shares Held By The Corporation.


     Unless otherwise ordered by the Directors, any officer or assistant officer of the Corporation, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.


     Section 4. Amendments.


     These Regulations may be amended by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal; provided, however, that if an amendment is adopted by written consent without a meeting of the shareholders, the Secretary shall mail a copy of such amendment to each shareholder of record who would have been entitled to vote thereon and did not participate in the adoption thereof.

                                                                         ANNEX B

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                        BRUSH ENGINEERED MATERIALS INC.

                                   ARTICLE I

     The name of the Corporation shall be Brush Engineered Materials Inc. (the "Corporation").

                                   ARTICLE II

     The place in the State of Ohio where the Corporation's principal office is to be located is the City of Cleveland, Cuyahoga County.

                                  ARTICLE III


A.  Authorized Capital Stock.


     The total number of shares of capital stock which the Corporation shall have authority to issue is 65,000,000, of which (a) 5,000,000 shares shall be preferred stock, no par value ("Preferred Stock"), and (b) 60,000,000 shares shall be common stock, no par value ("Common Stock").


B.  Preferred Stock.


     The Board of Directors of the Corporation (the "Board") shall have authority to issue Preferred Stock from time to time in one or more classes or series. The express terms of shares of a different series of any particular class shall be identical except for such variations as may be permitted by law. Unless this provision is expressly modified by a Preferred Stock Designation (as hereinafter defined) in accordance with then-applicable law, the holders of Preferred Stock will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders for each share of Preferred Stock held of record by such holder as of the record date for such meeting.


                                   ARTICLE IV


     The Board shall be authorized hereby to exercise all powers now or hereafter permitted by law providing rights to the Board to adopt amendments to these Amended and Restated Articles of Incorporation (i) to fix or change the express terms of any unissued or treasury shares of any class, including, without limiting the generality of the foregoing: division of such shares into series and the designation and authorized number of shares of each series; voting rights of such shares; dividend or distribution rate; dates of payment of dividends or distributions and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements; conversion rights; and restrictions on the issuance of shares of the same series or any other class or series; all as may be established by resolution of the Board from time to time (collectively with the terms of the Preferred Stock, a "Preferred Stock Designation"), and (ii) to include within these Amended and Restated Articles of Incorporation such additional provisions, or amendments to any existing provisions, as may hereafter be authorized by law.

                                   ARTICLE V

     The Corporation may from time to time, pursuant to authorization by the Board and without action by the shareholders, purchase or otherwise acquire capital stock of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board shall determine; subject, however, to such limitation or restriction, if any, as is contained in any Preferred Stock Designation at the time of such purchase or acquisition.

                                   ARTICLE VI

     Subject to Article VII of these Amended and Restated Articles of Incorporation and any Preferred Stock Designation, and notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute or by these Amended and Restated Articles of Incorporation, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such classes. For purposes of these Amended and Restated Articles of Incorporation, "voting power of the Corporation" means the aggregate voting power of (a) all the outstanding shares of Common Stock of the Corporation and (b) all the outstanding shares of any class or series of capital stock of the Corporation that has (i) rights to distributions senior to those of the Common Stock including, without limitation, any relative, participating, optional, or other special rights and privileges of, and any qualifications or restrictions on, such shares and (ii) voting rights entitling such shares to vote generally in the election of directors.

                                  ARTICLE VII


     Section 1. In addition to any affirmative vote required by law or these Amended and Restated Articles of Incorporation, any Related Party Transaction shall require the affirmative vote of not less than both a majority of the Corporation's outstanding Voting Stock and a majority of the portion of the Corporation's outstanding Voting Stock excluding the Voting Stock owned by the Related Party involved in the Related Party Transaction. In the event of any inconsistency between this Article VII and any other provision of these Amended and Restated Articles of Incorporation, this Article VII shall govern.



     Section 2. The provisions of Section 1 of this Article VII shall not be applicable to Related Party Transactions in which (a) the aggregate amount of the cash and the fair market value of consideration other than cash received per share by holders of outstanding shares of each class or series of Voting Stock of the Corporation who receive cash or other consideration in the Related Party Transaction is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends, and other distributions) paid by the Related Party in acquiring any of its holdings of each class or series of such Voting Stock and (b) the form of consideration received by holders of shares of each class or series of such Voting Stock in cash or the same form of the consideration used by the Related Party to acquire the largest percentage of each class or series of such Voting Stock owned by the Related Party.



     Section 3. The provisions of Section 1 of this Article VII shall not be applicable to any Related Party Transaction expressly approved by a majority vote of the Continuing Directors of the Corporation.



     Section 4. For The Purpose Of This Article VII:


     (a) The term "Related Party Transaction" shall mean (i) any merger or consolidation of the Corporation or a Subsidiary with a Related Party, irrespective of which party, if either, is the surviving party, (ii) any sale, purchase, lease, exchange, transfer, or other transaction (or series of transactions) between the Corporation or a Subsidiary and a Related Party involving the acquisition or disposition of assets for consideration of $5,000,000 or more in value (except transactions in the ordinary course of business), (iii) the issuance or transfer of any securities of the Corporation or of a Subsidiary to a Related Party (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Corporation), (iv) any reclassification of securities of the Corporation (including any reverse stock split) or any recapitalization or other transaction involving the Corporation or its Subsidiaries that would have the effect of increasing the voting power of a Related Party, except for any mandatory redemption required by the terms of outstanding securities, and (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation in favor of which a Related Party votes its Voting Stock.

     (b) The term "Related Party" shall mean (i) any individual, corporation, partnership, or other person, group or entity which, together with its Affiliates and Associates, is the beneficial owner often percent (10%) or more but less than ninety percent (90%) of the Voting Stock of the Corporation or
(ii) any such Affiliate or Associate.

     (c) A person shall be a "beneficial owner" of any shares of Voting Stock:

     (1) Which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

     (2) Which such person or any of its Affiliates or Associates has

             (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or

             (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

     (3) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     (d) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 1 2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of these Amended and Restated Articles of Incorporation.

     (e) The term "consideration other than cash" as used in Section 2(a) of this Article Seventh shall include, without limitation, Voting Stock of the Corporation retained by its existing shareholders in the event of a merger or consolidation with a Related Party in which the Corporation is the surviving corporation.

     (f) The term "Subsidiary" shall mean any Affiliate of the Corporation more than fifty percent (50%) of the outstanding securities of which representing the right, other than as affected by events of default, to vote for the election of directors is owned by the Corporation or by another Subsidiary (or both).

     (g) The term "Voting Stock" shall mean all securities of the Corporation entitled to vote generally in the election of directors.

     (h) The term "Continuing Director" shall mean a director who either (i) was a member of the Board immediately prior to the time that the Related Party involved in a Related Party Transaction became a Related Party, or (ii) was designated (before his or her initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.


     Section 5. A majority of the Continuing Directors shall have the power and duty to determine conclusively for the purposes of this Article VII, on the basis of information known to them, (a) whether a person is a Related Party, (b) whether a person is an Affiliate or Associate of another, (c) whether a transaction between the Corporation or a Subsidiary and a Related Party involves the acquisition or disposition of assets for consideration of $5,000,000 or more in value, (d) the fair market value of consideration other than cash received by holders of Voting Stock in a Related Party Transaction, and (e) such other matters with respect to which a determination or interpretation is required under this Article VII.



     Section 6. Nothing contained in this Article VII shall be construed to relieve any Related Party from any fiduciary or other obligation imposed by law.



     Section 7. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Amended and Restated Code of Regulations of the Corporation or any provision of law which might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, these Amended and Restated Articles of Incorporation or the Amended and Restated Code of Regulations of the Corporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Corporation's Voting Stock, voting as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article VII.

                                  ARTICLE VIII

     Except as may be provided in any Preferred Stock Designation, no holder of any shares of capital stock of the Corporation shall have any preemptive right to acquire any shares of unissued capital stock of any class or series, now or hereafter authorized, or any treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire such shares of capital stock.

                                   ARTICLE IX

     Any and every statute of the State of Ohio hereafter enacted, (i) whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or (ii) whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, or (iii) whereby the authority of the directors to adopt amendments to the articles of incorporation without shareholder approval shall be expanded, will apply to the Corporation and will be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Amended and Restated Articles of Incorporation in the office of the Secretary of State of Ohio.

                                   ARTICLE X

     Except as may be otherwise provided in any Preferred Stock Designation, the number of the directors of the Corporation will not be less than 9 nor more than 18 as may be determined from time to time only (i) by a vote of a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board, or (ii) by the affirmative vote of the holders of at least 50% of the voting power of the Corporation, voting together as a single class. The directors, other than those who may be expressly elected by virtue of the terms of any Preferred Stock Designation, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in size as possible and consisting of not less than three directors in each class, designated Class I, Class II and Class III. The directors first appointed to Class I will hold office for a term expiring at the annual meeting of shareholders to be held in 2001, the directors first appointed to Class II will hold office for a term expiring at the annual meeting of shareholders to be held in 2002, and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of shareholders to be held in 2003. The members of each class will hold office until their successors are elected. Except as may be otherwise provided in any Preferred Stock Designation, at each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected.

                                   ARTICLE XI

     These Amended and Restated Articles of Incorporation supersede the existing Articles of Incorporation of the Corporation.

                           CERTIFICATE OF DESIGNATION

                                       OF

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                        BRUSH ENGINEERED MATERIALS INC.

             (PURSUANT TO SECTION 1701.06 OF THE OHIO REVISED CODE)

     Brush Engineered Materials Inc., a corporation organized and existing under the laws of the State of Ohio (the "Company"), DOES HEREBY CERTIFY:

     That, pursuant to authority vested in the Board of Directors of the Company by its Amended and Restated Articles of Incorporation, and pursuant to the provisions of Section 1701.06 of the Ohio Revised Code, the Board of Directors of the Company has adopted the following resolution providing for the issuance of a series of Preferred Stock:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors" or the "Board") by the Amended and Restated Articles of Incorporation of the Company, a series of Preferred Stock, without par value (the "Preferred Stock"), of the Company be, and it hereby is, created, and that the designation and amount thereof and the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                           I.  Designation and Amount

     The shares of such series will be designated as Series A Junior Participating Preferred Stock (the "Series A Preferred") and the number of shares constituting the Series A Preferred is 600,000. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease will reduce the number of shares of Series A Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred.

                        II.  Dividends and Distributions

     (a) Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior to the Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Common Stock, no par value (the "Common Stock"), of the Company, and of any other junior stock, will be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, dividends payable in cash (except as otherwise provided below) on such dates as are from time to time established for the payment of dividends on the Common Stock (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred (the "First Dividend Payment Date"), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or
(ii) subject to the provision for adjustment hereinafter set forth, one hundred times the aggregate per share amount of all cash dividends, and one hundred times the aggregate per share amount (payable in kind) of all non-cash dividends, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred. In the event that the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) The Company will declare a dividend on the Series A Preferred as provided in the immediately preceding paragraph immediately after it declares a dividend on the Common Stock (other than a dividend payable in shares of Common Stock). Each such dividend on the Series A Preferred will be payable immediately prior to the time at which the related dividend on the Common Stock is payable.

     (c) Dividends will accrue on outstanding shares of Series A Preferred from the Dividend Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series A Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue from such Dividend Payment Date. Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

                              III.  Voting Rights

     The holders of shares of Series A Preferred will have the following voting rights:

     (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred will entitle the holder thereof to one hundred votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the number of votes per share to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event will be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Except as otherwise provided herein, in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights will vote together as one class on all matters submitted to a vote of stockholders of the Company.

     (c) Except as set forth in the Amended and Restated Articles of Incorporation or herein, or as otherwise provided by law, holders of shares of Series A Preferred will have no voting rights.

                           IV.  Certain Restrictions

     (a) Whenever dividends or other dividends or distributions payable on the Series A Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding have been paid in full, the Company will not:

          (i) Declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred;

          (ii) Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of Series A Preferred, except dividends paid ratably on the shares of Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) Redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the shares of Series A Preferred; or

          (iv) Redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares of stock ranking on a parity with the shares of Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Company will not permit any majority-owned subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Article IV, purchase or otherwise acquire such shares at such time and in such manner.

                             V.  Reacquired Shares

     Any shares of Series A Preferred purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Articles of Incorporation of the Company, or in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                  VI.  Liquidation, Dissolution or Winding Up

     Upon any liquidation, dissolution or winding up of the Company, no distribution will be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred unless, prior thereto, the holders of shares of Series A Preferred have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series A Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount to be distributed per share to holders of shares of Common Stock or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of Series A Preferred, except distributions made ratably on the shares of Series A Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series A Preferred would otherwise be entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                       VII.  Consolidation, Merger, Etc.

     In the event that the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each share of Series A Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company at any time (a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock, (c) combines the outstanding shares of Common Stock in a smaller number of shares, or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                               VIII.  Redemption

     The shares of Series A Preferred are not redeemable.

                                   IX.  Rank

     The Series A Preferred rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Company's Preferred Stock.

                                 X.  Amendment

     Notwithstanding anything contained in the Amended and Restated Articles of Incorporation of the Company to the contrary and in addition to any other vote required by applicable law, the Amended and Restated Articles of Incorporation of the Company may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of at least 80% of the outstanding shares of Series A Preferred, voting together as a single series.

     IN WITNESS WHEREOF, this Articles of Designation is executed on behalf of
the Company by its Secretary and attested by its                this   day of
               2000.

                                            ------------------------------------
                                            Name:
                                            Title:

Attest:

------------------------------------------------------
Name:
Title:

                                                                         ANNEX C

                    AMENDED AND RESTATED CODE OF REGULATIONS

                                       OF

                        BRUSH ENGINEERED MATERIALS INC.


                              Shareholder Meetings



     1. Time And Place Of Meetings. All meetings of the shareholders for the election of directors or for any other purpose will be held at such time and place, within or without the State of Ohio, as may be designated by the Board of Directors or, in the absence of a designation by the Board of Directors, the Chairman of the Board of Directors, if any (the "Chairman"), the President, the Secretary or any other individual entitled to give notice pursuant to Regulation
4. The time of the meeting shall be stated in the notice of meeting. The Board of Director may postpone and reschedule any previously scheduled annual or special meeting of the shareholders.



     2. Annual Meeting. An annual meeting of the shareholders will be held at such time and place as may be designated pursuant to Regulation 1, at which meeting the shareholders will elect directors to succeed those directors whose terms expire at such meeting and will transact such other business as may be brought properly before the meeting in accordance with Regulation 9. If the annual meeting is not held or if the number of directors elected thereat is not sufficient to replace the directors whose terms expire at that meeting and to fill all other vacancies, directors may be elected at a special meeting called for the purpose of electing directors.



     3. Special Meetings. (a) Special meetings of shareholders may be called by the Chairman, by the President, by a Vice President, by a majority of the Board of Directors acting with or without a meeting or by any person or persons who hold not less than 50% of all the shares outstanding and entitled to be voted on any proposal to be submitted at the meeting to be called. Special meetings of the holders of shares that are entitled to call a special meeting by virtue of any Preferred Stock Designation may call such meetings in the manner and for the purposes provided in the applicable terms of such Preferred Stock Designation. For purposes of this Amended and Restated Code of Regulations, "Preferred Stock Designation" means the express terms of shares of any class or series of capital stock of the Corporation, whether now or hereafter issued, with rights to distributions senior to those of the Common Stock including, without limitation, any relative, participating, optional or other special rights and privileges of, and any qualifications or restrictions on, such shares.


     (b) Upon written request by any person or persons entitled to call a meeting of shareholders delivered in person or by registered mail to the President or the Secretary, such officer shall forthwith cause notice of the meeting to be given to the shareholders entitled to notice of such meeting in accordance with Regulation 4. If such notice shall not be given within 60 days after the delivery or mailing of such request, the person or persons requesting the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner provided in Regulation 4.


     4. Notice Of Meetings. Written notice of every meeting of the shareholders called in accordance with these Regulations (including any postponed and rescheduled meeting), stating the time, place and purposes for which the meeting is called, will be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary (or in case of their refusal to give notice by the person or persons entitled to call the meeting under Regulation 3). Such notice will be given by personal delivery, by mail or by electronic medium not fewer than 7 nor more than 60 calendar days before the date of the meeting to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     5. Inspectors. Inspectors of election may be appointed to act at any meeting of shareholders in accordance with Ohio law.



     6. Shareholder Lists. At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, shall be produced on the request of any shareholder.



     7. Quorum. To constitute a quorum at any meeting of shareholders, there shall be present, in person or by proxy, shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called, unless a greater or lesser number is expressly provided for with respect to a particular class or series of capital stock by the terms of any applicable Preferred Stock Designation. Except as may be otherwise provided in any Preferred Stock Designation, the holders of a majority of the voting power of the Corporation represented in person or by proxy at a meeting of shareholders, whether or not a quorum be present, may adjourn the meeting from time to time. For purposes of this Amended and Restated Code of Regulations, "voting power of the Corporation" means the aggregate voting power of (a) all the outstanding shares of Common Stock of the Corporation and (b) all the outstanding shares of any class or series of capital stock of the Corporation that has (i) rights to distributions senior to those of the Common Stock including, without limitation, any relative, participating, optional or other special rights and privileges of, and any qualifications or restrictions on, such shares and (ii) voting rights entitling such shares to vote generally in the election of directors.



     8. Voting. Except as otherwise expressly required by law, the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations, at any meeting of shareholders at which a quorum is present, a majority of the votes cast, whether in person or by proxy, on any matter properly brought before such meeting in accordance with Regulation 9 will be the act of the shareholders. An abstention shall not represent a vote cast. Every proxy must be duly executed and filed with the Secretary. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing with the Secretary written notice of revocation or a later appointment. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by law, the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations or unless the presiding officer otherwise determines. Every vote taken by written ballot will be counted by the inspectors of election, if inspectors of election are appointed.



     9. Order Of Business. (a) The Chairman, or such other officer of the Corporation as is designated by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors (such number being referred to as the "Whole Board"), will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation, (i) by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders' meeting, (ii) by ascertaining whether any shareholder or his proxy may be excluded from any meeting of shareholders based upon the presiding officer's determination that any such person has unduly disrupted or is likely to disrupt the proceedings of the meeting and (iii) by determining the circumstances in which and time at which any person may make a statement or ask questions at any meeting of shareholders.


     (b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary in accordance with Regulation 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with Regulation 9(c).

     (c) For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting as provided for in this Amended and Restated Code of Regulations, (ii) be entitled to vote at such meeting and (iii) have given timely written notice of the request to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not fewer than 60 nor more than 90 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting and the annual meeting is held on a date more than ten calendar days before or after the first anniversary of the date on which the prior year's annual meeting was held, notice by the shareholder, to be timely, must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and of the beneficial owner, if other than the shareholder, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if other than the shareholder, on whose behalf the proposal is made and (D) any material interest of the shareholder proposing such business and the beneficial owner, if other than the shareholder, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this Amended and Restated Code of Regulations, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 9(c). For purposes of this Regulation 9(c) and Regulation 14, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or publicly filed by the Corporation with any national securities exchange or quotation service through which the Corporation's stock is listed or traded, or furnished by the Corporation to its shareholders. Nothing in this Regulation 9(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

     (d) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary (or in case of their failure to give any required notice, the other persons entitled to give notice) in accordance with Regulation 4 or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

     (e) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Regulation 9 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.


     10. Report To Shareholders. At the annual meeting, or at the meeting held in lieu thereof, the officers of the Corporation shall lay before the shareholders a financial statement as required by statute.



     11. Action Without A Meeting. Any action that may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                   DIRECTORS


     12. Function. Except where the law, the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations requires action to be authorized or taken by the shareholders, all of the authority of the Corporation shall be exercised by or under the direction of the Board of Directors.



     13. Number, Terms And Election Of Directors. (a) The directors of the corporation, other than those who may be expressly elected by virtue of the terms of any Preferred Stock Designation, shall be classified with respect to the time for which they severally hold office into three classes. Except as may be otherwise provided in any Preferred Stock Designation, each class will consist of not less than three directors, unless and until the number of directors of any such class is changed in accordance with this Regulation 13. The number of directors of any class will be determined from time to time by (i) the affirmative vote of the holders of a majority of the voting power of the Corporation, voting together as a single class, or (ii) a vote of a majority of the Whole Board, provided that the number of directors of any class changed by a vote of a majority of the Whole Board shall not differ by more than one from the number of directors of such class as last fixed by the shareholders.


     (b) The directors first appointed to Class I will hold office for a term expiring at the annual meeting of shareholders to be held in 2001; the directors first appointed to Class II will hold office for a term expiring at the annual meeting of shareholders to be held in 2002; and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of shareholders to be held in 2003. The members of each class will hold office until their successors are elected. At each annual meeting beginning in 2001, directors will be elected for a term of three years from the date of their election and until the election of their successors.

     (c) At each annual meeting of the shareholders of the Corporation, the successors to the directors whose terms expire at that meeting shall be elected by a plurality of all the votes cast at such meeting. Cumulative voting in the election of directors shall be permitted as provided by statute. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected. Directors may also be elected by a majority of the votes cast at a special meeting called for the purpose of electing directors or as may otherwise be provided by any Preferred Stock Designation.


     14. Newly Created Directorships And Vacancies. Except as may be otherwise provided in any Preferred Stock Designation, any vacancy (including newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause) may be filled by (i) the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, (ii) sole remaining director or (iii) the affirmative vote of the holders of a majority of the Voting Power of the Corporation, voting together as a single class, after a vote to increase the number of directors at a meeting called for that purpose in accordance with this Amended and Restated Code of Regulations. Any director elected in accordance with this Regulation 14, any Preferred Stock Designation or applicable statute will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected.



     15. Removal. Except as may otherwise be provided by any Preferred Stock Designation, all Directors, for whatever terms elected, shall hold office subject to applicable statutory provisions as to the creation of vacancies and removal. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director.



     16. Nominations Of Directors; Election. (a) Except as may be otherwise provided in any Preferred Stock Designation, only persons who are nominated in accordance with this Regulation 16 will be eligible for election at a meeting of shareholders to be members of the Board of Directors of the Corporation.


     (b) Nominations of persons for election as directors of the Corporation may be made only at a meeting of shareholders (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Regulation 16, who is entitled to vote for the election of directors at such meeting, and who complies with the procedures set forth in this Regulation 16. All nominations by shareholders must be made to the Secretary in proper written form and must be timely.

     (c) To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of a special meeting of the shareholders, at the time the meeting request is made in accordance with Regulation 3, or, in the case of an annual meeting, not fewer than 60 nor more than 90 calendar days prior to such annual meeting; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting and the annual meeting is held on a date more than one week before or after the first anniversary of the date on which the prior year's annual meeting was held, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting.

     (d) To be in proper written form, such shareholder's notice must set forth or include:

          (i) the name and address, as they appear on the Corporation's books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made;

          (ii) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

          (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;

          (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;

          (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

          (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected.

     (e) The presiding officer of any annual meeting may, if the facts warrant, determine that a nomination was not made in accordance with this Regulation 16, and if he or she should so determine, he or she will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Regulation 16, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 16.


     17. Resignation. Any director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.



     18. Regular Meetings. Regular meetings of the Board of Directors shall be held immediately after the annual meeting of the shareholders and at such other time and place either within or without the State of Ohio as may from time to time be determined by a majority of the Whole Board. Notice of regular meetings of the Board of Directors need not be given.



     19. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, by the President, by a Vice President, by the Secretary or by any two directors. Notice of special meetings, stating the place, date and hour, shall be given to each director by whom such notice is not waived. Notice must be given either personally or by mail, telephone, telegram, telex, facsimile or similar medium of communication not less than twenty- four hours before the designated hour for such meeting. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Ohio as is determined by a majority of the Whole Board or specified in the notice of any such meeting.


     20. Quorum And Vote. At all meetings of the Board of Directors, a majority of the total number of directors then in office will constitute a quorum for the transaction of business. Except as may be otherwise provided in any Preferred Stock Designation or by this Amended and Restated Code of Regulations, the act of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum is present.



     21. Action Without A Meeting. Any action that may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.



     22. Participation In Meetings By Communications Equipment. Meetings of the Board of Directors or of any committee of the Board of Directors may be held through any means of communications equipment if all persons participating can hear each other, and such participation will constitute presence in person at such meeting.



     23. Committees. The Board of Directors may from time to time create an executive committee or any other committee or committees of directors to act in the intervals between meetings of the Board of Directors and may delegate to such committee or committees any of its authority other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. Each committee shall consist of one or more directors. The Board of Directors may appoint one or more directors as alternate members of any such committee to take the place of absent committee members at meetings of such committee. Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Regulation 23 shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and will keep a written record of all action taken by it.



     24. Compensation. The Board of Directors may establish the compensation and expense reimbursement policies for directors in exchange for service on the Board of Directors and on committees of the Board of Directors, for attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services by directors to the Corporation or any of its subsidiaries.



     25. Bylaws. The Board of Directors may adopt Bylaws for the conduct of its meetings and those of any committees of the Board of Directors that are not inconsistent with the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations.


                                    OFFICERS


     26. Generally. The Corporation may have a Chairman, elected by the directors from among their number, and shall have a President, who shall also be a director, a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Board of Directors may deem appropriate. If the Board of Directors so desires, it may elect a Chief Executive Officer to manage the affairs of the Corporation, subject to the direction and control of the Board of Directors. All of the officers shall be elected by the Board of Directors. Notwithstanding the foregoing, by specific action, the Board of Directors may authorize the Chairman or the President to appoint any person to any office other than Chairman, President, Secretary or Treasurer. Any number of offices may be held by the same person, and no two offices must be held by the same person. Any of the offices, other than the office of

President, Secretary and Treasurer, may be left vacant from time to time as the Board of Directors may determine. In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the absent or disabled officer's powers or duties to any other officer or to any director.


     27. Authority And Duties Of Officers. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office.



     28. Compensation. The compensation of all officers and agents of the Corporation who are also members of the Board of Directors of the Corporation will be fixed by the Board of Directors or by a committee of the Board of Directors. The Board of Directors may fix the compensation of the other officers and agents of the Corporation, or delegate the power to fix such compensation, to the Chief Executive Officer or any other officer of the Corporation.



     29. Succession. The officers of the Corporation will hold office until their successors are elected pursuant to Regulation 26. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or by the Chairman or President as provided in Regulation 26.


                                     STOCK


     30. Transfer And Registration Of Certificates. The Board of Directors shall have authority to make such rules and regulations as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.



     31. Substituted Certificates. Any person claiming a certificate for shares to have been lost, stolen or destroyed (i) shall make an affidavit or affirmation of that fact, (ii) shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Board of Directors or a committee thereof or to the President or a Vice President and the Secretary or the Treasurer and (iii) shall, if required by the Board of Directors or a committee thereof or the officers named in this Regulation 31, advertise the fact that the certificate has been lost, stolen or destroyed, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.



     32. Voting Of Shares Held By The Corporation. Unless otherwise ordered by the Board of Directors, the President, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations and owned by the Corporation.



     33. Record Dates And Owners. (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to designate an agent to act on behalf of the shareholders to call a special meeting of shareholders, or to take any other collective action on behalf of the shareholders, the Board of Directors may fix a record date, which will not be fewer than 7 nor more than 60 calendar days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders will be the date next preceding the day on which notice is given, or, if notice is waived, the date next preceding the day on which the meeting is held.


     (b) The Corporation will be entitled to treat the person in whose name shares are registered on the books of the Corporation as the absolute owner thereof, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has knowledge or notice of the claim or interest, except as expressly provided by applicable law.

                         INDEMNIFICATION AND INSURANCE


     34. Indemnification.


     (a) The Corporation shall indemnify, to the full extent then permitted by law, any director or officer or former director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof.

     (b) To the full extent then permitted by law, the Corporation may indemnify employees, agents and other persons and may pay expenses, including attorney's fees, incurred by any employee, agent or other person in defending any action, suit or proceeding as such expenses are incurred, in advance of the final disposition thereof.

     (c) The indemnification and payment of expenses provided by this Regulation 34 shall not be exclusive of, and shall be in addition to, any other rights granted to any person seeking indemnification under any law, the Amended and Restated Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.


     35. Insurance. The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Regulation 34 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.



     36. Agreements. The Corporation, upon approval by the Board of Directors, may enter into agreements with any persons who the Corporation may indemnify under this Amended and Restated Code of Regulations or under law and may undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under law or this Amended and Restated Code of Regulations to indemnify any such person.


                                    GENERAL


     37. Fiscal Year. The fiscal year of the Corporation will end on the thirty-first day of December in each calendar year or such other date as may be fixed from time to time by the Board of Directors.



     38. Seal. The seal of the Corporation shall be circular in form with the name of the Corporation stamped around the margin and the word "Seal" stamped across the center.



     39. Amendments. Except as otherwise provided by law or by the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations, these Regulations or any of them may be amended in any respect or repealed at any time by the affirmative vote of the holders of a majority of the voting power of the Corporation, voting together as a single class.

                                                                         ANNEX D

          [THE FOLLOWING ARE THE CURRENT ARTICLES OF INCORPORATION OF
                              BRUSH WELLMAN INC.]

             SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                               BRUSH WELLMAN INC.


     First: The name of the Corporation shall be Brush Wellman Inc.



     Second: The place in the State of Ohio where its principal office is to be located is the City of Cleveland, Cuyahoga County.



     Third: The purpose or purposes for which it is formed are:


     1. To engage in, and exploit the results of; scientific research.

     2. To acquire, own, lease, work and operate mines, and to deal in minerals, and to produce or cause to be produced products therefrom.

     3. To manufacture, buy or otherwise acquire, own, mortgage, pledge, sell, assign, lease, license, or otherwise dispose of; import, export, trade and deal in and with goods, wares, merchandise, and personal property of every kind and description.

     4. To secure, register, purchase, lease or otherwise acquire, hold, use, own, operate and introduce, and sell, assign, or otherwise dispose of; any trademarks, trade names, copyrights, patents, inventions, improvements and processes, whether used in connection with or secured under letters patent of the United States or elsewhere, or otherwise, and to use, exercise, develop and grant licenses in respect of; or otherwise turn to account any such trademarks, copyrights, patents, licenses, processes and the like, or any property or rights.

     5. To acquire, own, hold, dispose of; and generally deal in bonds, debentures, notes, stocks, mortgages, choses in action and intangible property of every nature.

     6. To purchase, lease, or otherwise acquire, own, improve, operate, lease, mortgage, sell, or otherwise dispose of; real property, and interests therein, and to construct, erect, equip, manufacture, occupy, conduct, manage, repair, improve, lease, mortgage, sell, or otherwise dispose of; fixtures, mills, residences, buildings, and structures of all kinds.

     7. To carry on and transact any of the foregoing purposes as principal, agent or broker.

     8. To the same extent and as fully as natural persons might lawfully or could do, to do all and every lawful act and thing and to enter into, make and perform contracts of every kind, without limitation as to amount, necessary, suitable or convenient and proper for the accomplishment of any of the purposes or the performance of any of the objects or incidental to any of the powers hereinbefore enumerated or which at any time shall appear conducive or expedient for the protection or benefit of the Corporation; the enumeration of specific powers not being a limitation or restriction in any manner of the general powers of the Corporation.

     9. To do all or any of such acts or things and exercise any of such powers in the State of Ohio, other states, the District of Columbia, the territories, colonies, and possessions of the United States, and in any foreign countries, to comply with the requirements of laws of such other jurisdictions to enable it to do business therein, and to maintain such offices, branches or plants either within or without the State of Ohio as may be convenient.


     Fourth: The authorized number of shares of the Corporation is 50,000,000 consisting of 5,000,000 shares of Serial Preferred Stock, without par value, and 45,000,000 shares of Common Stock of the par value of $1 per share. All authorized but unissued shares of Common Stock of the Corporation shall be free from preemptive rights of shareholders to subscribe for and purchase any part thereof, and may be disposed of by the Board of Directors of the Corporation at any time or from time to time for such consideration not less than the par value thereof as may be fixed by the Board of Directors.

                                   DIVISION A


                  Express Terms Of The Serial Preferred Stock



     Section 1. The Serial Preferred Stock may be issued form time to time in one or more series. All shares of Serial Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Section 2 to 8, both inclusive, of this Division A, which provisions shall apply to all Serial Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series, and with respect to each such series, prior to the issuance thereof, to fix:


          (a) The designation of the series which may be by distinguishing number, letter or title.

          (b) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

          (c) The annual dividend rate of the series.

          (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

          (e) The redemption rights and price or prices, if any, for shares of the series.

          (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

          (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          (h) Whether the shares of the series shall be convertible into Common Stock, and, if so, the conversion price or prices, any adjustments thereof; and all other terms and conditions upon which such conversion may be made.

          (i) Restrictions (in addition to those set forth in Section 6(b) and 6(c) of this Division) on the issuance of shares of the same series or of any other class or series.

     The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (i), both inclusive, of this Section 1.


     Section 2. The holders of Serial Preferred Stock of each series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Serial Preferred Stock, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Serial Preferred Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preferred Stock of all series then issued and outstanding and entitled to receive such dividend.



     Section 3. In no event so long as any Serial Preferred Stock shall be outstanding shall any dividends, except a dividend payable in Common Stock or other shares ranking junior to the Serial Preferred Stock, be paid or declared or any distribution be made except as aforesaid n the Common Stock or any other shares ranking junior to the Serial Preferred Stock, nor shall y Common Stock or any other shares ranking junior to the Serial Preferred Stock be purchased, retired, or otherwise acquired by the Corporation (except out of the proceeds of the sale of Stock or other shares ranking junior to the Serial Preferred Stock received by the Corporation subsequent to March 31,
1968):

     (a) Unless all accrued and unpaid dividends on Serial Preferred Stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

     (b) Unless there shall be no arrearages with respect to the redemption of Serial Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.


     Section 4. (a) Subject to the express terms of each series and to the provisions of Section 6(b) (iii) of this Division, the Corporation may from time to time redeem all or any part of the Serial Preferred Stock of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division, or (ii) in fulfillment of the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price, fixed in accordance with the provisions of Section 1 of this Division, together in each case with an amount equal to all dividends accrued and unpaid thereon (whether or not such dividends shall have been earned or declared) to the redemption date.


     (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Serial Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of Serial Preferred Stock to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of more than $5,000,000, named in such notice, and direct that such deposited amount be paid to the respective holders of the shares of Serial Preferred Stock so to be redeemed, upon surrender of the stock certificate or certificates held by such holders. Upon the giving of such notice and the making of such deposit, such holders shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares except only to receive such money from such bank or trust company without interest or the right to exercise any unexpired privileges of conversion. In case less than all of the outstanding shares of Serial Preferred Stock are to be redeemed, the Corporation shall select pro rata or by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

     If the holders of shares of Serial Preferred Stock which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof; any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

     (c) Any shares of Serial Preferred Stock which are redeemed by the Corporation pursuant to the provisions of this Section 4 and any shares of Serial Preferred Stock which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any shares of Serial Preferred Stock which are converted in accordance with the express terms thereof shall be cancelled and not reissued. Any shares of Serial Preferred Stock otherwise acquired by the Corporation shall resume the status of authorized and unissued shares of Serial Preferred Stock without serial designation.


     Section 5. (a) The holders of Serial Preferred Stock of any series shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock or any other shares ranking junior to the Serial Preferred Stock, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division plus in any such event an amount equal to all dividends accrued and unpaid thereon (whether or not such dividends shall have been earned or declared) to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Serial Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

     After payment to holders of Serial Preferred Stock of the full preferential amounts as aforesaid, holders of Serial Preferred Stock as such have no right or claim to any of the remaining assets of the Corporation.

     (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.


     Section 6. (a) The holders of Serial Preferred Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders; and, except as otherwise provided herein or required by law, the holders of Serial Preferred Stock and the holders of Common Stock shall vote together as one class on all matters. No adjustment of the voting rights of the holders of Serial Preferred Stock shall be made in the event of an increase or decrease in the number of shares of Common Stock authorized or issued or in the event of a stock split or combination of the Common Stock or in the event of a stock dividend on any class of stock payable solely in Common Stock.


     If, and so often as, the Corporation shall be in default in the payment of dividends in an amount equivalent to six quarterly dividends (whether or not consecutive) on any series of Serial Preferred Stock at the time outstanding, whether or not earned or declared, the holders of Serial Preferred Stock of all series, voting separately as a class and in addition to all other rights to vote for directors, shall thereafter be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation who shall serve, except as hereinbelow provided, until the next annual meeting of the shareholders and until their successors have been elected and qualified: provided, however, that the holders of shares of Serial Preferred Stock shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of directors at which the holders of not less than 35% of the outstanding shares of Serial Preferred Stock of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Serial Preferred Stock of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of directors and the terms of the directors elected by the holders of the Serial Preferred Stock shall automatically terminate, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

     In the event of default entitling the holders of Serial Preferred Stock to elect two directors as above specified, a special meeting of the shareholders for the purpose of electing such directors shall be called by the Secretary of the Corporation upon written request of; or may be called by, the holders of record of at least 10% of the shares of Serial Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required, and the holders of Serial Preferred Stock shall not be entitled, to call such special meeting if the annual meeting of shareholders shall be held within 90 days after the date of receipt of the foregoing written request from the holders of Serial Preferred Stock. At any meeting at which the holders of Serial Preferred Stock shall be entitled to elect directors, the holders of 35% of the then outstanding shares of Serial Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Stock are entitled to elect as hereinabove provided. If at any such meeting there shall be less than a quorum present, the holders of a majority of the shares so present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend.

     The two directors who may be elected by the holders of Serial Preferred Stock pursuant to the foregoing provisions shall be in addition to any other directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of directors of the Corporation or require the resignation of any director elected otherwise than pursuant to such provisions.

     (b) The affirmative vote or consent of the holders of at least two-thirds of the shares of Serial Preferred Stock at the time outstanding, given in person or by proxy either in writing or at a meeting called for the purpose at which the holders of Serial Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Stock are concerned, such action may be effected with such vote or consent):

          (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the Regulations of the Corporation which affects adversely the voting powers, right or preferences of the holders of Serial Preferred Stock; provided, however, that, for the purpose of this clause (i) only, neither the amendment of the Articles of Incorporation so as to authorize or create, or to increase the authorized or outstanding amount of; Serial Preferred Stock or of any shares of any class ranking on a parity with or junior to the Serial Preferred Stock, nor the amendment of the provisions of the Regulations so as to increase the number of directors of the Corporation, shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preferred Stock; and provided further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Serial Preferred Stock at the time outstanding, only the vote or consent of the holders of at least two-thirds of the number of the shares at the time outstanding of the series so affected shall be required; or

          (ii) The authorization or creation of; or the increase in the authorized amount of; any shares of any class, or any security convertible into shares of any class, ranking prior to the Serial Preferred Stock; or

          (iii) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Serial Preferred Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Serial Preferred Stock, unless all dividends upon all Serial Preferred Stock then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

     (c) The affirmative vote or consent of the holders of at least a majority of the shares of Serial Preferred Stock at the time outstanding, given in person or by proxy in writing or at a meeting called for the purpose at which the holders of Serial Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Stock are concerned, such action may be effected with such vote or consent):

          (i) The consolidation of the Corporation with or its merger into any other corporation unless the corporation resulting from such consolidation or merger will have after such consolidation or merger no class of shares either authorized or outstanding ranking prior to or on a parity with the Serial Preferred Stock except the same number of shares ranking prior to or on a parity with the Serial Preferred Stock and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger, and each holder of Serial Preferred Stock immediately preceding such consolidation or merger shall receive the same number of shares, with the same rights and preferences of the resulting corporation; or

          (ii) The authorization of any shares ranking on a parity with the Serial Preferred Stock or an increase in the authorized number of shares of Serial Preferred Stock; or

          (iii) The sale, lease or conveyance by the Corporation of all or substantially all of its property or business.


     Section 7. If the shares of any series of Serial Preferred Stock shall be convertible into Common Stock, then upon conversion of shares of such series the stated capital of the Common Stock issued upon such conversion shall be the aggregate par value of the shares so issued having par value, or, in the case of Shares without par value, shall be an amount equal to the stated capital represented by each share of Common Stock outstanding at the time of such conversion multiplied by the number of shares of Common Stock issued upon such conversion. The stated capital of the Corporation shall be correspondingly increased or reduced to reflect the difference between the stated capital of the shares of Serial Preferred Stock so converted and the stated capital of the Common Stock issued upon such conversion.



     Section 8. For the purpose of this Division A:


     Whenever reference is made to shares "ranking prior to the Serial Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of an involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Stock; whenever reference is made to shares "on a parity with the Serial Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of an involuntary liquidation, dissolution or winding up of the Corporation rank on an equity (except as to the amounts fixed therefor) with the rights of the holders of Serial Preferred Stock; and whenever reference is made to shares "ranking junior to the Serial Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders as to the payment of dividends and as to distributions in the event of an involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Serial Preferred Stock.

                                  DIVISION A-1


                        Serial Preferred Stock, Series A



     Section 1. There is established hereby a series of Serial Preferred Stock that shall be designated, "Serial Preferred Stock, Series A" (hereinafter sometimes called this "Series" or the "Series A Preferred Shares") and that shall have the terms set forth in this Division A-1.



     Section 2. The number of shares of this Series shall be 450,000.



     Section 3. (a) The holders of record of Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors in accordance with the terms hereof; out of funds legally available for the purpose, cumulative quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Preferred Share or fraction of a Series A Preferred Share in an amount per share (rounded to the nearest cent) equal to the lesser of (i) $1.50 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series A Preferred Share or fraction of a Series A Preferred Share. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. No dividends shall be paid upon or declared and set apart for any Series A Preferred Shares for any dividend period unless at the same time a dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared and set apart for all Serial Preferred Stock of all series then outstanding and entitled to receive such dividend. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 40 days prior to the date fixed for the payment thereof.


     Section 4. Subject to the provisions of Section 6(b)(iii) of Division A and in accordance with Section 4 of Division A, the Series A Preferred Shares shall be redeemable from time to time at the option of the Board of Directors of the Corporation, as a whole or in part, at any time at a redemption price per share equal to one hundred times the then applicable Purchase Price as defined in that certain Rights Agreement, dated as of January 27, 1998, between the Corporation and National City Bank, N.A. (the "Rights Agreement"), as the same may from time to time be amended in accordance with its terms, which Purchase Price is $110 as of January 27, 1998, subject to adjustment from time to time as provided in the Rights Agreement. Copies of the Rights Agreement are available from the Company upon request. In the event that fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the number of shares to be redeemed shall be as determined by the Board of Directors and the shares to be redeemed shall be selected pro rata or by lot in such manner as shall be determined by the Board of Directors.



     Section 5. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon Liquidation) to the Series A Preferred Shares, unless, prior thereto, the holders of Series A Preferred Shares shall have received at least an amount per share equal to one hundred times the then applicable Purchase Price as defined in the Rights Agreement, as the same may be from time to time amended in accordance with its terms, which Purchase Price is $110 as of January 27, 1998, subject to adjustment from time to time as provided in the Rights Agreement, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series A Preferred Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock (the "Series A Liquidation Preferences").


     (b) In the event, however, that the net assets of the Corporation are not sufficient to pay in full the amount of the Series A Liquidation Preference and the liquidation preferences of all other series of Serial Preferred Stock, if any, which rank on a parity with the Series A Preferred Shares as to distribution of assets in Liquidation, all shares of this Series and of such other Serial Preferred Stock shall share ratably in the distribution of assets (or proceeds thereof) in Liquidation in proportion to the full amounts to which they are respectively entitled.

     (c) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event pursuant to the proviso set forth in paragraph (a) above, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (d) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a Liquidation for the purposes of this
Section 5.


     Section 6. The Series A Preferred Shares shall not be convertible into Common Stock.



     Fifth: The Corporation may from time to time, pursuant to authorization by the Board of Directors and without action by shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine.



     Sixth: Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof; such action, unless otherwise expressly required by statute or by the Articles of the Corporation, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.



     Seventh: Section 1. In addition to any affirmative vote required by law or these Articles of Incorporation, any Related Party Transaction shall require the affirmative vote of not less than both a majority of the Corporation's outstanding Voting Stock and a majority of the portion of the Corporation's outstanding Voting Stock excluding the Voting Stock owned by the Related Party involved in the Related Party Transaction. In the event of any inconsistency between this Article Seventh and any other provision of these Articles of Incorporation, this Article Seventh shall govern.



     Section 2. The provisions of Section 1 of this Article Seventh shall not be applicable to Related Party Transactions in which (a) the aggregate amount of the cash and the fair market value of consideration other than cash received per share by holders of outstanding shares of each class or series of Voting Stock of the Corporation who receive cash or other consideration in the Related Party Transaction is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends, and other distributions) paid by the Related Party in acquiring any of its holdings of each class or series of such Voting Stock and (b) the form of consideration received by holders of shares of each class or series of such Voting Stock in cash or the same form of the consideration used by the Related Party to acquire the largest percentage of each class or series of such Voting Stock owned by the Related Party.



     Section 3. The provisions of Section 1 of this Article Seventh shall not be applicable to any Related Party Transaction expressly approved by a majority vote of the Continuing Directors of the Corporation.



     Section 4. For the purpose of this Article Seventh:


          (a) The term "Related Party Transaction" shall mean (i) any merger or consolidation of the Corporation or a Subsidiary with a Related Party, irrespective of which party, if either, is the surviving party, (ii) any sale, purchase, lease, exchange, transfer, or other transaction (or series of transactions) between the Corporation or a Subsidiary and a Related Party involving the acquisition or disposition of assets for consideration of $5,000,000 or more in value (except transactions in the ordinary course of business), (iii) the issuance or transfer of any securities of the Corporation or of a Subsidiary to a Related Party (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Corporation), (iv) any reclassification of securities of the Corporation (including any reverse stock split) or any recapitalization or other transaction involving the Corporation or its Subsidiaries that would have the effect of increasing the voting power of a Related Party, except for any mandatory redemption required by the terms of outstanding securities, and (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation in favor of which a Related Party votes its Voting Stock.

          (b) The term "Related Party" shall mean (i) any individual, corporation, partnership, or other person, group or entity which, together with its Affiliates and Associates, is the beneficial owner often percent (10%) or more but less than ninety percent (90%) of the Voting Stock of the Corporation or (ii) any such Affiliate or Associate.

          (c) A person shall be a "beneficial owner" of any shares of Voting
     Stock:

             (1) Which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

             (2) Which such person or any of its Affiliates or Associates has
        (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

             (3) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (d) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 1 2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 22, 1986.

          (e) The term "consideration other than cash" as used in Section 2(a) of this Article Seventh shall include, without limitation, Voting Stock of the Corporation retained by its existing shareholders in the event of a merger or consolidation with a Related Party in which the Corporation is the surviving corporation.

          (f) The term "Subsidiary" shall mean any Affiliate of the Corporation more than fifty percent (50%) of the outstanding securities of which representing the right, other than as affected by events of default, to vote for the election of directors is owned by the Corporation or by another Subsidiary (or both).

          (g) The term "Voting Stock" shall mean all securities of the Corporation entitled to vote generally in the election of directors.

          (h) The term "Continuing Director" shall mean a director who either
     (i) was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Party involved in a Related Party Transaction became a Related Party, or (ii) was designated (before his or her initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.


     Section 5. A majority of the Continuing Directors shall have the power and duty to determine conclusively for the purposes of this Article Seventh, on the basis of information known to them, (a) whether a person is a Related Party, (b) whether a person is an Affiliate or Associate of another, (c) whether a transaction between the Corporation or a Subsidiary and a Related Party involves the acquisition or disposition of assets for consideration of $5,000,000 or more in value, (d) the fair market value of consideration other than cash received by holders of Voting Stock in a Related Party Transaction, and (e) such other matters with respect to which a determination or interpretation is required under this Article Seventh.



     Section 6. Nothing contained in this Article Seventh shall be construed to relieve any Related Party from any fiduciary or other obligation imposed by law.



     Section 7. Notwithstanding any other provision of these Articles of Incorporation or the Regulations of the Corporation or any provision of law which might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, these Articles of Incorporation or the Regulations of the Corporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Corporation's Voting Stock, voting as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article Seventh.


     Eighth: These Second Amended and Restated Articles of Incorporation supersede and take the place of the heretofore existing Amended Articles of Incorporation of the Corporation and all amendments thereto.

                                                                         ANNEX E

    [THE FOLLOWING IS THE CURRENT CODE OF REGULATIONS OF BRUSH WELLMAN INC.]

                                  REGULATIONS

                                       OF

                               BRUSH WELLMAN INC.

                                   ARTICLE I


                             Shareholders' Meetings



Section 1. Annual Meeting


     The annual meeting of shareholders for the election of Directors, the consideration of reports laid before the meeting and the consideration of such other business as may come before the meeting shall be held on the first Tuesday in May in each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, or on such other date as may from time to time be fixed by the Directors. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.


Section 2. Special Meetings


     Special meetings of shareholders may be called at any time by the Chairman of the Board, or the President or a Vice President or by the Directors by action at a meeting, or by a majority of the Directors acting without a meeting, or by the person or persons who hold not less than fifty per cent of all shares outstanding and entitled to be voted on any proposal to be submitted at said meeting.

     Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given, to the shareholders entitled thereto, notice of a meeting to be held not less than seven nor more than sixty days after the receipt of such request, as such officer shall fix. If such notice is not given within twenty days after the delivery or mailing of such request, the person or persons calling the meeting may fix the time of meeting and give, or cause to be given, notice in the manner hereinafter provided.


Section 3. Place of Meetings


     Any meeting of shareholders may be held either at the principal office of the Corporation or at such place within or without the State of Ohio, but within the United States of America, as may be designated in the notice of said meeting.


Section 4. Notice of Meetings


     Not more than sixty days nor less than seven days before the date fixed for a meeting of shareholders, whether annual or special, written notice of the time, place and purposes of such meeting shall be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary. Such notice shall be given either by personal delivery or by mail to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

Section 5. Shareholders Entitled To Notice And To Vote


     If a record date shall not be fixed pursuant to statutory authority, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.


Section 6. Inspectors Of Election -- List Of Shareholders


     Inspectors of Election may be appointed to act at any meeting of shareholders in accordance with statute.

     At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, shall be produced on the request of any shareholder.


Section 7. Quorum


     To constitute a quorum at any meeting of shareholders there shall be present in person or by proxy shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called.

     The shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time.


Section 8. Voting


     In all cases, except where otherwise by statute or the Articles or the Regulations provided, a majority of the votes cast shall control.

     Cumulative voting in the election of Directors shall be permitted as provided by statute.


Section 9. Reports To Shareholders


     At the annual meeting, or the meeting held in lieu thereof, the officers of the Corporation shall lay before the shareholders a financial statement as required by statute.


Section 10. Action Without A Meeting


     Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                   ARTICLE II


                                   Directors



Section 1. Election, Number And Term Of Office


     The Directors shall be elected at the annual meeting of shareholders, or, if not so elected, at a special meeting of shareholders called for that purpose. At any meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

     The Directors shall be divided into three classes, each class to consist of four Directors unless and until the number of Directors of any such class is changed by the shareholders or Directors as herein provided. The number of Directors of any class may be changed to any number not less than three (i) by the shareholders at a meeting called for the purpose of electing Directors, by the affirmative vote of the shareholders of record entitled to exercise a majority of the voting power for such purpose, or (ii) by the

Directors at a meeting or by action without a meeting, provided, that the number of Directors of each class so changed by the Directors shall not differ by more than one from the number of Directors of such class as last fixed by the shareholders. Any such change in the number of Directors pursuant to the provisions of this Section (i) shall remain in effect until changed by vote of the shareholders or Directors in accordance with this Section, and (ii) shall be in such class or classes as the shareholders or Directors making such change determine. In the event that the Directors increase the number of Directors, the Directors who are in office may fill any vacancy created thereby. Any decrease in the number of Directors to less than the number of Directors then in office by action of the shareholders or Directors pursuant to the provisions of this Section shall not of itself have the effect of removing any incumbent Director or of reducing the term of any incumbent Director and shall only become effective as the resignation, removal from office, death or expiration of the term of any incumbent Director occurs. A separate election shall be held for each class of Directors as hereinafter in this paragraph provided. Directors elected at the first election for the first class shall hold office for the term of one year from the date of their election and until the election of their successors, Directors elected at the first election for the second class shall hold office for the term of two years from the date of their election and until the election of their successors, and Directors elected at the first election for the third class shall hold office for the term of three years from the date of their election and until the election of their successors. At each annual election the successors to the Directors of each class whose term shall expire in that year shall be elected to hold office for the term of three years from the date of their election and until the election of their successors. In case of any increase in the number of Directors of any class, any additional Directors elected to such class shall hold office for a term which shall coincide with the term of such class. All Directors, for whatever terms elected, shall hold office subject to applicable statutory provisions as to the creation of vacancies and removal.


Section 2. Meetings


     Regular meetings of the Directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Directors, and such meetings may be held without further notice.

     Special meetings of the Directors may be called by the Chairman of the Board or by the President or by a Vice President or by the Secretary of the Corporation, or by any two Directors. Notice of the time and place of a special meeting shall be served upon or telephoned to each Director at least twenty-four hours, or mailed, telegraphed or cabled to each Director at least forty-eight hours, prior to the time of the meeting.


Section 3. Quorum


     A majority of the number of Directors then in office shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend.


Section 4. Action Without A Meeting


     Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting in a writing or writings signed by all the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.


Section 5. Committees


     The Directors may from time to time create an executive committee or any other committee or committees of Directors to act in the intervals between meetings of the Directors and may delegate to such committee or committees any of the authority of the Directors other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than three Directors. The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee.

     Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.

                                  ARTICLE III


                                    Officers



Section 1. Officers


     The Corporation may have a Chairman of the Board and shall have a President (both of whom shall be Directors), a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Directors may deem necessary. All of the officers and assistant officers shall be elected by the Directors.


Section 2. Authority And Duties Of Officers


     The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors regardless of whether such authority and duties are customarily incident to such office.

                                   ARTICLE IV


                                Indemnification


     The Corporation shall indemnify:

          (a) each Director or officer of the Corporation who is elected by the Board of Directors (an "officer"),

          (b) each former Director or officer of the Corporation,

          (c) each such Director or officer of the Corporation who is serving or has served at the request of the Corporation as a director, trustee or officer of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, and

          (d) the heirs, executors and administrators of each such Director or officer of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him (by reason of the fact that he is serving or has served in one or more of the foregoing capacities or by reason of any action alleged to have been taken or omitted in any of the foregoing capacities) in connection with any threatened, pending or completed action, suit or proceeding (including any appeals), whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation:

          (i) to indemnify employees, agents and others to the extent not prohibited by applicable law,

          (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for

             (A) any person who is or was a Director, officer, employee or agent of the Corporation,

             (B) any person who is serving or has served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, and

             (C) the heirs, executors and administrators of any of the foregoing against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such (or by reason of action alleged to have been taken or omitted in any such capacity), and

          (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

                                   ARTICLE V


                                 Miscellaneous



Section 1. Transfer And Registration Of Certificates


     The Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.


Section 2. Substituted Certificates


     Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors or to the Executive Committee or to the President or a Vice President and the Secretary or the Treasurer, and, if required by the Directors or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.


Section 3. Voting Upon Shares Held By The Corporation


     Unless otherwise ordered by the Directors, the President in person or by proxy or proxies appointed by him shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.


Section 4. Corporate Seal


     The seal of the Corporation shall be circular in form with the name of the Corporation stamped around the margin and the word "Seal" stamped across the center.


Section 5. Articles To Govern


     In case any provision of these Regulations shall be inconsistent with the Articles, the Articles shall govern.


Section 6. Amendments


     These Regulations may be amended by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal, provided, however, that if an amendment is adopted by written consent without a meeting of the shareholders, the Secretary shall mail a copy of such amendment to each shareholder of record who would have been entitled to vote thereon and did not participate in the adoption thereof.

                                                                         ANNEX F


Section 1701.84 Dissents In Case Of A Merger, Consolidation, Combination, Or Majority Share Acquisition.


The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

     (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781, 1701.79, 1701.791, or 1701.801 of the Revised Code;

     (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

     (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

     (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

     (E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 of the Revised Code.


Section 1701.85 Procedure In Case Of Dissents.


     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division
(D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                         ANNEX G


             SUMMARY OF PROPOSED RIGHTS TO PURCHASE PREFERRED STOCK



     Each share of Brush Engineered Materials common stock will have an associated right, which will entitle the holder of that right to purchase from Brush Engineered Materials one one-hundredth of a share of Series A Junior Participating Preferred Stock, without par value, of Brush Engineered Materials at a price of $110 per one one-hundredth of a share of preferred stock, subject to adjustment. The description and terms of the rights will be set forth in a Rights Agreement between Brush Engineered Materials and National City Bank, N.A., as Rights Agent.


     Under the Rights Agreement, the rights will be evidenced by the certificates evidencing shares of common stock until a distribution under the Rights Agreement occurs. A distribution under the Rights Agreement will occur on the earlier of (a) the close of business on the tenth calendar day following the first date of public announcement that a person (other than Brush Engineered Materials, a subsidiary or employee benefit or stock ownership plan of Brush Engineered Materials or any subsidiary or any entity holding shares of common stock for or pursuant to the terms of any such plan), together with its affiliates and associates, has acquired beneficial ownership of 20% or more of the then-outstanding shares of common stock and (b) the close of business on the tenth business day (or such later date as may be specified by the Board of Directors) following the commencement of a tender offer or exchange offer by any person (other than Brush Engineered Materials, a subsidiary or employee benefit or stock ownership plan of Brush Engineered Materials or any subsidiary or any entity holding shares of common stock for or pursuant to the terms of any such plan), the consummation of which would result in beneficial ownership by such person of 20% or more of the then-outstanding shares of common stock.


     The Rights Agreement will provide that, until a distribution under the Rights Agreement occurs, the rights may be transferred with, and only with, the shares of common stock. Furthermore, until a distribution under the Rights Agreement occurs (or until the earlier redemption or expiration of the rights),
(a) any certificate evidencing shares of common stock of Brush Engineered Materials issued upon the transfer or new issuance of shares of common stock will contain a notation incorporating the Rights Agreement by reference and (b) the surrender for transfer of any certificates evidencing shares of common stock will also constitute the transfer of the rights associated with the surrendered certificates. As soon as practicable following a distribution under the Rights Agreement, separate certificates evidencing the rights will be mailed to record holders of shares of common stock as of the close of business on the date the distribution occurs. After the distribution, these separate certificates, alone, will evidence the rights. No right is exercisable at any time prior to the declaration of a distribution under the Rights Agreement. The rights will expire
on                . Before their expiration, rights may be redeemed, exchanged or amended by Brush Engineered Materials, as described below. Until a right is exercised, the holder of the right, as such, will have no rights as a shareholder of Brush Engineered Materials, including the right to vote or to receive dividends.


     The purchase price payable, and the number of the shares of preferred stock or other securities issuable, upon exercise of the rights will be subject to adjustment from time to time to prevent dilution (a) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the shares of preferred stock, (b) upon the grant to holders of shares of preferred stock of certain rights or warrants to subscribe for or purchase the shares of preferred stock at a price, or securities convertible into the shares of preferred stock with a conversion price that is less than the then-current market price of the shares of preferred stock or (c) upon the distribution to holders of the shares of preferred stock of evidences of indebtedness, cash (excluding regular periodic cash dividends), assets, stock (excluding dividends payable in the shares of preferred stock) or subscription rights or warrants (other than those referred to above). The number of rights associated with each Preferred Share will be subject to adjustment in the event of a stock dividend on the shares of common stock payable in shares of common stock or a subdivision, combination or reclassification of shares of common stock occurring, in any such case, prior to the occurrence of a distribution under the Rights Agreement.

     Rights will be exercisable to purchase shares of preferred stock only after the date of a distribution under the Rights Agreement and prior to the occurrence of an event described in the next paragraph. A distribution resulting from the commencement of a tender offer or exchange offer described in clause
(b) of the second paragraph of this summary could precede the occurrence of an event described in the following paragraph and thus result in the rights being exercisable to purchase shares of preferred stock. A distribution resulting from any occurrence described in clause (a) of the second paragraph of this summary would necessarily follow the occurrence of an event described in the next paragraph and thus result in the rights being exercisable to purchase shares of common stock or other securities as described below.


     Under the Rights Agreement, the terms of the rights automatically adjust in the event that (a) any person or entity, together with its affiliates and associates, becomes the beneficial owner of 20% or more of the outstanding shares of common stock of Brush Engineered Materials, (b) any person or entity that, together with its affiliates and associates, has acquired beneficial ownership of 20% or more of the outstanding shares of common stock of Brush Engineered Materials, or any affiliate or associate of such a person or entity, merges into or combines with Brush Engineered Materials and Brush Engineered Materials is the surviving corporation, (c) any person or entity that, together with its affiliates and associates, has acquired beneficial ownership of 20% or more of the outstanding shares of common stock of Brush Engineered Materials, or any affiliate or associate of such a person or entity, effects certain other transactions with Brush Engineered Materials or (d) during such time as there is a person or entity that, together with its affiliates and associates, has acquired beneficial ownership of 20% or more of the outstanding shares of common stock of Brush Engineered Materials, Brush Engineered Materials effects certain transactions, in each case as described in the Rights Agreement. Upon the occurrence of any event described in this paragraph, above, proper provision will be made so that from and after the latest of (a) the date on which such event occurred, (b) the first date of public announcement that a person or entity (other than certain affiliates of Brush Engineered Materials) has, together with its affiliates and associates, acquired beneficial ownership of 20% or more of the common stock and (c) the date of a distribution under the Rights Agreement, each holder of a right (other than rights that are or were owned beneficially by a person or entity that, together with its associates and affiliates, has acquired 20% of the common stock, which rights will be void), will have the right to receive, upon exercise of the right at the then-current exercise price of the right, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities of Brush Engineered Materials) that at the time of such event have a market value of two times the exercise price of the right.

     Under the Rights Agreement, the terms of the rights also automatically adjust in the event that, at any time after a person or entity, together with its affiliates and associates, has acquired beneficial ownership of 20% or more of the outstanding shares of common stock of Brush Engineered Materials, (a) Brush Engineered Materials merges with or into any person and Brush Engineered Materials is not the surviving corporation, (b) any person merges with or into Brush Engineered Materials and Brush Engineered Materials is the surviving corporation, but all or part of the shares of common stock are changed or exchanged for stock or other securities of any other person or cash or any other property or (c) 50% or more of Brush Engineered Materials' assets or earning power, including securities creating obligations of Brush Engineered Materials, are sold, in each case as described in the Rights Agreement. Upon the occurrence of any such event, proper provision will be made so that, from and after the latest of (a) the date on which such event occurred, (b) the first date of public announcement that a person or entity (other than certain affiliates of Brush Engineered Materials) has, together with its affiliates and associates, acquired beneficial ownership of 20% or more of the common stock and (c) the date of a distribution under the Rights Agreement, each holder of a right, other than rights that have become void, will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the right, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of such other person that at the time of the event have a market value of two times the exercise price of the right.

     From and after the date of the first occurrence of an event described in the next preceding paragraph, rights (other than any rights that have become void) will be exercisable as described above, upon payment of the aggregate exercise price in cash. In addition, at any time after the later of (a) the first date of public announcement that a person or entity (other than certain affiliates of Brush Engineered Materials) has, together with its affiliates and associates, acquired beneficial ownership of 20% or more of the common stock and (b) the date of a distribution under the Rights Agreement, and prior to the acquisition by any person or group of affiliated or associated persons of 50% or more of the outstanding shares of common stock, Brush Engineered Materials may exchange the rights (other than any rights that have become void), in whole or in part, at an exchange ratio of one share of common stock per right (subject to adjustment).

     With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment in the purchase price of at least 1%. Brush Engineered Materials will not be required to issue fractional shares of preferred stock (other than fractions that are integral multiples of one one-hundredth of a Preferred Share, which may, at the option of Brush Engineered Materials, be evidenced by depositary receipts) or fractional shares of common stock or other securities issuable upon the exercise of rights. In lieu of issuing such securities, Brush Engineered Materials may make a cash payment, as provided in the Rights Agreement.

     Brush Engineered Materials may, at its option, redeem the rights in whole, but not in part, at a price of $0.01 per right, subject to adjustment, at any time prior to the close of business on the later of (a) the date on which a distribution under the Rights Agreement occurs and (b) the date of the first occurrence of an event that causes the terms of the rights to automatically adjust, which events are described above. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price described in this paragraph.

     The Rights Agreement may be amended by Brush Engineered Materials without the approval of any holders of certificates evidencing rights, including amendments that increase or decrease the purchase price, that add other events requiring adjustment to the purchase price payable and the number of the shares of preferred stock or other securities issuable upon the exercise of the rights or that modify procedures relating to the redemption of the rights, except that no amendment may be made that decreases the stated redemption price to an amount less than $0.01 per right.

     The Board of Directors will have the exclusive power and authority to administer the Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to Brush Engineered Materials therein, or as may be necessary or advisable in the administration of the Rights Agreement, including without limitation the right and power to interpret the provisions of the Rights Agreement and to make all determinations deemed necessary or advisable for the administration of the Rights Agreement (including any determination to redeem or not redeem the rights or to amend or not amend the Rights Agreement). All such actions, calculations, interpretations and determinations (including any omission with respect to any of the foregoing) which are done or made by the Board of Directors in good faith will be final, conclusive and binding on Brush Engineered Materials, National City Bank, N.A., as Rights Agent, the holders of the rights and all other parties and will not subject the Board of Directors to any liability to any person, including without limitation the Rights Agent and the holders of the rights.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     In general, a director of an Ohio corporation will not be found to have violated his fiduciary duties unless there is proof by clear and convincing evidence that the director (1) has not acted in good faith, (2) has not acted in a manner he reasonably believes to be in or not opposed to the best interests of the corporation or (3) has not acted with the care that an ordinarily prudent person in a like position would use under similar circumstances. Monetary damages for any act taken or omission made as a director are generally awarded only if it is proved by clear and convincing evidence that the director undertook such act or omission either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.

     Under Ohio law, a corporation must indemnify its directors, officers, employees and agents against expenses reasonably incurred in connection with the successful defense (on the merits or otherwise) of an action, suit or proceeding. A corporation may indemnify such persons in actions, suits and proceedings (including certain derivative suits) if the individual has acted in good faith and in a manner that he believes to be in or not opposed to the best interests of the corporation. In the case of a criminal proceeding, the individual must also have no reasonable cause to believe that his conduct was unlawful.

     Indemnification may be made only if ordered by a court or if authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such a determination may be made by a majority of the disinterested directors, by independent legal counsel or by the shareholders.

     Under Ohio law, a corporation may pay the expenses of any indemnified individual as they are incurred, in advance of the final disposition of the matter, if the individual provides an undertaking to repay the amount if it is ultimately determined that he is not entitled to be indemnified. Ohio law generally requires all expenses, including attorney's fees, incurred by a director in defending any action, suit or proceeding to be paid by the corporation as they are incurred if the director agrees (i) to repay such amounts in the event that it is proved by clear and convincing evidence that his action or omission was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation and (ii) to reasonably cooperate with the corporation concerning the action, suit or proceeding.

     The code of regulations of Brush Engineered Materials Inc. provides for indemnification that is coextensive with that permitted under Ohio law. In addition, Brush Engineered Materials Inc. may enter into agreements that indemnify its directors and certain of its officers to the maximum extent permitted by applicable law. The indemnification so granted is not limited to the indemnification specifically authorized by the Ohio General Corporation Law. Each agreement represents a contractual obligation of Brush Engineered Materials Inc. that cannot be altered unilaterally.

     It is anticipated that Brush Engineered Materials Inc. will obtain a directors' and officers' liability insurance policy, pursuant to which the directors and officers of Brush Engineered Materials will be insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

Item 21.  Exhibits and Financial Statement Schedules.


EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
     1         Inapplicable.
     2         Agreement of Merger among Brush Wellman Inc. and Brush
               Engineered Materials Inc. (filed as Annex A to this proxy
               statement/prospectus and constituting a part of this
               registration statement).
     3(a)      Articles of Incorporation of Brush Engineered Materials Inc.
               (filed as Annex B to this proxy statement/prospectus and
               constituting a part of this registration statement).

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
     3(b)      Code of Regulations of Brush Engineered Materials Inc.
               (filed as Annex C to this proxy statement/prospectus and
               constituting a part of this registration statement).
     3(c)      Second Amended and Restated Articles of Incorporation of
               Brush Wellman Inc., dated January 27, 1998 (filed as Annex D to this proxy statement/prospectus and constituting a part of this registration statement).
     3(d)      Code of Regulations of Brush Wellman Inc., as amended April
               27, 1993 (filed as Annex E to this proxy
               statement/prospectus and constituting a part of this
               registration statement).
     4(a)*     Form of Certificate of a share of common stock of Brush
               Engineered Materials Inc.
     4(b)      Credit Agreement, dated as of December 13, 1994, between
               Brush Wellman Inc. and National City Bank acting for itself and as agent for three other banking institutions (filed as
               Exhibit 4(a) to Brush Wellman's For 10-K Annual Report for
               the year ended December 31, 1994, Commission File No.
               1-07006), incorporated herein by reference.
     4(c)      First Amendment to Amended and Restated Credit Agreement,
               dated as of December 30, 1996, between Brush Wellman Inc.
               and National City Bank acting for itself and as agent for
               three other banking institutions (filed as Exhibit 4(b) to
               Brush Wellman's Form 10-K Annual Report for the year ended
               December 31, 1996), incorporated herein by reference.
     4(d)      Second Amendment to Amended and Restated Credit Agreement,
               dated as of September 2, 1997, between Brush Wellman Inc.
               and National City Bank acting for itself and as agent for
               certain other banking institutions (filed as Exhibit 4(c) to
               Brush Wellman's Form 10-K Annual Report for the year ended
               December 31, 1997), incorporated herein by reference.
     4(e)      Third Amendment to Amended and Restated Credit Agreement,
               dated as of January 26, 1999, between Brush Wellman Inc. and
               National City Bank acting for itself and as agent for
               certain other banking institutions (filed as Exhibit 4(d) to
               Brush Wellman's Form 10-K Annual Report for the year ended
               December 31, 1998).
     4(f)      Rights Agreement between Brush Wellman Inc. and National
               City Bank N.A., dated as of January 27, 1998 (filed as
               Exhibit 4(d) to Brush Wellman's Form 10-K Annual Report for
               the year ended December 31, 1997), incorporated herein by
               reference.
     4(g)      Issuing and Paying Agency Agreement, dated as of February 1,
               1990, including a specimen form of a medium term note issued thereunder, between Brush Wellman Inc. and First Trust N.A.
               (formerly with Morgan Guaranty Trust Company of New York)
               (filed as Exhibit 4(c) to Brush Wellman's Form 10-K Annual
               Report for the year ended December 31, 1994, Commission File
               No. 1-07006), incorporated herein by reference.
     4(h)      Pursuant to Regulation S-K, Item 601 (b)(4), Brush
               Engineered Materials Inc. agrees to furnish to the
               Commission, upon its request, a copy of the instruments
               defining the rights of holders of long-term debt of Brush
               Wellman Inc. that are not being filed with this report.
     4(i)      Fourth Amendment to Amended and Restated Credit Agreement,
               dated September 30, 1999, between Brush Wellman Inc. and
               National City Bank acting for itself and as agent for
               certain other banking institutions (filed as Exhibit 4h to
               Brush Wellman's Form 10-K Annual Report for the year ended
               December 31, 1999), incorporated herein by reference.
     5*        Form of opinion and consent of Jones, Day, Reavis & Pogue.
     8*        Form of tax opinion of Jones, Day, Reavis & Pogue.
    10(a)      Employment Agreement, dated as of March 20, 1991, between
               Brush Wellman Inc. and Gordon D. Harnett (filed as Exhibit
               10(a) to Brush Wellman's Form 10-K Annual Report for the
               year ended December 31, 1990, Commission File No. 1-07006), incorporated herein by reference.

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
    10(b)      Form of Employment Agreement, dated as of February 20, 1989, between Brush Wellman Inc. and Andrew J. Sandor (filed as
               Exhibit 10(b) to Brush Wellman's Form 10-K Annual Report for
               the year ended December 31, 1994, Commission File No.
               1-07006), incorporated herein by reference.
    10(c)      Form of Employment Agreement, dated as of March 2, 1999,
               between Brush Wellman Inc. and each of Michael D. Anderson,
               Jordan P. Frazier, John D. Grampa, Michael C. Hasychak,
               Alfonso T. Lubrano and John J. Paschall (filed as Exhibit
               10(c) to Brush Wellman's Form 10-K Annual Report for the
               year ended December 31, 1998), incorporated herein by
               reference.
    10(d)      Form of Amendment to the February 20, 1989 Employment
               Agreement, dated as of February 28, 1991, between Brush
               Wellman Inc. and Andrew J. Sandor (filed as Exhibit 10(c) to
               Brush Wellman's Form 10-K Annual Report for the year ended
               December 31, 1990, Commission File No. 1-07006),
               incorporated herein by reference.
    10(e)      Form of Employment Agreement between Brush Wellman Inc. and each of Daniel A. Skoch, dated as of January 28, 1992,
               Stephen Freeman, dated as of August 3, 1993, and Brian J.
               Derry, dated as of May 6, 1997 (filed as Exhibit 10(d) to
               Brush Wellman's Form 10-K Annual Report for the year ended
               December 31, 1991), incorporated herein by reference.
    10(f)      Form of Employment Agreement, dated as of June 29, 1998,
               between Brush Wellman Inc. and William R. Seelbach (filed as
               Exhibit 10(a) to Brush Wellman's Form 10-Q Quarterly Report
               for the quarter ended July 3, 1998), incorporated herein by reference.
    10(g)      Employment Arrangement, dated as of June 3, 1998, between
               Brush Wellman Inc. and William R. Seelbach (filed as Exhibit
               10(b) to Brush Wellman's Form 10-Q Quarterly Report for the
               quarter ended July 3, 1998), incorporated herein by
               reference.
    10(h)      Addendum to Employment Arrangement, dated as of June 24,
               1998, between Brush Wellman Inc. and William R. Seelbach
               (filed as Exhibit 10(c) to Brush Wellman's Form 10-Q
               Quarterly Report for the quarter ended July 3, 1998),
               incorporated herein by reference.
    10(i)      Form of Indemnification Agreement, dated as of June 29,
               1998, between Brush Wellman Inc. and William R. Seelbach
               (filed as Exhibit 10(d) to Brush Wellman's Form 10-Q
               Quarterly Report for the quarter ended July 3, 1998),
               incorporated herein by reference.
    10(j)      Form of Trust Agreement between Brush Wellman Inc. and Key
               Trust Company of Ohio, N.A. (formerly Ameritrust Company
               National Association) on behalf of Brush Wellman Inc.'s
               executive officers (filed as Exhibit 10(e) to Brush
               Wellman's Form 10-K Annual Report for the year ended
               December 31, 1994, Commission File No. 1-07006),
               incorporated herein by reference.
    10(k)      Form of Indemnification Agreement entered into by Brush
               Wellman Inc. and its executive officers (filed as Exhibit
               10(g) to Brush Wellman's Form 10-K Annual Report for the
               year ended December 31, 1994, Commission File No. 1-07006), incorporated herein by reference.
    10(l)      Form of Indemnification Agreement entered into by Brush
               Wellman Inc. and its directors (filed as Exhibit 10(h) to
               Brush Wellman's Form 10-K Annual Report for the year ended
               December 31, 1994, Commission File No. 1-07006),
               incorporated herein by reference.
    10(m)      Deferred Compensation Plan for Nonemployee Directors,
               effective January 1, 1992 (filed as Exhibit I to Brush
               Wellman's Proxy Statement dated March 6, 1992, Commission
               File No. 1-7006), incorporated herein by reference.
    10(n)      Form of Trust Agreement between Brush Wellman Inc. and
               National City Bank, dated as of January 1, 1992, on behalf of Nonemployee Directors of Brush Wellman Inc. (filed as
               Exhibit 10(k) to Brush Wellman's Form 10-K Annual Report for
               the year ended December 31, 1992, Commission File No.
               1-07006), incorporated herein by reference.

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
    10(o)      Incentive Compensation Plan adopted December 16, 1991,
               effective January 1, 1992 (filed as Exhibit 10(l) to Brush
               Wellman's Form 10-K Annual Report for the year ended
               December 31, 1991, Commission File No. 1-07006),
               incorporated herein by reference.
    10(p)      Supplemental Retirement Plan, as amended and restated
               December 1, 1992 (filed as Exhibit 10(n) to Brush Wellman's
               Form 10-K Annual Report for the year ended December 31,
               1992, Commission File No. 1-07006), incorporated herein by reference.
    10(q)      Amendment Number 2, adopted January 1, 1996, to Supplemental
               Retirement Benefit Plan, as amended and restated December 1,
               1992 (filed as Exhibit 10(o) to Brush Wellman's Form 10-K
               Annual Report for the year ended December 31, 1995),
               incorporated herein by reference.
    10(r)      Amendment Number 3, adopted May 5, 1998, to Supplemental
               Retirement Benefit Plan, as amended and restated December 1,
               1992 (filed as Exhibit 10(s) to Brush Wellman's Form 10-K
               Annual Report for the year ended December 31, 1998),
               incorporated herein by reference.
    10(s)      Amendment Number 4, adopted December 1, 1998, to
               Supplemental Retirement Benefit Plan, as amended and
               restated December 1, 1992 (filed as Exhibit 10(t) to Brush
               Wellman's Form 10-K Annual Report for the year ended
               December 31, 1998), incorporated herein by reference.
    10(t)      Amendment Number 5, adopted December 31, 1998, to
               Supplemental Retirement Benefit Plan, as amended and
               restated December 1, 1992 (filed as Exhibit 10(u) to Brush
               Wellman's Form 10-K Annual Report for the year ended
               December 31, 1998), incorporated herein by reference.
    10(u)      Form of Trust Agreement between Brush Wellman Inc. and Key
               Trust Company of Ohio, N.A. (formerly Society National
               Bank), dated as of January 8, 1993, pursuant to the December
               1, 1992 amended Supplemental Retirement Benefit Plan (filed as Exhibit 10(p) to Brush Wellman's Form 10-K Annual Report
               for the year ended December 31, 1992, Commission File No.
               1-07006), incorporated herein by reference.
    10(v)      Key Employee Share Option Plan (filed on Form S-8 on May 5,
               1998), incorporated herein by reference.
    10(w)      1979 Stock Option Plan, as amended pursuant to approval of shareholders on April 21, 1982 (filed as Exhibit 15A to
               Post-Effective Amendment No. 3 to Registration Statement No.
               2-64080), incorporated herein by reference.
    10(x)      1984 Stock Option Plan as amended by the Board of Directors on April 18, 1984 and February 24, 1987 (filed as Exhibit
               4.4 to Registration Statement No. 33-28605), incorporated
               herein by reference.
    10(y)      1989 Stock Option Plan (filed as Exhibit 4.5 to Registration
               Statement No. 33-28605), incorporated herein by reference.
    10(z)      1995 Stock Incentive Plan, as amended March 3, 1998 (filed as Exhibit A to Brush Wellman's Proxy Statement, dated March
               16, 1998, Commission File No. 1-7006), incorporated herein by reference.
    10(aa)     Lease, dated as of October 1, 1996, between Brush Wellman
               Inc. and Toledo-Lucas County Port Authority (filed as
               Exhibit 10(v) to Brush Wellman's Form 10-K Annual Report for
               the year ended December 31, 1996), incorporated herein by
               reference.
    10(bb)     Master Lease Agreement, dated as of December 30, 1996,
               between Brush Wellman Inc. and National City Bank acting for itself and as agent for certain participants (filed as
               Exhibit 10(w) to Brush Wellman's Form 10-K Annual Report for
               the year ended December 31, 1996), incorporated herein by
               reference.

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
    10(cc)     First Amendment to Master Lease Agreement, dated as of
               September 2, 1997, between Brush Wellman Inc. and National
               City Bank acting for itself and as agent for certain
               participants (filed as Exhibit 10(ee) to Brush Wellman's
               Form 10-K Annual Report for the year ended December 31,
               1998).
    10(dd)     Second Amendment to Master Lease Agreement and Amendment to
               Disbursement Schedules, dated as of January 26, 1999,
               between Brush Wellman Inc. and National City Bank acting for itself and as agent for certain participants (filed as
               Exhibit 10(ff) to Brush Wellman's Form 10-K Annual Report
               for the year ended December 31, 1998), incorporated herein by reference.
    10(ee)     1997 Stock Incentive Plan for Non-Employee Directors (filed as Exhibit B to Brush Wellman's Proxy Statement dated March
               16, 1998, Commission File No. 1-7006), incorporated herein by reference.
    10(ff)     Form of Employment Agreement entered into by the Company and
               John Grampa (filed as Exhibit 10(ff) to Brush Wellman's Form
               10-K Annual Report for the year ended December 31, 1999),
               incorporated herein by reference.
    10(gg)     Brush Wellman Executive Deferred Compensation Plan, dated
               September 14, 1999 (filed as Exhibit 10(gg) to Brush
               Wellman's Form 10-K Annual Report for the year ended
               December 31, 1999), incorporated herein by reference.
    10(hh)     Trust Agreement for Brush Wellman Executive Deferred
               Compensation Plan, dated September 14, 1999 (filed as
               Exhibit 10(hh) to Brush Wellman's Form 10-K Annual Report
               for the year ended December 31, 1999), incorporated herein by reference.
    10(ii)     Third Amendment to Master Lease Agreement and Amendment to
               Disbursement Schedules dated September 30, 1999 between
               Brush Wellman Inc. and National City Bank acting for itself as agent for certain participants (filed as Exhibit 10(ii)
               to Brush Wellman's Form 10-K Annual Report for the year
               ended December 31, 1999), incorporated herein by reference.
    13(a)      Annual report on Form 10-K of Brush Wellman Inc. for the
               fiscal year ended December 31, 1999 (incorporated herein by reference to such report as filed with the Securities and
               Exchange Commission by Brush Wellman Inc., Securities and
               Exchange Commission File No. 1-7006).
    21**       Subsidiaries of the registrant.
    23(a)*     Consent of Ernst & Young LLP, independent public
               accountants.
    23(b)*     Form of opinion and consent of Jones, Day, Reavis & Pogue
               (incorporated by reference to Exhibit 5 hereto).
    24**       Power of Attorney for each director and officer of Brush
               Engineered Materials Inc. signing this registration
               statement.
    27         Financial Data Schedule 1999 (filed as Exhibit 27 to Brush
               Wellman's Form 10-K Annual Report for the year ended
               December 31, 1999), incorporated herein by reference.
    99(a)**    Form of proxy card of Brush Wellman Inc.
    99(b)**    Consents of prospective directors of Brush Engineered
               Materials Inc.


---------------

  * Filed herewith.



 ** Filed previously.

Item 22. Undertakings.


     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement."

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (f) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (g) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on March 29, 2000.


                                          BRUSH ENGINEERED MATERIALS INC.

                                          By /s/ JOHN D. GRAMPA
                                            ------------------------------------
                                             John D. Grampa
                                             Director, Vice President, Finance
                                             and Chief
                                             Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                       SIGNATURES                                              DATE
                       ----------                                              ----

*                                                                         March 29, 2000
--------------------------------------------------------
Gordon D. Harnett
Chairman of the Board, President and Chief Executive
Officer (Principal Executive Officer)

/s/ JOHN D. GRAMPA                                                        March 29, 2000
--------------------------------------------------------
John D. Grampa
Director, Vice President, Finance and Chief Financial
Officer (Principal Financial and Accounting Officer)

*                                                                         March 29, 2000
--------------------------------------------------------
Michael C. Hasychak
Director, Vice President, Secretary and Treasurer


* The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which are being filed herewith with the Securities and Exchange Commission on behalf of such officers and directors.



By /s/ JOHN D. GRAMPA                                                     March 29, 2000
--------------------------------------------------------
   John D. Grampa
   Director, Vice President, Finance and Chief Financial
   Officer

                                 EXHIBIT INDEX


EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
     1         Inapplicable.
     2         Agreement of Merger among Brush Wellman Inc. and Brush
               Engineered Materials Inc. (filed as Annex A to this proxy
               statement/prospectus and constituting a part of this
               registration statement).
     3(a)      Amended and Restated Articles of Incorporation of Brush
               Engineered Materials Inc. (filed as Annex B to this proxy
               statement/prospectus and constituting a part of this
               registration statement).
     3(b)      Amended and Restated Code of Regulations of Brush Engineered
               Materials Inc. (filed as Annex C to this proxy
               statement/prospectus and constituting a part of this
               registration statement).
     3(c)      Second Amended and Restated Articles of Incorporation of
               Brush Wellman Inc., dated January 27, 1998 (filed as Annex D to this proxy statement/prospectus and constituting a part of this registration statement).
     3(d)      Code of Regulations of Brush Wellman Inc., as amended April
               27, 1993 (filed as Annex E to this proxy
               statement/prospectus and constituting a part of this
               registration statement).
     4(a)*     Form of Certificate of a share of common stock of Brush
               Engineered Materials Inc.
     4(b)      Credit Agreement, dated as of December 13, 1994, between
               Brush Wellman Inc. and National City Bank acting for itself and as agent for three other banking institutions (filed as
               Exhibit 4(a) to Brush Wellman's For 10-K Annual Report for
               the year ended December 31, 1994, Commission File No.
               1-07006), incorporated herein by reference.
     4(c)      First Amendment to Amended and Restated Credit Agreement,
               dated as of December 30, 1996, between Brush Wellman Inc.
               and National City Bank acting for itself and as agent for
               three other banking institutions (filed as Exhibit 4(b) to
               Brush Wellman's Form 10-K Annual Report for the year ended
               December 31, 1996), incorporated herein by reference.
     4(d)      Second Amendment to Amended and Restated Credit Agreement,
               dated as of September 2, 1997, between Brush Wellman Inc.
               and National City Bank acting for itself and as agent for
               certain other banking institutions (filed as Exhibit 4(c) to
               Brush Wellman's Form 10-K Annual Report for the year ended
               December 31, 1997), incorporated herein by reference.
     4(e)      Third Amendment to Amended and Restated Credit Agreement,
               dated as of January 26, 1999, between Brush Wellman Inc. and
               National City Bank acting for itself and as agent for
               certain other banking institutions (filed as Exhibit 4(d) to
               Brush Wellman's Form 10-K Annual Report for the year ended
               December 31, 1998).
     4(f)      Rights Agreement between Brush Wellman Inc. and National
               City Bank N.A., dated as of January 27, 1998 (filed as
               Exhibit 4(d) to Brush Wellman's Form 10-K Annual Report for
               the year ended December 31, 1997), incorporated herein by
               reference.
     4(g)      Issuing and Paying Agency Agreement, dated as of February 1,
               1990, including a specimen form of a medium term note issued thereunder, between Brush Wellman Inc. and First Trust N.A.
               (formerly with Morgan Guaranty Trust Company of New York)
               (filed as Exhibit 4(c) to Brush Wellman's Form 10-K Annual
               Report for the year ended December 31, 1994, Commission File
               No. 1-07006), incorporated herein by reference.
     4(h)      Pursuant to Regulation S-K, Item 601 (b)(4), Brush
               Engineered Materials Inc. agrees to furnish to the
               Commission, upon its request, a copy of the instruments
               defining the rights of holders of long-term debt of Brush
               Wellman Inc. that are not being filed with this report.
     4(i)      Fourth Amendment to Amended and Restated Credit Agreement,
               dated September 30, 1999, between Brush Wellman Inc. and
               National City Bank acting for itself and as agent for
               certain other banking institutions (filed as Exhibit 4(h) to
               Brush Wellman's Form 10-K Annual Report for the year ended
               December 31, 1999), incorporated herein by reference.

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
     5*        Form of opinion and consent of Jones, Day, Reavis & Pogue.
     8*        Form of tax opinion of Jones, Day, Reavis & Pogue.
    10(a)      Employment Agreement, dated as of March 20, 1991, between
               Brush Wellman Inc. and Gordon D. Harnett (filed as Exhibit
               10(a) to Brush Wellman's Form 10-K Annual Report for the
               year ended December 31, 1990, Commission File No. 1-07006), incorporated herein by reference.
    10(b)      Form of Employment Agreement, dated as of February 20, 1989, between Brush Wellman Inc. and Andrew J. Sandor (filed as
               Exhibit 10(b) to Brush Wellman's Form 10-K Annual Report for
               the year ended December 31, 1994, Commission File No.
               1-07006), incorporated herein by reference.
    10(c)      Form of Employment Agreement, dated as of March 2, 1999,
               between Brush Wellman Inc. and each of Michael D. Anderson,
               Jordan P. Frazier, John D. Grampa, Michael C. Hasychak,
               Alfonso T. Lubrano and John J. Paschall (filed as Exhibit
               10(c) to Brush Wellman's Form 10-K Annual Report for the
               year ended December 31, 1998), incorporated herein by
               reference.
    10(d)      Form of Amendment to the February 20, 1989 Employment
               Agreement, dated as of February 28, 1991, between Brush
               Wellman Inc. and Andrew J. Sandor (filed as Exhibit 10(c) to
               Brush Wellman's Form 10-K Annual Report for the year ended
               December 31, 1990, Commission File No. 1-07006),
               incorporated herein by reference.
    10(e)      Form of Employment Agreement between Brush Wellman Inc. and each of Daniel A. Skoch, dated as of January 28, 1992,
               Stephen Freeman, dated as of August 3, 1993, and Brian J.
               Derry, dated as of May 6, 1997 (filed as Exhibit 10(d) to
               Brush Wellman's Form 10-K Annual Report for the year ended
               December 31, 1991), incorporated herein by reference.
    10(f)      Form of Employment Agreement, dated as of June 29, 1998,
               between Brush Wellman Inc. and William R. Seelbach (filed as
               Exhibit 10(a) to Brush Wellman's Form 10-Q Quarterly Report
               for the quarter ended July 3, 1998), incorporated herein by reference.
    10(g)      Employment Arrangement, dated as of June 3, 1998, between
               Brush Wellman Inc. and William R. Seelbach (filed as Exhibit
               10(b) to Brush Wellman's Form 10-Q Quarterly Report for the
               quarter ended July 3, 1998), incorporated herein by
               reference.
    10(h)      Addendum to Employment Arrangement, dated as of June 24,
               1998, between Brush Wellman Inc. and William R. Seelbach
               (filed as Exhibit 10(c) to Brush Wellman's Form 10-Q
               Quarterly Report for the quarter ended July 3, 1998),
               incorporated herein by reference.
    10(i)      Form of Indemnification Agreement, dated as of June 29,
               1998, between Brush Wellman Inc. and William R. Seelbach
               (filed as Exhibit 10(d) to Brush Wellman's Form 10-Q
               Quarterly Report for the quarter ended July 3, 1998),
               incorporated herein by reference.
    10(j)      Form of Trust Agreement between Brush Wellman Inc. and Key
               Trust Company of Ohio, N.A. (formerly Ameritrust Company
               National Association) on behalf of Brush Wellman Inc.'s
               executive officers (filed as Exhibit 10(e) to Brush
               Wellman's Form 10-K Annual Report for the year ended
               December 31, 1994, Commission File No. 1-07006),
               incorporated herein by reference.
    10(k)      Form of Indemnification Agreement entered into by Brush
               Wellman Inc. and its executive officers (filed as Exhibit
               10(g) to Brush Wellman's Form 10-K Annual Report for the
               year ended December 31, 1994, Commission File No. 1-07006), incorporated herein by reference.
    10(l)      Form of Indemnification Agreement entered into by Brush
               Wellman Inc. and its directors (filed as Exhibit 10(h) to
               Brush Wellman's Form 10-K Annual Report for the year ended
               December 31, 1994, Commission File No. 1-07006),
               incorporated herein by reference.

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
    10(m)      Deferred Compensation Plan for Nonemployee Directors,
               effective January 1, 1992 (filed as Exhibit I to Brush
               Wellman's Proxy Statement dated March 6, 1992, Commission
               File No. 1-7006), incorporated herein by reference.
    10(n)      Form of Trust Agreement between Brush Wellman Inc. and
               National City Bank, dated as of January 1, 1992, on behalf of Nonemployee Directors of Brush Wellman Inc. (filed as
               Exhibit 10(k) to Brush Wellman's Form 10-K Annual Report for
               the year ended December 31, 1992, Commission File No.
               1-07006), incorporated herein by reference.
    10(o)      Incentive Compensation Plan adopted December 16, 1991,
               effective January 1, 1992 (filed as Exhibit 10(l) to Brush
               Wellman's Form 10-K Annual Report for the year ended
               December 31, 1991, Commission File No. 1-07006),
               incorporated herein by reference.
    10(p)      Supplemental Retirement Plan, as amended and restated
               December 1, 1992 (filed as Exhibit 10(n) to Brush Wellman's
               Form 10-K Annual Report for the year ended December 31,
               1992, Commission File No. 1-07006), incorporated herein by reference.
    10(q)      Amendment Number 2, adopted January 1, 1996, to Supplemental
               Retirement Benefit Plan, as amended and restated December 1,
               1992 (filed as Exhibit 10(o) to Brush Wellman's Form 10-K
               Annual Report for the year ended December 31, 1995),
               incorporated herein by reference.
    10(r)      Amendment Number 3, adopted May 5, 1998, to Supplemental
               Retirement Benefit Plan, as amended and restated December 1,
               1992 (filed as Exhibit 10(s) to Brush Wellman's Form 10-K
               Annual Report for the year ended December 31, 1998),
               incorporated herein by reference.
    10(s)      Amendment Number 4, adopted December 1, 1998, to
               Supplemental Retirement Benefit Plan, as amended and
               restated December 1, 1992 (filed as Exhibit 10(t) to Brush
               Wellman's Form 10-K Annual Report for the year ended
               December 31, 1998), incorporated herein by reference.
    10(t)      Amendment Number 5, adopted December 31, 1998, to
               Supplemental Retirement Benefit Plan, as amended and
               restated December 1, 1992 (filed as Exhibit 10(u) to Brush
               Wellman's Form 10-K Annual Report for the year ended
               December 31, 1998), incorporated herein by reference.
    10(u)      Form of Trust Agreement between Brush Wellman Inc. and Key
               Trust Company of Ohio, N.A. (formerly Society National
               Bank), dated as of January 8, 1993, pursuant to the December
               1, 1992 amended Supplemental Retirement Benefit Plan (filed as Exhibit 10(p) to Brush Wellman's Form 10-K Annual Report
               for the year ended December 31, 1992, Commission File No.
               1-07006), incorporated herein by reference.
    10(v)      Key Employee Share Option Plan (filed on Form S-8 on May 5,
               1998), incorporated herein by reference.
    10(w)      1979 Stock Option Plan, as amended pursuant to approval of shareholders on April 21, 1982 (filed as Exhibit 15A to
               Post-Effective Amendment No. 3 to Registration Statement No.
               2-64080), incorporated herein by reference.
    10(x)      1984 Stock Option Plan as amended by the Board of Directors on April 18, 1984 and February 24, 1987 (filed as Exhibit
               4.4 to Registration Statement No. 33-28605), incorporated
               herein by reference.
    10(y)      1989 Stock Option Plan (filed as Exhibit 4.5 to Registration
               Statement No. 33-28605), incorporated herein by reference.
    10(z)      1995 Stock Incentive Plan, as amended March 3, 1998 (filed as Exhibit A to Brush Wellman's Proxy Statement, dated March
               16, 1998, Commission File No. 1-7006), incorporated herein by reference.

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
    10(aa)     Lease, dated as of October 1, 1996, between Brush Wellman
               Inc. and Toledo-Lucas County Port Authority (filed as
               Exhibit 10(v) to Brush Wellman's Form 10-K Annual Report for
               the year ended December 31, 1996), incorporated herein by
               reference.
    10(bb)     Master Lease Agreement, dated as of December 30, 1996,
               between Brush Wellman Inc. and National City Bank acting for itself and as agent for certain participants (filed as
               Exhibit 10(w) to Brush Wellman's Form 10-K Annual Report for
               the year ended December 31, 1996), incorporated herein by
               reference.
    10(cc)     First Amendment to Master Lease Agreement, dated as of
               September 2, 1997, between Brush Wellman Inc. and National
               City Bank acting for itself and as agent for certain
               participants (filed as Exhibit 10(ee) to Brush Wellman's
               Form 10-K Annual Report for the year ended December 31,
               1998).
    10(dd)     Second Amendment to Master Lease Agreement and Amendment to
               Disbursement Schedules, dated as of January 26, 1999,
               between Brush Wellman Inc. and National City Bank acting for itself and as agent for certain participants (filed as
               Exhibit 10(ff) to Brush Wellman's Form 10-K Annual Report
               for the year ended December 31, 1998), incorporated herein by reference.
    10(ee)     1997 Stock Incentive Plan for Non-Employee Directors (filed as Exhibit B to Brush Wellman's Proxy Statement dated March
               16, 1998, Commission File No. 1-7006), incorporated herein by reference.
    10(ff)     Form of Employment Agreement entered into by the Company and
               John Grampa (Filed as Exhibit 10(ff) to Brush Wellman's Form
               10-K Annual Report for the Year Ended December 31, 1999),
               incorporated herein by reference.
    10(gg)     Brush Wellman Executive Deferred Compensation Plan, dated
               September 14, 1999 (Filed as Exhibit 10(gg) to Brush
               Wellman's Form 10-K Annual Report for the Year Ended
               December 31, 1999), incorporated herein by reference.
    10(hh)     Trust Agreement for Brush Wellman Executive Deferred
               Compensation Plan, dated September 14, 1999 (filed as
               Exhibit 10(hh) to Brush Wellman's Form 10-K Annual Report
               for the year ended December 31, 1999), incorporated herein by reference.
    10(ii)     Third Amendment to Master Lease Agreement and Amendment to
               Disbursement Schedules dated September 30, 1999 between
               Brush Wellman Inc. and National City Bank acting for itself as agent for certain participants (Filed as Exhibit 10(ii)
               to Brush Wellman's Form 10-K Annual Report for the Year
               Ended December 31, 1999), incorporated herein by reference.
    13(a)      Annual report on Form 10-K of Brush Wellman Inc. for the
               fiscal year ended December 31, 1999 (incorporated herein by reference to such report as filed with the Securities and
               Exchange Commission by Brush Wellman Inc., Securities and
               Exchange Commission File No. 1-7006).
   21**        Subsidiaries of the registrant.
    23(a)*     Consent of Ernst & Young LLP, independent public
               accountants.
    23(b)*     Form of opinion and consent of Jones, Day, Reavis & Pogue
               (incorporated by reference to Exhibit 5 hereto).
   24**        Power of Attorney for each director and officer of Brush
               Engineered Materials Inc. signing this registration
               statement.
    27         Financial Data Schedule 1999 (filed as Exhibit 27 to Brush
               Wellman's Form 10-K Annual Report for the year ended
               December 31, 1999), incorporated herein by reference.
    99(a)**    Form of proxy card of Brush Wellman Inc.
    99(b)**    Consents of prospective directors of Brush Engineered
               Materials Inc.


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  * Filed herewith.



 ** Filed previously.